UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2019

Notice of the

ANNUAL MEETING OF SHAREHOLDERS

and **PROXY STATEMENT**

3678
3678

NORFOLK SOUTHERN

NORFOLK SOUTHERN CORPORATION
Three Commercial Place, Norfolk, Virginia 23510

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME
Thursday, May 9, 2019, 8:30 A.M., Eastern Daylight Time

LOCATION
The Westin Peachtree Plaza
210 Peachtree Street, NW
Atlanta, GA 30303

AGENDA
At the Annual Meeting of Norfolk Southern Corporation (“Norfolk Southern” or the “Corporation”), shareholders will vote on the following items:

1.	Election of 11 directors for a one-year term.
2.	Ratification of the appointment of KPMG LLP, independent registered public accounting firm, as our independent auditors for 2019.
3.	Approval of advisory resolution on executive compensation.
4.	If properly presented at the meeting, a shareholder proposal regarding simple majority vote.

Such other business as properly may come before the meeting and any adjournments or postponements.

RECORD DATE
Only shareholders of record as of the close of business on March 1, 2019, will be entitled to notice of and to vote at the Annual Meeting.

VOTING
Each share of common stock is entitled to one vote on each of the items to be voted on at the Annual Meeting.

ADMISSION
Only shareholders or their legal proxies may attend the Annual Meeting. To be admitted, you must bring an admission ticket and a valid, government-issued photo identification. Please refer to page 75 for more information about attending the Annual Meeting.

By order of the Board of Directors,

DENISE W. HUTSON
Corporate Secretary

Dated: March 29, 2019

YOUR VOTE IS VERY IMPORTANT
If you do not expect to attend the Annual Meeting, we urge you to vote by telephone or Internet as described below, or, if you received your materials by mail, by completing, dating, and signing the proxy card/voting instruction form, and returning it in the accompanying envelope. You may revoke your proxy or instructions at any time before your shares are voted by following the procedures described in “Voting and Proxies” beginning on page 73.

PROXY VOTING METHODS
Even if you plan to attend the Annual Meeting in person, please vote right away by using one of the following advance voting methods (see “Voting and Proxies” beginning on page 73 for additional details). Make sure to have the proxy card/voting instruction form or Notice of Internet Availability in hand, and follow the instructions. You can vote in advance in one of three ways:

Visit the website listed on the proxy card/voting instruction form or Notice of Internet Availability to vote
VIA THE INTERNET

Call the telephone number on the proxy card/voting instruction form or Notice of Internet Availability to vote
BY TELEPHONE

Complete, sign, and date, and then return the
proxy card/voting instruction form in the enclosed envelope to vote
BY MAIL

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 9, 2019

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. On or about March 29, 2019, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) to certain of our shareholders of record, and we are sending a paper copy of the proxy materials to employee plan participants and those shareholders of record who have requested a paper copy. Brokers and other nominees who hold shares on behalf of beneficial owners may be sending their own similar notice.

In accordance with SEC rules, you may access our Notice and Proxy Statement, our Annual Report, and our form of proxy at http://www.proxyvote.com, which does not have “cookies” that identify visitors to the site. The Notice of Internet Availability also includes instructions for shareholders to request, at no charge, a printed copy of these materials. In addition, our Notice and Proxy Statement and Annual Report are available on our website at www.norfolksouthern.com.

Notice of 2019 Annual Meeting of Shareholders | 2019 Annual Meeting and Proxy Statement

March 29, 2019

Fellow Shareholder,

On behalf of your Board of Directors, I invite you to join us at our 2019 Annual Meeting of Shareholders on Thursday, May 9, 2019, in Atlanta, Georgia. Details of the meeting’s location and time are provided in the Notice of Meeting. I encourage you to review the proxy materials and vote as soon as possible even if you are planning to join us at the Annual Meeting. You may vote by telephone or over the Internet, or, if you receive these materials by mail, by completing, signing, dating and returning the enclosed proxy card/ voting instruction form. Your vote is important to us.

Strategic Plan and 2018 Performance. Your Board continues to be actively engaged in overseeing Norfolk Southern’s business strategies and performance. We launched a five-year strategic plan in early 2016 aimed at delivering value to shareholders through safety, service, productivity and growth. Through the end of 2018, Norfolk Southern has demonstrated remarkable progress toward these goals.

In 2018, Norfolk Southern achieved an all-time record full-year operating ratio, for the third consecutive year of operating ratio improvement. Our executive team established a goal of a sub-65 percent operating ratio by 2020, and achieved excellent progress toward this goal by reaching a 65.4 percent operating ratio in 2018.

The Board has overseen the investment of capital generated through Norfolk Southern’s strategic plan improvements, including approving our company’s capital expenditure budget and ensuring capital was returned to shareholders in the form of dividends and share repurchases. Balancing our company’s capital deployment remains a key focus of your Board. In 2018, your Board approved returns of more than $3.6 billion to our shareholders through share buybacks and dividends, while ensuring proper investment in the rail network.

We are proud of what Norfolk Southern accomplished over the past three years in implementing its 2016 strategic plan, and we are excited about the prospects for future success. On February 11, 2019, Norfolk Southern held an Investor Day at which it announced its new strategic initiatives. Our Board is engaged in overseeing these strategic goals, which are designed to further strengthen our company and deliver even more value to our shareholders.

Board Experience and Refreshment. As Lead Director of your Board, I have the privilege to work with a highly qualified group of directors who bring their diverse skills, background, experience and expertise in carrying out their oversight role on behalf of our shareholders. This year, we have nominated for election a new director candidate - Thomas C. “Colm” Kelleher - in accordance with our ongoing and long-term succession planning for the Board. We are pleased that our board refreshment process has allowed us to maintain an appropriate balance of new perspectives and ideas with longer-term expertise.

I encourage you to review the qualifications, skills, and experience of all the director nominees as set forth in the Proxy Statement.

New Corporate Headquarters. On December 18, 2018, our company announced its plans to relocate its headquarters from Norfolk, Virginia, to Atlanta, Georgia. Norfolk Southern has had operations in Atlanta for many years, and over 2,000 company employees were working in Atlanta in 2018. While progress on Norfolk Southern’s headquarters move to Atlanta has commenced, the transition is expected to span the next several years as a new headquarters building is constructed. The Board shares our executive team’s belief that bringing our headquarters functions together as a single, integrated team will over time promote greater alignment and collaboration.

Corporate Governance. The Board has maintained its commitment to effective corporate governance practices, including soliciting and taking action on input from you, our shareholders. Our shareholder engagements this past year provided us with valuable feedback on issues of importance to you. The Board has considered these viewpoints in our meetings throughout 2018, and we will continue to do so in the future.

Thank you for the confidence you have placed in us, and for your investment in Norfolk Southern Corporation.

Sincerely,
Steven F. Leer
Lead Director

Notice of 2019 Annual Meeting of Shareholders | 2019 Annual Meeting and Proxy Statement

2019 Proxy Summary | 2019 Annual Meeting and Proxy Statement

2019 PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

VOTING MATTERS

Item	Description	Board Recommendation	Page
1	Election of directors	FOR EACH NOMINEE	7
2	Ratification of appointment of independent registered public accounting firm	FOR	25
3	Approval of advisory resolution on executive compensation	FOR	27
4	Shareholder proposal regarding simple majority vote	AGAINST	66

DIRECTOR NOMINEES

●	10 of 11 director nominees are independent
●	Highly-qualified directors with diversity of skills, background and experience
●	Average director tenure is 7.0 years

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Thomas D. Bell, Jr.	69	2010	Chairman Mesa Capital Partners, LLC	✓	Compensation Executive Finance and Risk Management (Chair)
Daniel A. Carp	71	2006	Former Chairman and CEO Eastman Kodak Company	✓	Compensation (Chair) Executive Governance and Nominating
Mitchell E. Daniels, Jr.	70	2016	President Purdue University	✓	Compensation Governance and Nominating
Marcela E. Donadio	64	2016	Former Partner and Americas Oil & Gas Sector Leader Ernst & Young LLP	✓	Audit Finance and Risk Management
Thomas C. Kelleher	61	2019	President Morgan Stanley	✓	Finance and Risk Management
Steven F. Leer (Lead Director)	66	1999	Former CEO and Chairman Arch Coal, Inc.	✓	Compensation Executive Governance and Nominating (Chair)
Michael D. Lockhart	70	2008	Former Chairman, President and CEO Armstrong World Industries, Inc.	✓	Audit Finance and Risk Management
Amy E. Miles	52	2014	Former Chair and CEO Regal Entertainment Group, Inc.	✓	Audit (Chair) Executive Governance and Nominating
Jennifer F. Scanlon	52	2018	President and CEO USG Corporation	✓	Compensation Finance and Risk Management
James A. Squires	57	2014	Chairman, President and CEO Norfolk Southern Corporation		Executive (Chair)
John R. Thompson	67	2013	Former Senior Vice President and General Manager BestBuy.com LLC	✓	Audit Governance and Nominating

Norfolk Southern Corporation	Page 4	www.norfolksouthern.com

Business Highlights | 2019 Annual Meeting and Proxy Statement

BUSINESS HIGHLIGHTS

This summary provides highlights from our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (“SEC”) on February 8, 2019 (the “2018 Form 10-K”), and from our Fourth-Quarter Earnings Presentation, filed with the SEC on Form 8-K on January 24, 2019, to assist you in reviewing Norfolk Southern’s 2018 performance. The information contained below is only a summary, and you should refer to the more comprehensive discussions contained in our 2018 Form 10-K, as supplemented by our Form 8-Ks filed during 2019, for additional information about these highlights.

RESULTS OF PRIOR STRATEGIC PLAN
Our achievements in 2018 show that our prior strategic plan to reduce costs, drive profitability, and accelerate growth drove increased shareholder value. This plan was built on disciplined cost control and asset utilization, while balancing revenue growth through volume growth and pricing.

Key Focus Areas	Key Financial Targets (as conveyed December 4, 2015)	Progress Through 2018
Optimize revenue – both pricing and volume	Disciplined pricing increases above rail inflation	Continued pricing gains over rail inflation

Improve productivity to deliver efficient and superior service	Operating Ratio < 65% by 2020	Achieved 65.4% Operating Ratio in 2018; Third Consecutive Year of Improvement

Increase asset utilization	Double-digit compound annual EPS growth	Double-digit EPS growth in 2016, 2017, and 2018*

Focus capital investment to support long-term value creation	CapEx ~19% of revenue through 2018 CapEx ~17% of revenue thereafter	Total CapEx since 2015 ~17% of revenues

Reward shareholders with significant return of capital	Dividend payout target of ~33% over the longer term and continuation of dividend growth and significant share repurchases	Achieved dividend payout of >33% for 2016 through 2018; ~$4.6 billion in share repurchases for 2016-2018

With the expectation we would meet our prior strategic plan’s 2020 financial goals ahead of schedule, we began work on a new strategic plan in mid-2018. On February 11, 2019, we unveiled the new three-year plan, announcing productivity and growth initiatives.

Five core principles underpin the transformation of our operations under the new strategic plan: serving the customer, managing assets, controlling costs, working safely, and developing people. We remain steadfast in our commitment to meet customer expectations, support long-term growth, and increase shareholder value.

*	The 2018 comparison for earnings per share to 2017 is to a non-GAAP financial measure. Our 2017 financial results included the effects of remeasurement of net deferred tax liabilities (“2017 tax adjustments”) resulting from the enactment of the Tax Cuts and Jobs Act of 2017, which increased 2017 diluted earnings per share by $12.00 to $18.61. Absent the 2017 tax adjustments to the 2017 results, 2018 diluted earnings per share of $9.51 was an increase of $2.90 or 44 percent. Reconciliation of this non-GAAP financial measure is provided on page 76 of this Proxy Statement under “Reconciliation of Non-GAAP Financial Measures.”

Norfolk Southern Corporation	Page 5	www.norfolksouthern.com

Business Highlights | 2019 Annual Meeting and Proxy Statement

2018 BUSINESS HIGHLIGHTS

Norfolk Southern achieved strong results in 2018, including:

●	earnings per share of $9.51; and
●	record operating ratio of 65.4 percent.

Our 2018 railway operating revenues increased 9 percent compared to 2017, and railway operating expenses increased 7 percent, resulting in a 12 percent increase in income from railway operations as compared to 2017. The 2017 results for railway operating expenses and income from railway operations included the 2017 tax adjustments. Absent these adjustments to the 2017 results, 2018 railway operating expenses* increased 4 percent, resulting in a 17 percent increase in income from railway operations* for 2018 as compared to 2017. We also achieved pricing gains over rail inflation. These strong financial results were achieved through the successful execution of the prior strategic plan.

We posted annual records in key productivity measures in 2018. These productivity achievements included record locomotive productivity and record average train length. And we achieved these records while handling record volume and record gross ton miles.

We remained committed in 2018 to a balanced deployment of capital, investing close to $2 billion in our business in capital expenditures and also returning over $3.6 billion to shareholders through dividends and share repurchases. We repurchased $2.78 billion of Norfolk Southern stock, and we paid $844 million in dividends during the year. We raised the quarterly dividend twice in 2018, for an overall increase of 31%.

*	The railway operating expenses and income from railway operations, absent 2017 tax adjustments, are comparisons to non-GAAP financial measures. Reconciliation of these non-GAAP financial measures is provided on page 76 of this Proxy Statement under “Reconciliation of Non-GAAP Financial Measures.”

Total Shareholder Returns**

**	Assumes that the value of the investment in Norfolk Southern Corporation common stock and each index was $100 on Dec. 31, 2013, and that all dividends were reinvested. Data furnished by Bloomberg Financial Markets.

Norfolk Southern Corporation	Page 6	www.norfolksouthern.com

Corporate Governance and the Board | 2019 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD

ITEM	ELECTION OF DIRECTORS
1

The following individuals have been nominated for election as directors for a one-year term expiring at the 2020 Annual Meeting: Thomas D. Bell, Jr., Daniel A. Carp, Mitchell E. Daniels, Jr., Marcela E. Donadio, Thomas C. Kelleher, Steven F. Leer, Michael D. Lockhart, Amy E. Miles, Jennifer F. Scanlon, James A. Squires, and John R. Thompson.

If any nominee becomes unable to serve, your proxy will be voted for a substitute nominee to be designated by the Board of Directors, or the Board of Directors will reduce the size of the Board.

So that you have information concerning the independence of the process by which our Board of Directors selected the nominees, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or among any of the nominees and any officer, and (2) there is no arrangement or understanding between any nominee or director and any other person pursuant to which the nominee or director was selected. The age listed for each director nominee is as of May 9, 2019. Additional information on the experience and expertise of the director nominees can be found on the following pages.

The Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for election as directors.

NOMINEES

THOMAS D. BELL, JR.
Independent

Mr. Bell, 69, is the Chairman of Mesa Capital Partners, LLC, a real estate investment company. Mr. Bell previously served as Chairman and CEO of Cousins Properties, a publicly-traded real estate investment trust that invests in office buildings throughout the South, from 2002 to 2009. He is also a director of Southern Company Gas (formerly AGL Resources) and was a director of Regal Entertainment Group, Inc. until its acquisition in March 2018.

Areas of Expertise: CEO/Senior Officer; Environmental and Safety; Governance/Board; Governmental and Stakeholder Relations; Human Resources and Compensation; Marketing; Strategic Planning

Director since: 2010
Committees: Compensation Executive Finance and Risk

DANIEL A. CARP
Independent

Mr. Carp, 71, served as Chairman of the Board and Chief Executive Officer of Eastman Kodak Company from 2000 until his retirement in 2005. Mr. Carp is a director of Delta Air Lines, Inc., having been non-executive Chairman of its board from 2007 until May 2016. Mr. Carp is also a director of Texas Instruments Incorporated.

Areas of Expertise: CEO/Senior Officer; Governance/Board; Human Resources and Compensation; Information Technology; Strategic Planning; Transportation

Director since: 2006
Committees: Compensation (Chair) Executive
Governance and Nominating

Norfolk Southern Corporation	Page 7	www.norfolksouthern.com

Corporate Governance and the Board | 2019 Annual Meeting and Proxy Statement

MITCHELL E. DANIELS, JR.
Independent

Mr. Daniels, 70, has been President of Purdue University since 2013 and served as Governor of Indiana from 2005 to 2013. From 1990 to 2000, Mr. Daniels worked for Eli Lilly and Company, holding the executive positions of President of North American Pharmaceutical Operations and Senior Vice President of Corporate Strategy and Policy. Mr. Daniels is also a director of Cerner Corporation.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Governmental and Stakeholder Relations; Strategic Planning

Director since: 2016
Committees: Compensation
Governance and Nominating

MARCELA E. DONADIO
Independent

Ms. Donadio, 64, retired as a partner of Ernst & Young LLP, a multinational professional services firm, in 2014. From 2007 until her retirement, Ms. Donadio was Americas Oil & Gas Sector Leader, with responsibility for one of Ernst & Young’s significant industry groups helping set firm strategy for oil and gas industry clients in the United States and throughout the Americas. Ms. Donadio is also a director of Marathon Oil Corporation and National Oilwell Varco, Inc.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Human Resources and Compensation; Strategic Planning

Director since: 2016
Committees: Audit
Finance and Risk Management

THOMAS C. KELLEHER
Independent

Mr. Kelleher, 61, has been President of Morgan Stanley, a leading global financial services firm, since 2016. He also serves as Chairman and Chief Executive Officer of Morgan Stanley Bank, N.A. Previously, he was President of Morgan Stanley Institutional Securities from 2010 to 2016, CEO of Morgan Stanley International from 2011 to 2016, Chief Financial Officer and co-head of Corporate Strategy from 2007 to early 2010, and served as Morgan Stanley’s Head of Global Capital Markets from 2006 to 2007.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Governmental and Stakeholder Relations; Human Resources and Compensation; Strategic Planning

Director since: 2019 Committee:
Finance and Risk Management

STEVEN F. LEER
Independent

Mr. Leer, 66, served as the Chief Executive Officer of Arch Coal, Inc., a company engaged in coal mining and related businesses, from 1992 through 2012. He was Chairman of its board from 2006 through 2012 and its Executive Chairman from 2012 through 2014. He then served as Senior Advisor to the President and CEO of Arch Coal from 2014 through May 2015. Mr. Leer is also a director of Cenovus Energy Inc. and the non-executive Chairman of USG Corporation.

Areas of Expertise: CEO/Senior Officer; Environmental and Safety; Governance/Board; Governmental and Stakeholder Relations; Human Resources and Compensation; Marketing; Strategic Planning; Transportation

Director since: 1999
Committees: Compensation Executive
Governance and Nominating (Chair)

Norfolk Southern Corporation	Page 8	www.norfolksouthern.com

Corporate Governance and the Board | 2019 Annual Meeting and Proxy Statement

MICHAEL D. LOCKHART
Independent

Mr. Lockhart, 70, served as Chairman of the Board, President and Chief Executive Officer of Armstrong World Industries, Inc., and its predecessor, Armstrong Holdings, Inc., a leading global producer of flooring products and ceiling systems, from 2000 until his retirement in February 2010. Mr. Lockhart previously served as Chairman and Chief Executive Officer of General Signal Corporation, a diversified manufacturer, from September 1995 until it was acquired in 1998.

Areas of Expertise: CEO/Senior Officer; Environmental and Safety; Finance and Accounting; Governance/Board; Marketing; Strategic Planning; Transportation

Director since: 2008
Committees: Audit
Finance and Risk Management

AMY E. MILES
Independent

Ms. Miles, 52, served as Chief Executive Officer of Regal Entertainment Group, Inc., a leading motion picture exhibitor, from 2009 until its acquisition in March 2018. During that time, she served as a director of Regal and was named Chair of its board in 2015. Ms. Miles previously served as Regal Entertainment’s Executive Vice President, Chief Financial Officer and Treasurer from 2002 to 2009.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Information Technology; Marketing; Strategic Planning

Director since: 2014
Committees: Audit (Chair) Executive
Governance and Nominating

JENNIFER F. SCANLON
Independent

Ms. Scanlon, 52, has been President and Chief Executive Officer of USG Corporation, an industry-leading manufacturer of building products and innovative solutions, since November 2016, and expects to serve until, and subject to, completion of USG Corporation’s merger with Gebr. Knauf KG and World Cup Acquisition Corporation. Previously, she was President of the company’s international business, President of its L&W Supply Corporation, and Chief Information Officer and Chairman of the Board for USG Boral Building Products. Ms. Scanlon is also serving as a director of USG until the merger.

Areas of Expertise: CEO/Senior Officer; Environmental and Safety; Governance/Board; Information Technology; Marketing; Strategic Planning; Transportation

Director since: 2018
Committees: Compensation
Finance and Risk Management

Norfolk Southern Corporation	Page 9	www.norfolksouthern.com

Corporate Governance and the Board | 2019 Annual Meeting and Proxy Statement

JAMES A. SQUIRES

Mr. Squires, 57, has been President of Norfolk Southern since 2013 and Chief Executive Officer since June 2015. Mr. Squires was named Chairman of the Board of Norfolk Southern in October 2015. Mr. Squires previously served as Norfolk Southern’s Executive Vice President-Administration, Executive Vice President-Finance and Chief Financial Officer, Senior Vice President Finance, Senior Vice President Law, and Vice President Law.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Governmental and Stakeholder Relations; Human Resources and Compensation; Marketing; Strategic Planning; Transportation

Director since: 2014
Committees: Executive (Chair)

JOHN R. THOMPSON
Independent

Mr. Thompson, 67, served as a government relations consultant for Best Buy Co., Inc., a multinational consumer electronics corporation, from October 2012 to April 2016, and as Senior Vice President and General Manager of BestBuy.com LLC, a subsidiary of Best Buy Co., Inc., from 2002 through 2012. Mr. Thompson was formerly a director of Belk, Inc. and Wendy’s International, Inc.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Governmental and Stakeholder Relations; Information Technology; Marketing; Strategic Planning

Director since: 2013
Committees: Audit
Governance and Nominating

QUALIFICATIONS OF DIRECTORS AND NOMINEES
Our directors have diverse backgrounds and provide critical experience and expertise to Norfolk Southern. The Governance and Nominating Committee carefully considers the experience and qualifications of each director standing for re-election and potential nominees for election, to ensure that the Board can effectively carry out its oversight role on behalf of our shareholders.

The Governance and Nominating Committee has identified ten areas of expertise that are of particular importance to Norfolk Southern given the nature of our business and our expectations for the future of our company. The categories identified by the Governance and Nominating Committee are as follows:

CEO/Senior Officer	Experience working as a CEO or senior executive of a major public, private or non-profit entity.
Environmental and Safety	A thorough understanding of safety and environmental issues and transportation industry regulations.
Finance and Accounting	Senior executive level experience in financial accounting and reporting, auditing, corporate finance, and/or internal controls.
Governance/Board	Prior or current experience as a board member of a major public, private, or non-profit entity.
Governmental and Stakeholder Relations	Experience in or a strong understanding of the workings of government and public policy on a local, state, and national level and stakeholder strategy and engagement.
Human Resources and Compensation	Senior executive level experience or membership on a board compensation committee with an extensive understanding of compensation programs, particularly compensation programs for executive level employees and incentive-based compensation programs.
Information Technology	Senior executive level or board experience with information technology issues for a major public, private, or non-profit entity.
Marketing	Senior executive level experience in marketing combined with a strong working knowledge of Norfolk Southern’s markets, customers, and strategy.
Strategic Planning	Senior executive level experience in strategic planning for a major public, private, or non-profit entity.
Transportation	Extensive knowledge and experience in the transportation industry, either as a senior executive of a transportation or logistics company or as a senior executive of a customer of a transportation company.

Norfolk Southern Corporation	Page 10	www.norfolksouthern.com

Corporate Governance and the Board | 2019 Annual Meeting and Proxy Statement

The table and chart below summarize the areas of expertise that our Governance and Nominating Committee has identified as being represented on our Board, both from an individual and collective standpoint. In addition to these areas of expertise, the Governance and Nominating Committee also considers ethical integrity, board dynamics, reputation of potential nominees, recommendations of director search firms, and diversity of the Board.

Norfolk Southern defines diversity as the collective mixture of similarities and differences that impact our workforce, workplace, and marketplace. Our Governance and Nominating Committee views diversity broadly, seeking to nominate individuals from varied backgrounds, perspectives, and experiences. The Governance and Nominating Committee does not have a specific written policy on the diversity of the Board of Directors at this time. However, more information on Norfolk Southern’s diversity principles and philosophy can be found on our website on the “Work at NS” page under “Learn more about NS.”

	Bell	Carp	Daniels	Donadio	Kelleher	Leer	Lockhart	Miles	Scanlon	Squires	Thompson
CEO/Senior Officer	●	●	●	●	●	●	●	●	●	●	●
Environmental and Safety	●					●	●		●
Finance and Accounting			●	●	●		●	●		●	●
Governance/Board	●	●	●	●	●	●	●	●	●	●	●
Governmental and Stakeholder Relations	●		●		●	●				●	●
Human Resources and Compensation	●	●		●	●	●				●
Information Technology		●						●	●		●
Marketing	●					●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●	●
Transportation		●				●	●		●	●

More information on director qualifications and nomination is contained in Norfolk Southern’s Corporate Governance Guidelines, posted on the “Invest in NS” page under “Governance Documents” on our website.

Norfolk Southern Corporation	Page 11	www.norfolksouthern.com

Corporate Governance and the Board | 2019 Annual Meeting and Proxy Statement

DIRECTOR INDEPENDENCE
The Board of Directors has considered whether the members of our Board of Directors are independent. A director is considered “independent” if the Board determines that the director has no material relationship with Norfolk Southern (directly or as a partner, shareholder, or officer of an organization that has a relationship with Norfolk Southern). The Board makes these determinations after full deliberation, considering all relevant facts and circumstances. To aid in its evaluation of director independence, the Board has adopted categorical independence standards. Under the standards, an individual director is “independent,” unless the Board determines otherwise, if none of the following relationships exist between Norfolk Southern and the director:

●	the director is, or has been within the last three years, an employee, or an immediate family member of the director is, or has been within the last three years, an Executive Officer, of Norfolk Southern or any of our consolidated subsidiaries;
●	the director or an immediate family member of the director has received during any twelve-month period within the last three years more than $120,000 in direct compensation from Norfolk Southern or any of our consolidated subsidiaries, other than director and committee fees and deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service);
●	(a) the director is a current partner or employee of a present or former internal or external auditor of Norfolk Southern or any of our consolidated subsidiaries, (b) the director has an immediate family member who is a current partner of such a firm, (c) the director has an immediate family member who is a current employee of such a firm and personally works on Norfolk Southern’s audit, or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Norfolk Southern’s audit within that time;
●	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where one of our Executive Officers serves as a director and sits on that company’s compensation committee;
●	the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, Norfolk Southern or any of our consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; and
●	the director is an executive officer or compensated employee, or an immediate family member of the director is an executive officer, of a charitable organization that receives donations from Norfolk Southern, any of our consolidated subsidiaries, or the Norfolk Southern Foundation in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such charitable organization’s donations.

For purposes of these categorical standards, “immediate family member” has the definition used in the New York Stock Exchange’s Listing Standards. These categorical independence standards are available on our website at www.norfolksouthern.com on the “Invest in NS” page under “Governance Documents.”

The Board has determined that all the director nominees other than Mr. Squires satisfy the above categorical standards and qualify as independent directors of Norfolk Southern. Mr. Squires serves as our Chairman, President and Chief Executive Officer and, therefore, is not an independent director. In addition, the Board determined that Mr. Erskine Bowles, who served as a director in 2018 but did not stand for re-election at our 2018 Annual Meeting, and Messrs. Wesley Bush and Martin Nesbitt, who also served as directors during 2018 but are not director nominees at our 2019 Annual Meeting, were “independent” directors. In making these independence determinations, our Board of Directors considered the following transactions:

●	The Norfolk Southern Foundation made charitable grants to Purdue University during the past three years, pursuant to Norfolk Southern’s College Partnership program. From time to time, the Norfolk Southern Foundation makes charitable contributions to Purdue University pursuant to the Foundation’s employee-directed matching gift program. Mr. Daniels has been President of Purdue University since January 2013.
●	Mr. Kelleher currently serves as President of Morgan Stanley. Morgan Stanley provided banking/financial advisory services to Norfolk Southern in the past and is a participating lender in Norfolk Southern’s credit facility. These transactions were in ordinary course, on substantially the same terms as those prevailing at the time for comparable services provided by other investment banks and participating lenders in the credit facility, and the dollar amounts involved were not material to either Norfolk Southern or Morgan Stanley.
●	Norfolk Southern provided transportation services to and received lease payments from USG Corporation during the past three years. Ms. Scanlon has served as President and Chief Executive Officer of USG Corporation since November 2016.

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These transactions did not exceed our categorical independence standards and were not sufficiently material as to require disclosure as a Related Persons Transaction under Item 404(a) of Regulation S-K. In addition, the Board considered these relationships in its nomination of Ms. Scanlon and Messrs. Daniels and Kelleher and determined that their independence as directors of Norfolk Southern is not impaired.

GOVERNANCE FRAMEWORK AND PRACTICES
The Board of Directors has adopted Corporate Governance Guidelines that, among other matters, describe procedures for shareholders and other interested parties to communicate with the non-employee members of the Board (the “outside” directors). Communications will be forwarded to the Lead Independent Director after review by the Corporate Secretary, as appropriate. Communications that are unrelated to the duties and responsibilities of the Board may not be forwarded. These include matters involving individual grievances or that are otherwise not of general concern to all shareholders, and items that are business solicitations or advertisements, resumes or other job-related inquiries, spam, and hostile, threatening, or similarly unsuitable communications, each of which will be handled by management, as appropriate. However, all shareholder and interested parties’ communications are made available to the Board of Directors upon the Board’s request. The Corporate Governance Guidelines are available on our website at www.norfolksouthern.com on the “Invest in NS” page under “Governance Documents.”

BOARD LEADERSHIP STRUCTURE
Mr. Squires has served as Chief Executive Officer since June 1, 2015, and as Chairman since October 1, 2015. While the Board believes that combining the CEO and Chairman positions provides a leadership structure that is in the best interests of Norfolk Southern and our shareholders, the Board of Directors recognizes the importance of strong independent board leadership and has provided for such leadership by designating a Lead Independent Director, as discussed in detail below under “Lead Independent Director.”

Combining the CEO and Chairman positions provides for consistency of leadership of the Board and management and maintains clear lines of authority. Given that Mr. Squires’ knowledge of the Corporation is more extensive than that of any other director, he is particularly well equipped to lead the Board and set the Board’s agenda in collaboration with our Lead Independent Director. Further, Mr. Squires’ experience gives him a depth of knowledge about the broader industry that the Board believes is a highly valuable feature for the Chairman.

LEAD INDEPENDENT DIRECTOR
In order to provide strong independent Board leadership, the Board’s leadership structure is enhanced by the role of our Lead Independent Director, who:

●	is selected from the independent directors of the Board by the independent directors;
●	presides at all meetings of the Board at which the Chairman is not present, including all meetings of the outside directors;
●	calls additional meetings of the outside directors as necessary;
●	serves as a liaison between the Chairman and CEO and the independent directors, conferring with the Chairman and CEO on a number of topics, including the effectiveness of Board meetings;
●

develops and approves, together with the Chairman and CEO, Board and committee meeting agendas, meeting schedules, and other materials to be distributed to the Board in order to ensure sufficient time for informed discussions of complex issues;

●

monitors the flow of information from the committee chairs to the directors, reviews shareholder communications, meets with significant shareholders as appropriate, and interviews potential director candidates; and

●	presides over our annual board self-evaluation process.

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Mr. Leer was selected by the independent directors to be our Lead Independent Director in 2013. Mr. Leer is an experienced director with extensive knowledge of Norfolk Southern’s business, drawing from his perspectives both as a board member and as a former customer. While Mr. Leer has extensive experience as a public company CEO and chairman, because he is not currently a standing executive he is able to devote extensive time and focus to his role as Lead Independent Director. Mr. Leer has served as a director of Norfolk Southern through two leadership transitions and has been instrumental in providing continuity in the leadership of the Board, and in facilitating communication amongst board members.

More information on the position of Lead Independent Director is contained in Norfolk Southern’s Corporate Governance Guidelines, posted on the “Invest in NS” page under “Governance Documents” on our website.

BOARD SELF-EVALUATION PROCESS
Our Lead Independent Director presides over our annual board self-evaluation process. For the 2018 evaluation, the Board retained a third-party firm to facilitate the evaluation, with evaluation results sent directly to the directors without input or interpretation by management. The evaluation included an assessment of the effectiveness of the Board and its committees, director performance, board dynamics, director succession planning, the effectiveness of our Lead Independent Director and committee chairs, and the level of independence between the Lead Independent Director and our Chairman and CEO. The individual assessments were organized and summarized by the third-party firm for discussion by our Lead Independent Director with the Board. In addition, our Lead Independent Director supplemented the evaluation process with one-on-one reviews with individual directors following the evaluation as he deemed appropriate. The Board believes utilizing a third-party firm and reviewing and updating the questionnaire each year as appropriate ensures the evaluation process remains robust and that the process is free from any conflicts of interest and is truly an independent review.

BOARD REFRESHMENT AND SUCCESSION PLANNING POLICY
Our Governance and Nominating Committee adopted a policy under our Corporate Governance Guidelines requiring that it discuss succession planning for directors, including the committee chair and lead director positions, at least annually. The Committee considers any upcoming retirements under its retirement policy for directors, desired skills and expertise for the Board, and tenure of current directors. In evaluating tenure, the Committee reviews average tenure and distribution of individual tenures for the Board (that is, the number of directors having less than five years of service, five to ten years of service and over ten years of service), with the goal of maintaining an appropriate balance of new perspectives and longer-term expertise.

RETIREMENT POLICY
Under our Corporate Governance Guidelines, a director must retire effective as of the date of the annual meeting that falls on or next follows the date of that director’s 75th birthday.

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DIRECTOR EDUCATION
Directors will receive continuing education from time to time through presentations about the Corporation and new legal and regulatory developments relating to directors. Directors are encouraged to participate in outside director education seminars at the Corporation’s expense. In addition, Directors periodically participate in site visits to our railroad facilities.

DIRECTOR ELECTIONS MAJORITY VOTING POLICY AND RESIGNATION REQUIREMENT
Norfolk Southern’s Bylaws require that in an uncontested election of directors, a director will be elected by a majority of votes cast. Any incumbent director who is not re-elected will promptly tender his or her resignation to the Board of Directors for consideration by our Governance and Nominating Committee. The Governance and Nominating Committee will promptly consider the resignation and recommend to the Board of Directors whether to accept or reject the tendered resignation. The Board of Directors will act on the Committee’s recommendation within 90 days following certification of the election results. Any director who tenders his or her resignation pursuant to this provision will not participate in the Governance and Nominating Committee’s recommendation or Board of Directors’ consideration regarding whether or not to accept the tendered resignation. If the resignation is accepted, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or reduce the size of the Board. We will publicly disclose the Board of Directors’ decision within four business days, including a full explanation of the process by which the decision was reached and, if applicable, the reasons why the Board rejected the director’s resignation.

PROXY ACCESS
Our Board of Directors adopted a proxy access bylaw amendment in 2016 that permits a group of shareholders holding 3% of our outstanding shares for at least 3 years, and who otherwise comply with the Corporation’s Bylaws, to nominate up to 20% of the Board of Directors (with a minimum of 2 nominees), with up to 20 shareholders permitted to aggregate their holdings to reach the 3% threshold. Our Bylaws are posted on our website on the “Invest in NS” page under “Governance Documents.”

SPECIAL MEETINGS
A special meeting will be called by the Corporate Secretary of the Corporation upon written request by one or more shareholders who in the aggregate represent at least 20% of the Corporation’s voting shares and who otherwise comply with the Corporation’s Bylaws, which are posted on our website on the “Invest in NS” page under “Governance Documents.”

SHAREHOLDER ENGAGEMENT
Norfolk Southern regularly engages with its shareholders on our strategic plan, governance, executive compensation, sustainability, and other matters of interest to shareholders. During 2018, we continued our shareholder outreach program and met with many of our largest institutional investors. Our outreach program included one-on-one meetings with members of our governance team, as well as our Corporate Secretary, Director Investor Relations, and Director Corporate Social Responsibility. Feedback we received from shareholders was presented to our Board of Directors and to our Governance and Nominating Committee or Compensation Committee, as appropriate, for that committee’s consideration. Our Governance and Nominating Committee, headed by our Lead Independent Director, discussed both the process for conducting this outreach program and the results of these shareholder meetings with our Board of Directors. In response to these engagements, our Governance and Nominating Committee recommended to our Board that its charter be amended to include oversight of our sustainability initiatives and reviewed the Investor Stewardship and Governance Principles and determined that Norfolk Southern adhered to these principles.

CORPORATE SUSTAINABILITY AND RESPONSIBILITY
Moving freight by rail is more fuel- and carbon-efficient than moving freight by truck: on average four times more efficient. In addition, Norfolk Southern strives to continuously reduce our fuel consumption and lower our carbon emissions. In support of these goals, we continue to implement technology-driven initiatives that benefit both the environment and our bottom line.

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Our Board of Directors has appointed a corporate sustainability officer, who leads the Corporation’s efforts to embed sustainable practices into corporate strategy. In November 2018, our Board amended the Governance and Nominating Committee’s charter to include oversight of sustainability initiatives. We have entwined sustainability into daily operations in ways that advance our business goals and honor our environmental and social commitments as a responsible corporate citizen. We strive to satisfy these commitments while driving business forward, to ensure success for all stakeholders: investors, customers, employees, communities, and industry partners.

Our sustainability report is published annually and informed by the Global Reporting Initiative’s G4 Core Level guidelines. This year, for the first time, the report incorporates the annual contributions report of the Norfolk Southern Foundation, the Corporation’s charitable giving arm and has accordingly been renamed the Corporate Social Responsibility Report. The report is available on our website on the “Get to Know NS” page under “Environment.” (Please note that information contained on our website is not incorporated by reference in this Proxy Statement or considered to be part of this document.)

Highlights from our 2017-2018 sustainability cycle include:

Integrating Sustainable Business Practices into Daily Operations	Safety is a Core Value and Pillar of our Strategy
●Achieved record locomotive fuel efficiency, conserving 23 million gallons of diesel fuel and avoiding more than 233,750 metric tons of greenhouse gas emissions
●Reduced absolute emissions of greenhouse gases for the third consecutive year and reduced emissions intensity for the second consecutive year
●Reduced electricity use as measured in kilowatt hours by 4 percent and reduced overall energy costs by nearly 3 percent, reflecting energy-efficiency initiatives undertaken in recent years

●“I am Coming Home” and “Tell Me” campaigns make safety personal and support our behavior-based safety program
●Trained more than 8,100 emergency responders on how to prepare for and safely respond to potential transportation incidents involving hazardous materials
●Received the American Chemical Council’s Responsible Care® Partner of the Year Award for exemplary performance and safety record in the transport of chemical products during 2017

Generating Economic Benefits for Businesses and Communities	Increasing the Diversity of Our Workforce and Improving our Communities
●Financed an employee payroll of more than $2.1 billion and disbursed a combined $5.4 billion in taxes, purchases, and other payments through 22 states and the District of Columbia
●Realized new business from 75 industries NS assisted in locating or expanding along its lines - representing a customer investment of over $1.1 billion
●Invested $1.72 billion, or 16 cents of every $1 in operating revenue, in capital projects, generating economic benefits across the NS supply chain

●82.4% of employees represented by 13 trade unions
●Stepping up recruitment of women for operations jobs to increase talent pool and the diversity of experience in the workplace
●Thoroughbred Volunteers contributed more than 1,200 hours of service to our communities
●Held NS’ first “Inspire! Summit,” a two-day employee workshop to promote diversity and inclusion

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SUSTAINABILITY AND CLIMATE CHANGE RISK MANAGEMENT
Norfolk Southern, through its Enterprise Risk Management Program and disclosure procedures, reviews and monitors sustainability and climate change risks relating to volatility in energy prices, business interruptions from severe weather, and legislative and regulatory efforts to limit greenhouse gas emissions. Our Board receives updates on these risks, and our management works with employees to identify, assess, and mitigate these risks and any potential emerging risks associated with sustainability and climate change. For more information on these risks, please see our annual and quarterly reports filed with the SEC.

RISK OVERSIGHT
Norfolk Southern considers and manages opportunities, threats, and uncertainties that may impact the Corporation’s business objectives by employing a robust Enterprise Risk Management (“ERM”) program. The ERM program supports the Corporation’s achievement of business objectives by enabling a collaborative risk management environment to proactively identify, assess, monitor, and mitigate business risk.

While the Board of Directors is ultimately responsible for oversight of the ERM program, the Finance and Risk Management Committee has been delegated oversight of the ERM program. The Finance and Risk Management Committee:

●	recommends ERM program procedures and processes to the Board;
●	oversees the ERM program and requests reports from management on its monitoring and mitigation of risks;
●	discusses with management the relationship between Norfolk Southern’s risk appetite and business strategies; and
●	collaborates with the Audit Committee to assist it in its review of major financial risk exposures and its oversight of the guidelines and policies used to govern the ERM program.

Other Board committees also play a role in risk oversight:

●

The Audit Committee is responsible for oversight of ERM program guidelines and policies, and considers Norfolk Southern’s major financial risk exposures, as well as risks associated with financial reporting and fraud.

●	The Compensation Committee considers major compensation-related risks when reviewing our compensation strategy, plans, and programs.

Management implements the ERM program through its Enterprise Risk Council. The Council comprises executive leadership and the chief risk officer, who coordinate with business leaders across Norfolk Southern to assess and mitigate enterprise risks. Management provides regular presentations and updates on risk management efforts to the Finance and Risk Management Committee. In addition, the Board or the Finance and Risk Management Committee may conduct additional risk assessments at any time, and the Board - and each of its committees - is empowered to engage outside advisors to assist in performing its risk oversight duties.

RELATED PERSONS TRANSACTIONS
During 2018, Norfolk Southern did not have any related persons transactions.

We may occasionally participate in transactions with certain “related persons.” Related persons include our Executive Officers, directors, beneficial owners of 5% or more of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related persons transactions.” We have adopted a written policy to prohibit related persons transactions unless they are determined to be in Norfolk Southern’s best interests. Under this policy, the Audit Committee of our Board is responsible for the review and approval of each related persons transaction exceeding $120,000. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related persons transaction, the Chair of the Audit Committee has been delegated authority to act between Audit Committee meetings. The Audit Committee, or its Chair, considers all relevant factors when determining whether

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to approve a related persons transaction, including whether the proposed transaction is on terms and made under circumstances that are at least as favorable to Norfolk Southern as would be available in comparable transactions with or involving unaffiliated third parties. Among other relevant factors, they consider:

●	the size of the transaction and the amount of consideration payable to the related person(s);
●	the nature of the interest of the applicable director, director nominee, Executive Officer, or 5% shareholder, in the transaction; and
●	whether we have developed an appropriate plan to monitor or otherwise manage the potential conflict of interest.

The Chair must report any action taken pursuant to this delegated authority to the Audit Committee at its next meeting. In addition, at the Audit Committee’s first meeting of each fiscal year, it reviews all previously approved related persons transactions that remain ongoing and have a remaining term or remaining amounts payable to or receivable from us of more than $120,000. Based on all relevant facts and circumstances, taking into consideration our contractual obligations, the Audit Committee determines whether it is in our and our shareholders’ best interest to continue, modify, or terminate the related persons transaction.

THE THOROUGHBRED CODE OF ETHICS
The Board has approved and adopted The Thoroughbred Code of Ethics, which applies to all directors, officers, and employees of Norfolk Southern, and a Code of Ethical Conduct for Senior Financial Officers that applies to specified financial officers. These documents and our Corporate Governance Guidelines are available on our website at www.norfolksouthern.com on the “Invest in NS” page under “Governance Documents.” Any shareholder may request printed copies of our Corporate Governance Guidelines, The Thoroughbred Code of Ethics, or Code of Ethical Conduct for Senior Financial Officers by contacting: Denise W. Hutson, Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510 (telephone 757-823-5567).

BOARD COMPOSITION AND ATTENDANCE
On January 22, 2019, the Board of Directors elected Mr. Kelleher to the Board. Mr. Kelleher was recommended by a third-party search firm. The Board met six times in 2018. Each director attended not less than 75% of the aggregate number of meetings of the Board and meetings of all committees on which such director served.

The Corporate Governance Guidelines also describe the Board’s policy with respect to director attendance at the Annual Meeting of Shareholders, which provides that, to the extent possible, each director is expected to attend the Annual Meeting. We work hard to coordinate schedules so that all our directors can attend, but occasionally events arise that we are unable to schedule around. All but one director attended our 2018 Annual Meeting of Shareholders, and this was due to an unavoidable conflict.

COMMITTEES OF THE BOARD
Our Board committees and their responsibilities are described below. Each committee operates under a charter approved by the Board of Directors that requires the committee to evaluate its performance at least annually. The committee’s evaluation includes effectiveness, size and composition, the quality of information and presentations given to the committee by management, the suitability of the committee’s duties and other issues that the committee deems appropriate. Copies of the committee charters are available on our website on the “Invest in NS” page under “Governance Documents.” Any shareholder may request a printed copy of one or more of the committee charters by contacting: Denise W. Hutson, Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510 (telephone 757-823-5567).

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EXECUTIVE COMMITTEE

Current members:	James A. Squires (Chair)
Thomas D. Bell, Jr.
Daniel A. Carp
Steven F. Leer
Amy E. Miles

Meetings in 2018: Two
When the Board is not in session, and except as otherwise provided by law, the Executive Committee has and may exercise all the authority of the Board, including the authority to declare a quarterly dividend on our common stock at the rate of the quarterly dividend most recently declared by the Board. All actions taken by the Executive Committee are reported to the Board at its next meeting and are subject to revision or alteration by the Board.

AUDIT COMMITTEE

Current members:	Amy E. Miles (Chair)
Marcela E. Donadio
Michael D. Lockhart
Martin H. Nesbitt
John R. Thompson

Meetings in 2018: Nine
All members of the Audit Committee are independent (see information under “Director Independence” on page 12), satisfy all additional requirements for service on an Audit Committee, as defined by the applicable New York Stock Exchange Listing Standards and SEC rules, and qualify as “audit committee financial experts,” as that term is defined by SEC rules. No member of the Committee serves on more than three public company audit committees.

During 2018 the Audit Committee:

●assisted board oversight of the accuracy and integrity of our financial statements, financial reporting process, and internal control systems;
●engaged an independent registered public accounting firm (subject to shareholder ratification) based on an assessment of their qualifications and independence, and pre-approved all services associated with their engagement;
●evaluated the efforts and effectiveness of our independent registered public accounting firm and Audit and Compliance Department, including their independence and professionalism;
●facilitated communication among the Board, the independent registered public accounting firm, our financial and senior management, and our Audit and Compliance Department;
●assisted board oversight of our compliance with applicable legal and regulatory requirements;
●reviewed procedures established for the receipt, retention, and treatment of complaints received, including confidential, anonymous submissions by employees, or others, of concerns regarding questionable accounting or auditing matters, and significant cases of alleged employee conflict of interest, ethical violations, misconduct, or fraud, the volume and nature of calls to the “Ethics and Compliance Hotline” and other matters similar in nature;
●discussed the Corporation’s guidelines and policies with respect to risk assessment and risk management, including the Corporation’s major financial risk exposures, and the steps management has taken to monitor and control such exposures; and
●prepared the “Audit Committee Report” that SEC rules require be included in our annual proxy statement.

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FINANCE AND RISK MANAGEMENT COMMITTEE

Current members:	Thomas D. Bell, Jr. (Chair)
Marcela E. Donadio
Thomas C. Kelleher
Michael D. Lockhart
Martin H. Nesbitt
Jennifer F. Scanlon

Meetings in 2018: Five
All members of the Finance and Risk Management Committee are independent (see information under “Director Independence” on page 12).

During 2018 the Finance and Risk Management Committee:

●oversaw implementation of policies concerning our capital structure, including evaluating the appropriate structure of our long-term debt, mix of long-term debt and equity, and strategies to manage our interest burden, and recommended to the Board the declaration of dividends, share repurchases, and the issuance of debt securities;
●reviewed and evaluated tax and treasury matters and financial returns of our transactions, including management of cash flows, tax planning activities, and evaluating financial returns of proposed mergers, acquisitions, and divestitures; and
●provided oversight of our Enterprise Risk Management program, including recommending Enterprise Risk Management procedures and processes to the Board, requesting reports from management on its monitoring and mitigation of risks, and discussing with management the relationship between Norfolk Southern’s risk appetite and business strategies.

GOVERNANCE AND NOMINATING COMMITTEE

Current members:	Steven F. Leer (Chair)
Daniel A. Carp
Mitchell E. Daniels, Jr.
Amy E. Miles
John R. Thompson

Meetings in 2018: Six
All members of the Governance and Nominating Committee are independent (see information under “Director Independence” on page 12).

During 2018 the Governance and Nominating Committee:

●recommended to the Board qualified individuals to be nominated as members of the Board;
●recommended to the Board qualified individuals to be elected as our officers;
●evaluated and considered whether to recommend the adoption of any amendments to our Corporate Governance Guidelines;
●monitored legislative developments relevant to us and oversaw efforts to affect legislation and other public policy;
●provided oversight of our political contributions and charitable giving;
●oversaw our relations with shareholders;
●monitored corporate governance trends and practices and made recommendations to the Board of Directors concerning corporate governance issues;
●recommended to the Board that its charter be amended to include oversight of our sustainability initiatives; and
●reviewed the Investor Stewardship and Governance Principles and determined that Norfolk Southern adhered to these principles.

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COMPENSATION COMMITTEE

Current members:	Daniel A. Carp (Chair)
Thomas D. Bell, Jr.
Mitchell E. Daniels, Jr.
Steven F. Leer
Jennifer F. Scanlon

Meetings in 2018: Four
All members of the Compensation Committee are independent (see information under “Director Independence” on page 12) and satisfy all additional requirements for service on a Compensation Committee, as defined by the applicable New York Stock Exchange Listing Standards and the SEC rules.

During 2018 the Compensation Committee:

●considered and made recommendations to the Board concerning the compensation levels, plans, and programs for the directors, chief executive officer, and executive officers;
●reviewed and approved corporate goals and objectives relevant to the chief executive officer’s compensation and considered and recommended to the independent members of the Board the compensation of the chief executive officer based on an evaluation of his performance relative to those corporate goals and objectives;
●considered the results of the shareholder advisory vote on executive compensation in connection with its review of Norfolk Southern’s executive compensation strategy, plans, and programs;
●provided oversight of each management annual incentive plan, deferred compensation plan, long-term incentive plan, and other executive compensation plan that the Board has adopted and granted, and recommended or approved awards under the plans;
●made compensation decisions for which it was desirable to achieve the protections afforded by Section 162(m) of the Internal Revenue Code, Rule 16b-3, or by other laws or regulations relevant in this area and in which only disinterested directors may participate; and
●oversaw disclosures included in the Compensation Discussion and Analysis (“CD&A”) and produced a Compensation Committee Report indicating that it has reviewed and discussed the CD&A with management and approved its inclusion in the annual proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2018, each of Daniel A. Carp, Chair, Thomas D. Bell, Jr., Erskine B. Bowles (retired effective May 10, 2018), Wesley G. Bush (resigned effective February 5, 2019), Mitchell E. Daniels, Jr., Steven F. Leer, and Jennifer F. Scanlon (joined January 22, 2018) served on our Compensation Committee. None of these members have ever been employed by Norfolk Southern, and no members had any relationship with us during 2018 requiring disclosure as a transaction with a related person, promoter, or control person under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K.

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COMPENSATION OF DIRECTORS

2018 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE[1]
			Change in
			Pension
	Fees		Value and
	Earned		Nonqualified
	or		Deferred
	Paid in	Stock	Compensation	All Other
	Cash[3]	Awards[4]	Earnings[5]	Compensation[6]	Total
Name	($)	($)	($)	($)	($)
Thomas D. Bell, Jr.	110,000	149,580	0	22,090	281,670
Erskine B. Bowles[2]	45,000	149,580	0	22,322	216,902
Wesley G. Bush[2]	90,000	149,580	0	2,090	241,670
Daniel A. Carp	110,000	149,580	0	17,090	276,670
Mitchell E. Daniels, Jr.	90,000	149,580	0	12,090	251,670
Marcela E. Donadio	90,000	149,580	0	5,840	245,420
Steven F. Leer	140,000	149,580	13,393	7,240	310,213
Michael D. Lockhart	90,000	149,580	0	27,090	266,670
Amy E. Miles	110,000	149,580	0	19,390	278,970
Martin H. Nesbitt	90,000	149,580	0	2,090	241,670
Jennifer F. Scanlon	90,000	149,580	0	7,090	246,670
John R. Thompson	90,000	149,580	0	2,090	241,670
1	Mr. Squires received no compensation for Board or committee service in 2018, and Mr. Squires will not receive compensation for Board or committee service in 2019. Therefore, neither this table nor the narrative that follows contains compensation information for Mr. Squires. For compensation information for Mr. Squires, see the Summary Compensation Table on page 47. Mr. Kelleher was not a director in 2018, and he is therefore not included in this table because he received no compensation for Board or Committee service in 2018.
2	Mr. Bowles retired from the Board effective May 10, 2018, and Mr. Bush resigned from the Board effective February 5, 2019.
3	Includes amounts elected to be received on a deferred basis pursuant to the Directors’ Deferred Fee Plan. For a discussion of this plan, as well as our other director compensation plans, see the narrative discussion below.
4	For all directors, represents the full grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock units granted pursuant to our Long-Term Incentive Plan on January 25, 2018. All of the restricted stock units granted to our directors under the Long-Term Incentive Plan are vested upon grant, but are subject to a restriction period of one year and a retention period that ends upon the director’s termination of service. As of December 31, 2018, each director elected to the Board before 2015 also held 3,000 restricted shares granted pursuant to the Directors’ Restricted Stock Plan. See below under “Non-Employee Director Compensation - Long-Term Incentive Plan” and “Non-Employee Director Compensation - Directors’ Restricted Stock Plan” for more information.
5	Represents the amounts by which 2018 interest accrued on fees deferred prior to 2001 by Mr. Leer under the Directors’ Deferred Fee Plan exceeded 120% of the applicable Federal long-term rate provided in Section 1274(d) of the Internal Revenue Code.
6	Includes (i) the dollar amounts we contributed to charitable organizations on behalf of directors pursuant to our matching gifts programs as follows: Mr. Bell, $20,000; Mr. Bowles, $20,000; Mr. Carp, $15,000; Mr. Daniels, $10,000; Ms. Donadio, $3,750; Mr. Leer, $5,150; Mr. Lockhart, $25,000; Ms. Miles, $17,300; and Ms. Scanlon, $5,000, and (ii) each director’s proportional cost of NS-owned life insurance policies used to partially fund the Directors’ Charitable Award Program. We do not regard these contributions as compensation; however, this disclosure is required by SEC rules. For further discussion of the Directors’ Charitable Award Program, see the narrative discussion below.

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NARRATIVE TO NON-EMPLOYEE DIRECTOR COMPENSATION
Below is a discussion of the material factors necessary to an understanding of the compensation disclosed in the above table.

How We Set Director Compensation. The Compensation Committee and the Board of Directors determine the annual compensation of non-employee directors each year. The Committee consults with its compensation consultant on the director compensation program and reviews survey information to determine whether changes are advisable. The Committee reviews both a comparison to the market amount of compensation paid to directors serving on boards of similar companies and reviews the allocation of this compensation between cash retainer and equity grants. In general, the Compensation Committee and the Board seek to make any changes to non-employee director compensation in a gradual and incremental fashion.

Fees. In 2018, each member of the Board received a quarterly fee of $22,500 for service on the Board and its standing committees. Directors who served as committee chairpersons received an additional quarterly fee of $5,000 for such service, while our Lead Independent Director received an additional quarterly fee of $12,500.

Long-Term Incentive Plan. Each of our then current non-employee directors was granted 1,000 restricted stock units effective January 2018. Each restricted stock unit represents the economic equivalent of one share of our common stock, and will be settled in shares of our stock. Restricted stock units are credited with dividend equivalents as dividends are paid on our common stock, and the amount credited is converted into additional restricted stock units based on the fair market value of our stock on the dividend payment date. Upon leaving the Board, a director will receive the value of the restricted stock units in shares of our stock either in a lump sum distribution or in ten annual distributions, in accordance with an election made by each director.

Under the Long-Term Incentive Plan, if a new non-employee director is appointed after the date of the Plan awards for the year, the new director will receive an award under the same terms as made to other non-employee directors for the year but with the amount of the award prorated based on the number of days remaining in the year that the individual became a director.

Directors’ Deferred Fee Plan. A director may elect to defer receipt of all or a portion of the director’s compensation. Amounts deferred are credited to a separate account maintained in the name of each participating director. Five directors elected to defer compensation that would have been payable in 2018 into the Directors’ Deferred Fee Plan.

Amounts deferred on or after January 1, 2001, are credited with variable earnings and/or losses based on the performance of hypothetical investment options selected by the director. The hypothetical investment options include NS stock units and various mutual funds as crediting indices. NS stock units are phantom units whose value is measured by the market value of shares of our common stock, but the units will be settled in cash, not in shares of stock. Amounts deferred on or after January 1, 2001, will be distributed in accordance with the director’s elected distribution option in one lump sum or a stream of annual cash payments over 5, 10, or 15 years.

Amounts deferred before January 1, 2001, earn a fixed rate of interest, which is credited to the account at the beginning of each quarter. The fixed interest rate under the plan is determined based on the director’s age at the time of the deferral, which rate was 10% for deferrals made when a director was between ages 45-54. Amounts set forth in the table above represent the extent to which this rate exceeds 120% of the applicable federal long-term rate. Amounts deferred before January 1, 2001 (including interest earned thereon) is distributed in ten annual installments beginning in the year following the year in which the participant ceases to be a director.

Our commitment to accrue and pay interest and/or earnings on amounts deferred is facilitated by the purchase of corporate-owned life insurance with the directors as insureds under the policies. If the Board of Directors determines at any time that changes in the law affect our ability to recover the cost of providing the benefits payable under the Directors’ Deferred Fee Plan, the Board may reduce the interest and/or earnings on deferrals to a rate not less than one half the rate otherwise provided for in the Directors’ Deferred Fee Plan.

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Corporate Governance and the Board | 2019 Annual Meeting and Proxy Statement

Directors’ Charitable Award Program. Each director who has served for one year is entitled to nominate up to five tax-exempt institutions to receive, in the aggregate, up to $500,000 from Norfolk Southern following the director’s death. Directors are entitled to designate up to $100,000 per year of service until the $500,000 cap is reached. Following the director’s death, we will distribute the donations in five equal annual installments.

The Directors’ Charitable Award Program supports our long-standing commitment to contribute to educational, cultural and other appropriate charitable institutions and to encourage others to do the same. We fund some of the charitable contributions made under the program out of general corporate assets, and some of the charitable contributions with proceeds from life insurance policies we have purchased on some of the directors’ lives. We are the owner and beneficiary of these policies, and the directors have no rights to any policy benefits. Upon directors’ deaths, we receive these life insurance death benefits free of income tax, which provide a source from which we can be reimbursed for donations made under the program. Our cost of the life insurance premiums under the program is partially offset by tax deductions we take from making the charitable contributions. We allocate a proportional share of the cost of maintaining these policies during 2018 to each director eligible for the Directors’ Charitable Award Program in the above table under “All Other Compensation,” regardless of whether we purchased a life insurance policy with respect to each particular director.

Because we make the charitable contributions (and are entitled to the related deduction) and are the owner and the beneficiary of the life insurance policies, directors receive no direct financial benefit from this program. In the event the proceeds from any of these policies exceed the donations we are required to make under the program, we contribute the excess proceeds to the Norfolk Southern Foundation. Amounts the Norfolk Southern Foundation receives under this program may reduce what we otherwise would contribute from general corporate resources to support the Foundation’s activities.

Directors’ Restricted Stock Plan. Before 2015, each non-employee director received a grant of 3,000 shares of restricted stock upon election to the Board. Restricted stock was registered in the name of the director, who has the right to vote the shares and receive dividends, but restricted stock may not be sold, pledged or otherwise encumbered during the restriction period. The restriction period begins when the restricted stock was granted and ends on the earlier of death or the director ceasing to serve on the Board because of disability or retirement. Effective January 2015, the Board of Directors amended the Directors’ Restricted Stock Plan to provide that no additional awards will be made under the plan, and alternate awards will be made to new directors under the Long-Term Incentive Plan.

SHARE OWNERSHIP GUIDELINES FOR DIRECTORS
Our Board of Directors has established as part of our Corporate Governance Guidelines that each non-employee director should own shares of Norfolk Southern stock equal to at least five times the annual amount of quarterly fees paid for service on the Board and its standing committees. The Board of Directors believes this stock ownership guideline is reasonable and aligns director and shareholder interests. Norfolk Southern common stock, restricted stock, and deferred and restricted stock units held in Norfolk Southern’s Long-Term Incentive Plan or under the Directors’ Deferred Fee Plan count toward this guideline. Directors may acquire such holdings over a five-year period. All directors currently meet this guideline or are expected to meet the guideline within the five-year period.

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Audit Committee Matters | 2019 Annual Meeting and Proxy Statement

AUDIT COMMITTEE MATTERS

ITEM	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
2

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accounting firm, to perform the integrated audit of our consolidated financial statements and internal control over financial reporting for 2019. KPMG and its predecessors have been the Corporation’s external auditor since 1982.

Selection of KPMG. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Corporation’s independent registered public accounting firm and consequently is involved in the selection of the lead audit partner for the engagement. In addition, the Audit Committee is responsible for negotiating and approving the fees paid to KPMG. In determining whether to reappoint KPMG this year, the Committee reviewed KPMG’s performance and independence and considered a number of factors, including:

●	the quality of its interactions and discussion with KPMG;
●	KPMG’s performance in the audit engagement;
●	the qualifications of the lead audit partner and audit team;
●	KPMG’s independence program and processes for maintaining independence;
●	KPMG’s expertise and global reach;
●	the length of time KPMG has been engaged; and
●	the potential impact of changing our independent registered public accounting firm.

Due to KPMG’s high quality performance and strong independence, the Audit Committee and the Board of Directors believe that the continued engagement of KPMG as the Corporation’s independent registered public accounting firm is in the best interests of the Corporation and its shareholders.

KPMG Fees. For the years ended December 31, 2018, and December 31, 2017, KPMG billed us for the following services:

	2018	2017
Audit Fees[1]	$3,288,506	$2,969,000
Audit-Related Fees[2]	$263,000	$173,100
Tax Fees[3]	$92,544	$29,381
All Other Fees	$0	$0
Total Fees	$3,644,050	$3,171,481
[1]	Audit Fees include fees for the audit of our consolidated financial statements and internal control over financial reporting (integrated audit), the review of our consolidated financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.
[2]	Audit-Related Fees principally include fees for employee benefit plan audits and other attestation services.
[3]	Tax Fees consist of tax advice, tax planning, and tax compliance services.

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Audit Committee Matters | 2019 Annual Meeting and Proxy Statement

Pre-Approval Policy. The Audit Committee requires that management obtain the Committee’s prior approval for all audit and permissible non-audit services. The Committee considers and approves at each January meeting anticipated services to be provided during the year, as well as the projected fees for those services. The Committee considers and pre-approves additional services and projected fees as needed at each meeting. The Audit Committee has delegated authority to its Chair to pre-approve services between meetings, provided that the Chair reports any such pre-approval to the Audit Committee at its next meeting. The Audit Committee will not approve non-audit engagements that would violate SEC rules or impair the independence of our independent registered public accounting firm. All services rendered to us by KPMG in 2018 and 2017 were pre-approved in accordance with these procedures.

Representatives of KPMG are expected to attend the 2019 Annual Meeting. They will have the opportunity to make a statement, if they so desire, and be available to respond to appropriate questions.

The Audit Committee unanimously recommends, and the Board of Directors concurs, that shareholders vote FOR the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2019.

AUDIT COMMITTEE REPORT
Before our Annual Report on Form 10-K for the year ended December 31, 2018, was filed with the SEC, the Audit Committee of the Board of Directors reviewed and discussed with management our audited financial statements for the year ended December 31, 2018.

The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.

Members of the Audit Committee

Amy E. Miles, Chair
Marcela E. Donadio
Michael D. Lockhart
Martin H. Nesbitt
John R. Thompson

Norfolk Southern Corporation	Page 26	www.norfolksouthern.com

Executive Compensation | 2019 Annual Meeting and Proxy Statement

EXECUTIVE COMPENSATION

ITEM	APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
3

We are asking our shareholders to vote to support the compensation of Norfolk Southern’s Named Executive Officers, as disclosed in this Proxy Statement. Our executive compensation program is described in detail in the “Compensation Discussion and Analysis” beginning on page 30 and our “Executive Compensation Tables” beginning on page 47. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Norfolk Southern’s Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. While this “Say-on-Pay” vote is advisory, and therefore not binding on the Board, the Compensation Committee will consider the results of the vote in evaluating our executive compensation program in the future.

As more fully described in our Compensation Discussion and Analysis, Norfolk Southern’s executive compensation program is designed to align executives’ compensation with the Corporation’s overall business strategies, to attract and retain highly qualified executives, and to provide incentives that drive shareholder value. Accordingly, the compensation program consists of a mix of the following compensation components that the Committee believes best serves to achieve those objectives:

Long-Term Incentive Awards	Annual Incentive	Salary
●Target longer-term achievement of corporate objectives by aligning interest of executives with shareholders
●Include performance shares that are earned over a 3-year performance cycle, stock options, and time-based restricted stock units
●See page 41 for further details
	●Compensate executives based on achievement of annual corporate goals ●Earn based on performance against financial, operating, and network performance metrics ●See page 38 for further details	●Help attract and retain executives ●Provide a fixed level of compensation ●See page 38 for further details

Under the direction of our Compensation Committee, our executive compensation program emphasizes performance-based compensation, including compensation that is contingent upon performance conditions or subsequent stock price appreciation. The Committee considers the annual cash incentive, long-term performance share units, and stock options to be performance-based awards. The annual cash incentive and performance share units are at risk of having no value unless threshold goals are achieved, and the stock options are at risk of having no value unless our stock price appreciates.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

The Committee believes such performance-based compensation creates a strong alignment between the interests of our executive officers and our shareholders. In 2018, our Chief Executive Officer’s target compensation was 71% performance-based, and the other Named Executive Officers’ target compensation was on average 61% performance-based.

The Committee establishes financial, operating, and railroad network performance metrics for the annual cash incentive, and financial and stock performance criteria for our performance share unit (PSU) long-term stock incentive, and establishes challenging goals that must be met for threshold, target, or maximum payouts to be awarded. For the annual and long-term incentives that ended in 2018, the results were as follows:

●	2018 Annual Incentive: Our Named Executive Officers earned 114.5% of their annual cash incentive opportunity based on achieving above-target performance levels for the operating income and operating ratio metrics, but did not meet the threshold for the composite service measure and, as a result, no award was earned for the portion of the annual incentive corresponding to this performance metric.
●	2016-2018 PSU Performance Cycle: A slightly above-target payout of 51.5% was achieved for the three-year cycle, based on performance against goals that were established in January 2016 for two equally weighted metrics, after-tax return on average invested capital (ROAIC) and relative total shareholder return (TSR). We achieved a 50% payout for TSR for the three-year cycle and a 52.9% payout for ROAIC.
●	Accelerated Turnaround Incentive (ATI) PSUs: No payout was achieved for the special performance share unit award that the Committee awarded in February 2016, called the “Accelerated Turnaround Incentive” or “ATI.” The ATI PSU program provided an additional incentive for early achievement of goals tied to Norfolk Southern’s five-year strategic plan. The ATI PSU was designed to pay out only if the 2019 goals for both operating ratio and diluted earnings per share results were achieved in 2018. In 2018, we surpassed our 2019 goals for earnings per share as had been established under our 2016 five-year strategic plan, but we did not meet our 2019 goal for Operating Ratio and we therefore did not achieve any payout for the ATI PSUs.

The Committee grants stock options with a ten-year term, providing incentives to our executives to promote long-term shareholder interests. The value of stock options is inextricably linked to the creation of shareholder value, since options generate value for executives when Norfolk Southern creates value for shareholders through price appreciation.

Shareholders have repeatedly expressed strong support for Norfolk Southern’s executive compensation program. We regularly engage in a shareholder outreach program to solicit feedback concerning our executive compensation program. This process allows shareholders to provide input to the Compensation Committee on our executive compensation program and disclosure beyond the annual advisory vote on compensation. In the meetings held during 2018, shareholders expressed satisfaction with Norfolk Southern’s compensation program and with our disclosures related to the program in the proxy statement.

As a result of our shareholder engagements, the Committee has taken several actions over the past years to enhance the design of our executive compensation program. The Committee made the following changes to the long-term incentive awards granted to our Named Executive Officers in January 2018, so as to provide better alignment with shareholders and the competitive marketplace:

●	revise the mix of the long-term incentive awards to decrease the percentage granted as stock options and increase the percentage granted as performance share units and restricted stock units, while adjusting the vesting of the restricted stock units to a 4-year ratable period rather than a 5-year cliff;
●	for performance share units, TSR serves as a modifier rather than as a performance metric, and ROAIC serves as the sole metric; and
●	provide that performance share unit and restricted stock unit awards will be forfeited if the recipient terminates employment with the Corporation before October 1 of the year of grant, except in the case of death or disability.

SHAREHOLDER SUPPORT FOR NORFOLK SOUTHERN’S EXECUTIVE COMPENSATION PROGRAM
The Board of Directors and its Compensation Committee believe the compensation program for the Named Executive Officers is appropriately designed to support Norfolk Southern’s goals. Since this advisory vote was first held in 2011, shareholders have agreed, as they have strongly supported our executive compensation program with 94% or more of the votes cast in support each year, including 96% in 2018, in favor of our executive compensation program.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

We therefore ask that you express your support by voting FOR the following advisory resolution:

RESOLVED, that the shareholders of Norfolk Southern Corporation approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table, and the other related tables and disclosures.

The Board of Directors unanimously recommends that shareholders vote FOR the advisory resolution approving the compensation of our Named Executive Officers.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board of Directors oversees the executive compensation program on behalf of the Board. In fulfilling its oversight responsibilities, we reviewed and discussed with management the “Compensation Discussion and Analysis” set forth in this Proxy Statement.

The Compensation Discussion and Analysis discloses the material elements of Norfolk Southern’s executive compensation program. We are committed to a compensation program that is designed to align executives’ compensation with Norfolk Southern’s overall business strategies, attract and retain highly qualified executives, and provide incentives that drive shareholder value. The Compensation Discussion and Analysis describes how our decisions regarding Norfolk Southern’s executive compensation program for 2018 implemented these design elements.

In reliance on the review and discussions with management referred to above, we recommended to the Board that the Compensation Discussion and Analysis be included in Norfolk Southern’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and this Proxy Statement.

Members of the Compensation Committee

Daniel A. Carp, Chair
Thomas D. Bell, Jr.
Wesley G. Bush
Mitchell E. Daniels, Jr.
Steven F. Leer
Jennifer F. Scanlon

Norfolk Southern Corporation	Page 29	www.norfolksouthern.com

Executive Compensation | 2019 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the objectives, governance, and policies that guide our executive compensation program, the compensation components that made up that program during 2018, and the performance goals and results.

EXECUTIVE SUMMARY

OUR 2018 EXECUTIVE COMPENSATION PROGRAM
The following chart summarizes the key characteristics and performance metrics that apply to the compensation program for our Named Executive Officers for 2018:

Element	Form	Key Characteristics & Performance Metrics

Base Salary	Fixed Cash	●Reviewed annually and periodically adjusted based on market data, individual performance and experience, changes in position or duties, or other circumstances

Annual Incentive	Performance- Based Cash
●Designed to compensate executives based on achievement of annual corporate performance goals
●Performance metrics chosen to encourage employees to do all they can individually and as a team to increase revenue, reduce expenses, and improve operating performance
Performance metrics for 2018:
■Operating income
■Operating ratio
■Composite service measure (weighted average of adherence to operating plan (30%), connection performance (30%), and train performance (40%))

Long-Term Incentive Awards	Performance Share Units (60%)
●Performance metric chosen to promote enhancement of shareholder value and efficient utilization of corporate assets
●For 2018 the sole performance metric is return on average invested capital, with total shareholder return versus publicly-traded North American Class I railroads as a modifier that may reduce or increase payout (if any) by up to 25%
●Vests at the end of a 3-year period if 3-year performance goals are achieved

	Stock Options (15% CEO, 10% Other NEOs)	●Provides ability to retain key employees and at the same time increase shareholder value ●Vests on the 4th anniversary of the date of grant

	Restricted Stock Units (25% CEO, 30% Other NEOs)	●Serves as a retention tool for valued members of management ●Vests ratably in 4 installments beginning on the 1st anniversary of the date of grant

2018 COMPENSATION ALIGNMENT
At Norfolk Southern, our Compensation Committee aligns compensation to performance by emphasizing performance-based compensation components. These components include an annual cash incentive, long-term performance share units with a three-year cycle, and stock options.

In December 2015, Norfolk Southern announced its five-year strategic plan to streamline the Corporation’s operations and drive profitability and growth. Under the strategic plan, Norfolk Southern’s goal is to achieve an operating ratio less than 65 percent by 2020 and double-digit compound annual earnings per share growth over the plan period, along with focused capital investment to support long-term value creation and significant return of capital to shareholders. Norfolk Southern is intensely focused on executing these initiatives to drive long-term shareholder value.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

As described in the “Business Highlights” beginning on page 5, implementation of Norfolk Southern’s five-year strategic plan continued to produce results in 2018, including a record operating ratio of 65.4 percent for the year and diluted earnings per share of $9.51 as compared with $18.61 for 2017. Excluding the 2017 tax adjustments, the 2018 operating ratio was a 270 basis point improvement over the prior year's record,* and 2018 diluted earnings per share was a 44 percent improvement over 2017.*

In 2018, we reinvested $2.0 billion in the Corporation through our capital spending and replacement program, while paying $844 million in dividends and repurchasing $2.8 billion of the Corporation's stock, including through an accelerated stock repurchase program. Annual revenues grew 9% in 2018 due to an increase in revenue per unit and higher volumes, including a 4% increase in total volume reflecting growth in the major commodity categories of intermodal and merchandise, offsetting a decline in coal.

*	Reconciliation of these non-GAAP financial measures is provided on page 76 of this Proxy Statement under "Reconciliation of Non-GAAP Financial Measures."

The Committee is committed to tying executives’ annual and long-term incentive compensation to Norfolk Southern’s performance and strategic plan goals.

Annual Incentive. Norfolk Southern exceeded the 2018 target goals for operating income and operating ratio reflecting strong financial performance and operational efficiency, but did not meet the threshold goal for the composite service measure, resulting in a payout of 114.5% of the annual incentive opportunity for the Named Executive Officers.

Performance Share Units. Our Named Executive Officers earned 51.5% of performance share units for the three-year cycle ending in 2018, based on equally weighted goals for total shareholder return (TSR) and after-tax return on average invested capital (ROAIC). We achieved an earnout just above the target based on a 50% payout for TSR for the three-year cycle, and a payout of 52.9% for the ROAIC portion of the award.

Accelerated Turnaround Incentive (ATI) Performance Share Units. Our Named Executive Officers did not earn any of the ATI performance share units (PSU) that were awarded in 2016 to incentivize the early achievement of operational efficiency and financial goals under our five-year strategic plan. The award was granted in the form of a PSU with a three-year term and targeting the 2020 strategic plan goals of an operating ratio below 65 percent and double-digit compound annual growth in earnings per share before 2020. Under the award, achievement was measured based on 2018 results for operating ratio and diluted earnings per share as equally weighted performance criteria. We exceeded our 2019 strategic plan goals in 2018 for diluted earnings per share, but we did not meet our 2019 strategic plan goal in 2018 for operating ratio, and therefore no ATI payout was made to any of our Named Executive Officers.

LEADING COMPENSATION GOVERNANCE PRACTICES
Embedded in our overall executive compensation program are features that reflect leading governance principles and demonstrate our commitment to best practices in executive compensation:

We Do	We Do Not Do
✔Stock Ownership Guidelines, for CEO - 5 times annual salary; for EVPs - 3 times annual salary	✗Pledging or hedging of Norfolk Southern securities
✔Clawback provisions in both annual and long-term incentives	✗Stock option repricing, reloads, or exchanges without shareholder approval
✔Directly link the Corporation’s performance, including the Corporation’s stock-price performance, to pay outcomes	✗Stock options granted below fair market value, as all stock options are priced during an open window period after the release of earnings
✔Disclose metrics for annual and long-term incentives earned	✗Excise tax gross-ups on change-in-control benefits
✔Independent compensation consultant that is hired by and reports directly to the Compensation Committee	✗Individual employment agreements or individual supplemental retirement plans
✔Annual Say-on-Pay vote	✗Single trigger change-in-control agreements

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

KEY 2018 COMPENSATION DECISIONS
As the Compensation Committee continues its focus on aligning executives’ compensation with Norfolk Southern’s strategic plan goals and overall business strategies, attracting and retaining highly qualified executives, and providing incentives that drive shareholder value, the Committee made the following key decisions with respect to executive compensation for 2018:

●	Established Challenging 2018 Annual Incentive Performance Targets Aligned to Our Strategic Plan Goals. In January 2018, the Committee set challenging financial, operating, and network performance targets which, if met, would have produced a 67% annual incentive payout. In establishing performance targets for 2018, the Committee considered:
●	Norfolk Southern’s forecasted business environment;
●	Norfolk Southern’s continued focus on service;
●	an improving economic climate; and
●	goals of the five-year strategic plan.

Given Norfolk Southern's strong financial results for operating income and operating ratio in 2017, the Committee's expectations of improving profitability, efficiency, and network operations, and in consideration of the goals of the strategic plan, the Committee in 2018:

●	increased the performance necessary to achieve the threshold, target, and maximum payout levels for operating income and operating ratio, and established Norfolk Southern's 2017 results as the threshold to earn a minimum payout on either of these measures;
●	reduced the payout that would be made upon achievement of the threshold level for operating income;
●	increased the performance necessary to achieve the targeted and maximum payout for the composite service measure;
●	increased the maximum payout for the composite service measure from 100% to 150%, and maintained the higher maximum payouts for operating income and operating ratio, as an incentive to accelerate achievement of Norfolk Southern's strategic plan goals.

Against these challenging performance measures, Norfolk Southern achieved a 114.5% payout of its 2018 annual incentive reflecting its strong financial results for operating income and operating ratio.

●	Established Compensation for CEO that is 71% Performance-Based. The Committee established Mr. Squires' 2018 compensation, which provided 72% of his targeted compensation in the form of equity-based awards that are aligned with shareholder interests, and 71% as performance-based compensation.
●	Granted Long-Term Incentive Awards that are Performance-Based. The Committee continued to grant annual long-term incentive awards, the majority of which consist of performance share units and of stock options whose ultimate value is based on shareholder return and which may not have any value at the end of the vesting period. The Committee made the following changes to the long-term incentive awards granted in 2018 to better align with shareholder value and the competitive marketplace:
●	revised the mix of the long-term incentive awards to increase the percentage granted as performance share units and restricted stock units, and to decrease the percentage granted as stock options, while revising the vesting of the restricted stock units to a 4-year ratable period rather than a 5-year cliff; and
●	established ROAIC as the sole metric for performance share units, and changed TSR to a modifier rather than a performance metric.
●	Reduction in Maximum Annual Incentive Opportunities. The Committee reduced the maximum annual incentive opportunities from 250% of base salary for the Chief Executive Officer and from 145% of base salary for the Executive Vice President level to 225% and 135%, respectively. The Committee established target performance goals which, if met, would produce annual incentive payouts equal to 151% of base salary for the Chief Executive Officer and 90% of base salary for the Executive Vice President level.

Norfolk Southern Corporation	Page 32	www.norfolksouthern.com

Executive Compensation | 2019 Annual Meeting and Proxy Statement

OUR 2018 NAMED EXECUTIVE OFFICERS
Name	Position
James A. Squires	Chairman, President and Chief Executive Officer
Cynthia C. Earhart	Executive Vice President Finance and Chief Financial Officer
John M. Scheib	Executive Vice President Law and Administration and Chief Legal Officer
Alan H. Shaw	Executive Vice President and Chief Marketing Officer
Michael J. Wheeler	Executive Vice President and Chief Operating Officer

OBJECTIVES OF COMPENSATION PROGRAM
Norfolk Southern’s executive compensation program is primarily designed to:

●	Align executives’ compensation with overall business strategies.
●	Provide incentives that drive shareholder value.
●	Attract and retain highly qualified executives.

COMPENSATION GOVERNANCE
The Compensation Committee works closely with its independent compensation consultant throughout the year to develop the executive compensation program and to align pay with performance and with pay at comparable companies. While the Compensation Committee discusses current and proposed compensation structures with management, the Committee acts independently of management and has the full authority to retain any advisors it deems appropriate to assist it in making these decisions.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT
The Committee engaged an independent compensation consultant, Pay Governance LLC, to provide executive compensation consulting services during 2018. Pay Governance does not provide services to Norfolk Southern other than those provided at the request of the Committee.

At the Committee’s request, Pay Governance compiled compensation data for the peer group selected by the Committee. Pay Governance also provided requested reports and information to the Committee, including at the Committee's request, recommendations regarding individual pay and compensation program design. Pay Governance attended Committee meetings as requested by the Committee. The Committee used the information provided by Pay Governance, and considers Pay Governance's analysis and recommendations, as a starting point for its compensation decisions.

More specifically, in 2018, Pay Governance:

●	conducted a market pay assessment of Norfolk Southern’s compensation levels relative to both the competitive market and Norfolk Southern’s compensation philosophy, including identifying and reviewing available market benchmark positions and pay data;
●	assisted Norfolk Southern with the development of long-term incentive grant guidelines for the officer and management groups, based on Pay Governance’s competitive pay assessment;
●	reviewed emerging trends and issues in executive compensation with the Committee and discussed the implications for Norfolk Southern; and
●	provided an analysis of the difficulty of achieving the threshold, target, and maximum performance goals for the annual incentive and the performance share units, and of the current plans’ effectiveness in driving achievement of threshold, target, and maximum payouts.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

For 2018 and 2019, following a review of its records and policies, Pay Governance provided the Compensation Committee with a report regarding its conformance with independence factors under applicable SEC rules and the listing standards of the NYSE. The Committee considered the independence factors and determined that Pay Governance is independent and free from potential conflicts of interest.

PERFORMANCE REVIEWS
The Committee annually reviews the performance of the Chief Executive Officer and considers this performance when establishing his compensation package. The Committee also reviews the performance of the other Named Executive Officers with the assistance of the Chief Executive Officer, and considers both its own assessment of the executives’ performance and the assessment of the CEO in establishing a compensation package for the other Named Executive Officers.

COMMITTEE CONSIDERATION OF MANAGEMENT RECOMMENDATIONS
Management does not make recommendations on the compensation of the Chief Executive Officer. Pay Governance makes recommendations to the Committee on any adjustments to compensation for the Chief Executive Officer, and the Chief Executive Officer is not present when the Committee makes decisions on his compensation package.

The Chief Executive Officer provided recommendations to the Compensation Committee on any adjustments to compensation for the Named Executive Officers, other than the Chief Executive Officer. Such adjustments were based on each individual’s performance, level of responsibility, time in position, and internal pay equity.

In addition to individual adjustments, the Chief Executive Officer provided recommendations to the Committee on adjustments to compensation to address retention needs, performance goals, market pay equity, overall corporate performance, and general economic conditions. While the Committee considers the recommendations of management in these areas, it makes compensation decisions independently after considering Pay Governance’s recommendations.

CONSIDERATION OF SHAREHOLDER ADVISORY VOTE ON COMPENSATION AND SHAREHOLDER ENGAGEMENT
At Norfolk Southern’s 2018 Annual Meeting of Shareholders, approximately 96% of the votes cast supported the advisory resolution on the compensation of our Named Executive Officers. The Committee compared the results of the advisory vote to its peer group average results and the average results amongst the S&P 500 companies. The Committee viewed the results of the advisory vote as demonstrating broad shareholder support for our current executive compensation program. Given the results of the shareholder advisory vote and the Committee’s ongoing review of Norfolk Southern’s compensation programs, the Committee believes that our existing compensation program effectively aligns the interests of the Named Executive Officers with Norfolk Southern’s long-term goals. While the shareholder vote on compensation is advisory in nature, the Board and Compensation Committee carefully consider the results of any such vote in future compensation decisions.

Norfolk Southern engages in a shareholder outreach program with our institutional investors to solicit feedback concerning our executive compensation program, and this shareholder feedback is reported to the Committee and the Board for consideration. This process allows shareholders to provide input to the Compensation Committee on our executive compensation program and disclosure beyond the annual advisory vote on compensation. In response to specific concerns expressed by shareholders during these discussions, the Committee has taken several actions over the past years to enhance the design of our executive compensation program. For 2018, the Committee made the following changes:

●	revise the mix of the long-term incentive awards to increase the percentage granted as performance share units and restricted stock units, and decrease the percentage granted as stock options, while adjusting the vesting of the restricted stock units to a 4-year ratable period rather than a 5-year cliff;
●	for performance share units, TSR serves as a modifier rather than as a performance metric, and ROAIC serves as the sole metric; and
●	provide that performance share unit and restricted stock unit awards will be forfeited if the recipient terminates employment with the Corporation before October 1 of the year of grant, except in the case of death or disability.

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COMPENSATION POLICIES
In setting compensation for the Named Executive Officers, our Compensation Committee considers:

●	each officer’s performance, experience, qualifications, responsibilities, and tenure;
●	current and historical salary levels, targeted annual incentive opportunities, and long-term incentive awards;
●	expected corporate performance and general economic conditions; and
●	comparative market data, provided by the independent compensation consultant, for other North American Class I railroads, as a guideline. The Committee considers total direct compensation (salary plus target annual incentive plus the expected value of long-term incentive awards) relative to the 50th percentile for the Chief Executive Officer and the other Named Executive Officers as compared to the peer group.

The Committee does not consider amounts realized from prior performance-based or stock-based compensation awards when setting the current year’s target total direct compensation, regardless of whether such realized amounts may have resulted in a higher or lower payout than targeted in prior years. Since the nature and purpose of performance-based and stock-based compensation is to tie executives’ compensation to future performance, the Committee believes that considering amounts realized from prior compensation awards in making current compensation decisions is inconsistent with this purpose.

PEER GROUP
Our Compensation Committee monitors the continuing appropriateness of its selection of the peer group companies. The Committee believes its focus should be on ensuring the peer group includes the other North American Class I railroads or their holding companies (“Class I railroads”) because Norfolk Southern is primarily in competition with those companies for key executive talent. As a result, the Committee determined that reference to the pay levels at the other Class I railroads was the most relevant comparator for the Named Executive Officers. The Class I railroads that make up the peer group companies for 2018 (“Peer Group Companies”) are: BNSF Railway Company, Canadian National Railway Company, Canadian Pacific Railway Limited, CSX Corporation, Kansas City Southern, and Union Pacific Corporation.

Our Committee applies its executive compensation policies consistently to all Named Executive Officers, and the application of these policies produces differing amounts of compensation for each officer based on his or her responsibilities and tenure as compared to the compensation set for comparable positions by the Peer Group Companies. In setting the Chief Executive Officer’s compensation, the Committee strives to balance comparative market data for chief executive officers of Peer Group Companies with its goal to provide incentive opportunities that are significantly performance-based and thus designed to drive shareholder value. Because the Chief Executive Officer’s job carries the highest level of responsibility and has the greatest ability to drive shareholder value, his total compensation contains a higher performance-based component than that of the other Named Executive Officers.

COMPENSATION COMPONENTS

OVERVIEW
Our Compensation Committee has designed a balanced compensation program that provides our Named Executive Officers with an appropriate base salary along with competitive annual and long-term incentive compensation. The program directly links executives’ compensation to Norfolk Southern’s strategic goals and financial performance, and thus aligns their interests with those of our shareholders. Norfolk Southern’s total compensation for its Named Executive Officers is weighted heavily toward performance-based incentive compensation, rather than base salary, so that a substantial portion of targeted executive compensation aligns with shareholder interests.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

2018 CEO Target Total Compensation Mix

2018 Average Target Total Compensation Mix for Other NEOs

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In setting executives’ total direct compensation and the compensation component mix, the Committee considers the advice of its independent compensation consultant and then makes its own judgments to determine appropriate compensation levels and mix. The Committee considers each executive’s performance, responsibilities, time in position, and internal pay equity. In addition, the Committee uses market data of the Peer Group Companies when available as a reference point for determining the appropriate compensation, considering where the expected total direct compensation for the upcoming year falls relative to the 50th percentile for the Chief Executive Officer and the other Named Executive Officers. In making its final determinations, the Committee generally gives greater consideration to comparable market data and performance for seasoned incumbents, and to factors such as tenure and internal pay equity for those newer in their role.

After considering the available market data and other considerations, at the beginning of 2018, the Committee:

●	increased the total direct compensation targets for Mr. Squires, Ms. Earhart, Mr. Shaw, and Mr. Wheeler, to position their compensation at a competitive range around the median compensation as compared with comparable positions at the Peer Group Companies; and
●	established the total direct compensation target for Mr. Scheib as a result of his promotion to the Executive Vice President level.

For 2018, the portion of total direct compensation awarded as total cash compensation versus long-term incentive compensation was approximately:

Our Committee further considers the portion of total direct compensation to be awarded as long-term compensation and how the long-term portion should be allocated among performance share units, restricted stock units, and stock options. This allocation is based on general market practices, compensation trends, governance practices, and business issues facing Norfolk Southern. In making this determination, the Committee takes into account the potential dilutive effect of stock-based awards, including guidance on these measures from proxy advisory services, and further considers the purpose behind each element of long-term compensation and how the allocation among these elements will support its overall compensation objectives. For 2018, the Committee revised the percentage allocation of awards from that granted in 2017, to decrease the percentage granted as stock options and increase the percentage granted as performance share units and restricted stock units.

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SALARIES
The Board establishes competitive base salaries for our executive officers to attract and retain key executive talent. Our Compensation Committee reviews the Named Executive Officers’ base salaries annually and periodically makes recommendations to Norfolk Southern’s Board of Directors to adjust salaries based on market data, individual performance and experience, changes in position or responsibilities, or for other circumstances.

After the Committee’s annual salary review in January 2018, the Committee recommended increases in Mr. Squires’ salary for 2018 based on his performance and his total direct compensation comparison to his peers at the Peer Group Companies, and the Board approved this change. The Committee recommended an increase in Mr. Scheib’s salary in connection with his promotion to Executive Vice President Law and Administration, and the Board approved this increase, effective March 1, 2018. The Committee did not recommend any adjustments to Ms. Earhart’s, Mr. Shaw’s or Mr. Wheeler’s salaries for 2018, as the Committee determined that those salaries were appropriate based on comparisons for total direct compensation among peers at the Peer Group Companies.

ANNUAL INCENTIVE
Each of our Named Executive Officers participates in Norfolk Southern’s Executive Management Incentive Plan (“EMIP”), which is designed to compensate executives based on achievement of annual corporate performance goals. Each year, the Compensation Committee establishes a maximum opportunity for each Named Executive Officer at the level of Executive Vice President or above. The opportunity is determined using relevant market data and internal pay equity, and is expressed as a percentage of base salary:

						Corporate Performance Payout Percentage Earned	=	Individual Payout ($)
Annual Base Salary ($)	X	Maximum Opportunity	—	Committee’s Discretionary Adjustment	X

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For 2018, the Committee established annual incentive opportunities of 225% of base salary for the Chief Executive Officer, 135% for the Executive Vice President level, and 120% for the Senior Vice President level. The Committee then established performance levels, including at the threshold, target and maximum performance levels as shown on the next page. The Committee established goals to produce an overall 67% targeted corporate performance payout which, if met, would result in annual incentive payouts equal to the following percentages of each officer’s salary:

Position	Annual Incentive Opportunity		Target Performance Level		Percent of Salary Paid as Annual Incentive at Target Performance
Chief Executive Officer	225%	x	67%	=	151%
Executive Vice President	135%	x	67%	=	90%
Senior Vice President	120%	x	67%	=	80%

In years before 2018, the Committee established a higher opportunity of 250% for the Chief Executive Officer and 145% for the Executive Vice Presidents to permit flexibility in the event of unusual and exceptional circumstances. However, the Committee’s expectation for years before 2018 was that, absent such circumstances, it would approve payouts at the 225% and 135% opportunities for the Chief Executive Officer and Executive Vice Presidents, respectively, to align with market pay positions. For 2018, the Committee decided to eliminate this flexibility and reduced the maximum opportunity levels to 225% and 135%, as shown above.

The Committee may reduce the annual incentive paid to any executive based on performance. For 2018, the Committee did not make any adjustments to the annual incentive payout based on individual performance, and approved payouts to Mr. Squires based on a 225% opportunity and to the Executive Vice Presidents based on a 135% opportunity. The annual incentive amounts paid for 2018 and reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table apply these opportunities in the formula described above.

Under EMIP, each participant has an opportunity to earn an annual incentive that is determined by Norfolk Southern’s performance relative to goals established by the Committee. In 2018, the Committee established goals for operating income, operating ratio, and the composite service measure, weighted 50%, 35%, and 15% respectively.

The Committee selected operating income, consisting of operating revenue less the sum of operating expenses, as the metric for the Corporation’s financial profitability. Operating ratio, or operating expenses as a percentage of revenue, is the metric for operational efficiency.

The composite service measure is the weighted average of train performance, connection performance, and adherence to operating plan, with weights of 40%, 30%, and 30% respectively. Each measure is based on objective performance targets, and the composite service measure is based on goals for each of the three individual service measures. The composite service measure is an indication of the overall performance of our railroad network. These measures are used operationally by management and are highly visible to our employees. As a result, the Committee selected these three service measures as the best available internal standard to evaluate Norfolk Southern’s overall railroad network performance.

The portions of the annual incentive based on operating income, operating ratio, and the composite service measure each vest independently, so it is possible to earn an annual incentive by achieving the threshold on only one of these metrics. The Committee selected these metrics for 2018 because it believed that use of such metrics encourages employees to do all they can individually and as a team to increase revenue, reduce expenses, and improve operating performance.

The Committee sets performance levels required to achieve the maximum annual incentive opportunity so that the full amount is only earned in years where our results are exceptional. Performance levels required to achieve a target payout at the 67% corporate performance level are set at levels considered challenging with a reasonable likelihood of being achieved and that represent strong levels of performance based on Norfolk Southern’s overall business outlook, general economic conditions expected during the performance year, and long-term strategic plan. Performance levels for the operating ratio and operating income metrics are established based on the annual financial plan established at the beginning of the year. The performance levels for the composite service measure are selected by the Committee based on management recommendations and reflect rigorous operational goals.

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For 2018, the Committee set the following threshold, target, and maximum payouts for each of the corporate performance payout metrics for the annual incentive:

	If Norfolk Southern achieved only one of each threshold performance measure listed below, then a threshold payout of:	If Norfolk Southern achieved the target or maximum performance measures listed below, then a payout of:
Operating Income	Threshold	Target	Maximum
Outcome	$3.435	$3.686	≥ $3.999
Corporate Performance Payout Percentage	7.5%	67%	150%
	or	and	and
Operating Ratio	Threshold	Target	Maximum
Outcome	67.4%	66.4%	≤ 65.2%
Corporate Performance Payout Percentage	7.0%	67%	150%
	or	and	and
Composite Service Measure	Threshold	Target	Maximum
Outcome	72.5%	80.0%	≥ 82.4%
Corporate Performance Payout Percentage	4.5%	67%	150%

Overall, the Committee established the following threshold, target, and maximum payouts for the annual incentive which would be multiplied by the executive’s annual incentive opportunity shown on the previous page:

	If Norfolk Southern achieved threshold performance for only the composite service measure, then a threshold payout of:	If Norfolk Southern achieved the target for all three performance measures listed above, then a payout of:	If Norfolk Southern achieved the maximum for all three performance measures listed above, then a payout of:
Overall Result	Threshold	Target	Maximum
Corporate Performance Payout Percentage	4.5%	67%	150%

The dollar amounts corresponding to the above-listed threshold, target, and maximum opportunities for each of the Named Executive Officers can be found under “Grants of Plan-Based Awards” on page 49.

For each of the three performance metrics, the Committee sets performance levels and resulting payouts at intervals between the threshold, target, and maximum. When the Committee met in January 2018 and established the performance metrics for the annual incentive, the Committee considered Norfolk Southern’s forecasted business environment, Norfolk Southern’s continued focus on service, an improving economic climate, and the goals of the five-year strategic plan. As a result, the Committee increased the performance necessary to achieve the threshold, target, and maximum payout levels for operating income and operating ratio as compared with 2017, and established a threshold level for these metrics equal to 2017 performance. To reflect the need to improve performance even at the threshold level, the Committee reduced the payout that would be made upon achievement of the threshold for operating income as compared with 2017. The Committee increased the performance necessary to achieve a target or maximum payout for the composite performance measure as compared with 2017, but maintained the same performance necessary to achieve the threshold for the composite service measure as it still provided an appropriate operational goal. The Committee maintained a maximum payout for operating income and operating ratio at the 150% earnout level that it

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had established in 2017 so as to incent achievement of the strategic plan goals. Further, to provide incentive to improve network performance, the Committee increased the maximum payout from a 100% earnout to a 150% earnout for the portion attributable to the composite service measure, thereby increasing the potential overall corporate performance payout percentage from 142.5% to 150%.

The final percentage for the annual incentive is calculated using a weighted average of the payouts for each performance metric as illustrated below:

Operating Income (billions) 50%		Operating Ratio 35%		Composite Service Measure 15%
OI	Payout	OR	Payout	CSM	Payout
$3.999	150%	65.2%	150%	82.4%	150%
$3.896	120%	65.5%	120%	82.1%	120%
$3.826	100%	65.7%	100%	81.8%	100%
$3.756	82%	65.9%	82%	81.0%	82%
$3.686	67%	66.4%	67%	80.0%	67%
$3.548	52%	67.0%	52%	76.5%	52%
$3.435	15%	67.4%	20%	72.5%	30%
<$3.435	0%	>67.4%	0%	<72.5%	0%

Actual results for the year were applied to each schedule to determine the earned 2018 award, as detailed below:

Performance Metric	Performance	% of Award Earned	Component Weighting	Subtotal
Operating Income (billions)	$3.959	138.0%	50%	69.0%
Operating Ratio	65.4%	130.0%	35%	45.5%
Composite Service Measure	69.3%	0%	15%	0%
Total (rounded)				114.5%

Annual incentive award targets and payout ranges for 2018, as well as the actual annual incentive award payouts for each of the Named Executive Officers for 2018, are:

Named Executive Officer	67% Target Incentive	Range of Potential Payouts		Award Actually Earned
James A. Squires	$1,658,250	$0 -	$3,712,500	$2,833,875
Cynthia C. Earhart	$542,700	$0 -	$1,215,000	$927,450
John M. Scheib	$423,775	$0 -	$948,750	$724,212
Alan H. Shaw	$542,700	$0 -	$1,215,000	$927,450
Michael J. Wheeler	$542,700	$0 -	$1,215,000	$927,450

Under the terms of the Executive Management Incentive Plan, the annual incentive paid to any individual executive under the plan will not exceed the lesser of three-tenths of one percent of Norfolk Southern’s income from railway operations for the incentive year or ten million dollars.

LONG-TERM INCENTIVE AWARDS
Norfolk Southern believes the most effective means to achieve long-term corporate performance is to align the interests of our Named Executive Officers with shareholders. The Committee achieves this alignment by granting equity-based awards that are earned based on continued employment, and at least half of which vest on achievement of predetermined performance goals. The Compensation Committee believes that the use of long-term incentive compensation for executives reinforces their focus on the importance of returns to shareholders, promotes achievement of long-term performance goals, and encourages executive retention.

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In January 2018, the Committee revised the mix of the long-term incentive awards from what had been granted in previous years to decrease the percentage granted as stock options and increase the percentage granted as performance share units and restricted stock units. For 2018, the Committee allocated the annual long-term incentive award to the Chief Executive Officer 60% as performance share units, 15% as stock options, and 25% as restricted stock units, and to the other Named Executive Officers 60% as performance share units, 10% as stock options, and 30% as restricted stock units. Executives were required to enter into an agreement not to engage in competing employment as a condition of receiving the 2018 award.

Performance Share Units. Norfolk Southern uses performance share units to reward the achievement of performance goals over a three-year period. Performance share units settle in shares of Norfolk Southern common stock after the Committee certifies the extent to which the performance goals were attained. At the time of grant, Norfolk Southern uses the estimated grant date fair values of the performance share unit awards for market comparison purposes.

For 2018, the Committee established performance goals based directly on ROAIC, with TSR serving as a modifier rather than a stand-alone metric. The Committee believes ROAIC is an important indicator to shareholders of a capital-intensive company such as Norfolk Southern. No payout will be made unless the threshold is achieved for the three-year ROAIC metric. The Committee believes that management has more influence and control over the ROAIC metric than TSR, and therefore increased emphasis on this financial metric. For the 2018 awards, the Committee determined that if a threshold payout is met for the ROAIC measure, then the payout will be modified based on Norfolk Southern’s TSR as compared with the shareholder return of the other publicly-traded North American Class I railroads reflecting the return over the entire three-year period, as follows:

Modifier for 2018-2020 Performance Share Units
Ranking NS 3-Year Total Stockholder Return vs. Class I Railroads	Performance Share Unit Multiplier
1st	1.250
2nd	1.125
3rd or 4th	1.000
5th	0.875
6th	0.750

Using TSR as a modifier, rather than a performance measure, reduces the impact of the performance rankings within Norfolk Southern’s small group of Class I railroad peers on the determination of the units earned, while still ensuring that the final payout is reflective of the Corporation’s performance relative to its peers. Overall, the Committee believes that the use of the ROAIC measure, with the TSR modifier, promotes the enhancement of shareholder value and efficient utilization of corporate assets.

To allow shareholders to assess the link between corporate performance and compensation, the Committee is committed to disclosing in this Compensation Discussion and Analysis the achievements for our performance share units at the end of each performance period. The Committee believes, however, that disclosing our long-term targets for ROAIC would give substantial insight into the Corporation’s confidential, forward-looking strategies, and could therefore place the Corporation and its shareholders at a competitive disadvantage.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

Completed 2016-2018 Performance Share Unit Cycle: For the 2016-2018 performance cycle, the performance criteria were based on two equally weighted criteria: ROAIC and TSR. Under the 2016-2018 grant, each half of the performance share units vested independently of the other half and its respective performance measures. For the 2016-2018 performance cycle, the performance criteria were as follows:

Performance Metric		% of PSUs Earned 2016-2018
NS Three-Year Total Shareholder Return (“TSR”) vs. North American	1st	100%
Class I Railroads	2nd	75%
	3rd	50%
	4th	25%	*
	5th	0%	*
*Minimum 40% earnout if NS TSR > median S&P 500 TSR for three-year period	6th	0%	*
Three-Year Average After-Tax Return on Average Invested Capital	≥11.3%	100%
	11.05%	75%
	9.1%	25%
	<9.0%	0%

The earned award for the 2016-2018 performance cycle was determined as follows:

Performance Metric	Performance	% of Award Earned
Three-Year Total Shareholder Return vs. North American Class I Railroads	3rd	50%
Three-Year Average After-Tax Return on Average Invested Capital	10.3%	52.9%
Total (sum of % of Award Earned divided by 2 for one-half weighting of each of the components)		51.5%

Based on the final earnout of 51.5% for the 2016-2018 performance share units, the Named Executive Officers received the following number of shares of stock of Norfolk Southern Corporation in early 2019, with the earned award reduced upon distribution as required for tax withholding:

Named Executive Officer	Award Granted (#)	Target Award (#)	Earned Award (#)
James A. Squires	114,290	57,145	58,859
Cynthia C. Earhart	21,900	10,950	11,279
John M. Scheib	2,130	1,065	1,097
Alan H. Shaw	21,900	10,950	11,279
Michael J. Wheeler	22,860	11,430	11,773

Stock Options. Norfolk Southern believes that use of stock options provides us with the ability to retain key employees and at the same time increase shareholder value since the value of the options is only realized if our stock price increases from the date on which the options are granted. For 2018, the Committee maintained a four-year cliff-vesting period to encourage retention of key employees and awarded dividend equivalent payments on options during the four-year vesting period. The value of the option awarded is adjusted to recognize the effect of the dividend equivalents.

The Committee has never issued backdated option grants. Options are priced on the effective date of the grant at the higher of (i) the closing price or (ii) the average of the high and low price on the effective date of the grant. In addition, the Long-Term Incentive Plan prohibits repricing of outstanding stock options without the approval of shareholders.

The Committee grants nonqualified stock options annually at the regularly scheduled January meeting of the Compensation Committee. Under the terms of the Long-Term Incentive Plan, the effective date of a grant is the date on which the Compensation Committee makes the grant or, if granted during a blackout period that precedes the release of the Corporation's financial information for the prior calendar quarter, the first day on which the Corporation's common stock is traded after a full trading day has elapsed following the release of the prior quarter's financial information. This establishes a prospective effective date to price the options.

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Restricted Stock Units. Norfolk Southern believes that the use of time-based restricted stock units serves as a retention tool for valued members of management. For 2018, the Committee granted restricted stock units that vest ratably over four years beginning on the first anniversary of the date of grant and which settle in shares of Norfolk Southern common stock. The restricted stock units will be forfeited if the recipient terminates from employment with the Corporation before October 1 of the year of grant, except in the case of death or disability.

Completed Accelerated Turnaround Incentive. The Committee established a special performance share unit award in February 2016, called the “Accelerated Turnaround Incentive” or “ATI.” The ATI PSU program provided an additional incentive for early achievement of the operational efficiency and financial goals tied to Norfolk Southern’s five-year strategic plan. The ATI PSU was designed to drive increased shareholder value, and pay out only if Norfolk Southern accelerated achievement of its five-year strategic plan goals for operating ratio and earnings per share.

In 2016, the Committee established the following performance goals for equally-weighted criteria for diluted earnings per share and operating ratio, with the ATI PSU measure based solely on the 2018 results for these measures:

	Accelerated Turnaround Incentive Performance Measures
	Diluted Earnings Per Share 50.0%		Operating Ratio 50.0%
	EPS	Payout	OR	Payout
Maximum	$10.45	100%	63.9%	100%
Target*	$9.17	50%	65.0%	50%
Threshold	<$9.17	0%	>65.0%	0%
*	Both Diluted Earnings per Share and Operating Ratio had to meet or exceed target for any payout to occur.

Under the performance measures established for the ATI PSUs, there was no payout unless at least the target level was achieved for both earnings per share and operating ratio, and the payout was to be evenly interpolated for any performance between the target and the maximum performance. The performance for the grant of ATI PSUs was determined as follows:

Performance Metric	Performance	% of Award Earned
2018 Diluted Earnings Per Share	$9.51	63.3%
2018 Operating Ratio	65.4%	0%
Total (payable only if % of Award Earned for each metric exceeds 50%, and then Total is the sum of % of Award Earned divided by 2 for one-half weighting of each of the components)		0%

Although the Corporation exceeded its 2019 goal for earnings per share in 2018, no award was payable because the Corporation did not meet its 2019 goal for operating ratio in 2018. The following table shows the awards granted, the target award and zero earnout for each of the Named Executive Officers:

Named Executive Officer	Award Granted (#)	Target Award (#)	Earned Award (#)
James A. Squires	28,400	14,200	0
Cynthia C. Earhart	14,200	7,100	0
John M. Scheib	6,015	3,008	0
Alan H. Shaw	14,200	7,100	0
Michael J. Wheeler	14,200	7,100	0

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RETIREMENT PLANS AND PROGRAMS
Norfolk Southern believes that its Retirement Plan and Supplemental Benefit Plan provide it with the ability to retain key employees over a longer period. Our officers, including our Named Executive Officers, participate in the Retirement Plan, a tax-qualified defined benefit pension plan that is generally provided to all our employees who are not subject to a collective bargaining agreement. The Retirement Plan provides a benefit based on age, service, and a percentage of final average compensation. Norfolk Southern also sponsors the Supplemental Benefit Plan, a non-qualified plan that restores the retirement benefit for amounts in excess of the Internal Revenue Code limitations for tax-qualified retirement plans, and provides a retirement benefit for salary or annual incentive that is deferred under Norfolk Southern’s deferred compensation plans. In addition to supporting the goal to retain key employees, the Committee believes the Supplemental Benefit Plan maintains internal equity by ensuring that pension benefit levels are based on relative compensation levels of each participant. Further information on the Retirement Plan and Supplemental Benefit Plan may be found in the “Narrative to Pension Benefits Table.”

Norfolk Southern maintains the Executives’ Deferred Compensation Plan (the “EDCP”) for the benefit of the Named Executive Officers and certain other employees. The purpose of the EDCP is to provide executives with the opportunity to defer compensation, as adjusted for earnings or losses, until retirement or another specified date or event. We do not make any company or matching contributions to the EDCP. Further information on the EDCP may be found in the “Narrative to Nonqualified Deferred Compensation Table.”

OTHER BENEFITS AND PERQUISITES
Norfolk Southern provides the Named Executive Officers with certain health and welfare benefits and a tax-qualified 401(k) plan in the same manner that such benefits have been made available to other salaried employees of the Corporation. The Named Executive Officers receive limited perquisites that the Compensation Committee believes are necessary to retain Executive Officers and to enhance their productivity. The value of perquisites is considered as part of the total compensation package when other elements are evaluated.

Our Board of Directors has directed and requires the Chief Executive Officer, and his family and guests when appropriate, to use Norfolk Southern’s aircraft whenever reasonably possible for air travel. The Board believes that such use of the corporate aircraft promotes the best interests of Norfolk Southern by generally ensuring the immediate availability of the Chief Executive Officer and by providing a prompt, efficient means of travel in view of the need for security in such travel. For the same reasons, our Board of Directors has determined that the Chief Executive Officer may authorize employees and their guests to use the corporate aircraft for purposes that further the Corporation’s business interests. Such non-business use by other employees and their guests is infrequent.

Other perquisites may include executive physicals, personal use of company facilities, and certain approved spousal travel. Norfolk Southern does not make tax gross-up payments on perquisites for the Named Executive Officers employed at the Executive Vice President level or above, except for tax gross-ups on certain relocation expenses and benefits consistent with our relocation program for all management employees.

Norfolk Southern believes that the benefits and perquisites described above are appropriate to remain competitive compared to other companies and to promote retention of these officers.

IMPACT OF THE TAX TREATMENT OF AWARDS ON NORFOLK SOUTHERN’S COMPENSATION POLICIES
Our executive compensation program has been carefully considered in light of the applicable tax rules. Section 162(m) of the Internal Revenue Code generally provides that a publicly held company may not deduct compensation paid to certain of its executive officers to the extent such compensation exceeds $1 million per executive officer in any year. Some exceptions to Section 162(m) may apply with respect to arrangements in place as of November 2, 2017, which meet the requirements for transition relief applicable to “qualified performance-based compensation” as defined in the Internal Revenue Code. The Committee believes that tax-deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. Norfolk Southern reserves and will continue to exercise its discretion in this area so as to serve the best interests of Norfolk Southern and its shareholders.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

CHANGE-IN-CONTROL AGREEMENTS
Norfolk Southern has entered into change-in-control agreements with the Named Executive Officers to provide certain economic protections to executives in the event of a termination of employment following a change in control of Norfolk Southern. The change-in-control agreements are intended to keep management intact and focused on the best interests of Norfolk Southern and its shareholders in pursuing a potential change-in-control transaction, while serving to eliminate potential management distraction related to the uncertainty of possible job and income loss. The Compensation Committee believes that the agreements are reasonable and appropriate. Benefits will not be paid under the agreements unless both a change in control occurs and the executive’s employment is terminated or constructively terminated following the change in control. The Committee believes this “double trigger” maximizes shareholder value because this structure would prevent an unintended windfall to management in the event of a change in control that does not result in the termination (or constructive termination) of employment of management. For officers who entered into change-in-control agreements before 2008, the agreements were revised in 2008 to comply with Section 409A of the Internal Revenue Code but those revisions did not enhance or increase benefits provided under the agreements. Since January 2013, Norfolk Southern entered into amendments to its change-in-control agreements with Mr. Squires and Ms. Earhart to eliminate tax gross-up payments provided under the agreements.

The Board agreed in 2002 to abide by a shareholder-approved proposal that limits new severance agreements with senior executives to 2.99 times the sum of the executive's base salary plus bonus. The Committee approved a form of change-in-control agreement in 2016 which complies with the requirements of the shareholder resolution and which does not contain a tax gross-up provision. Norfolk Southern has since entered into the new change-in-control agreement with Mr. Scheib, Mr. Shaw, and Mr. Wheeler.

A detailed description of the benefits provided under the change-in-control agreements may be found in the “Change-in-Control Agreements” section under “Potential Payments Upon a Change in Control or Other Termination of Employment” on page 57.

SHARE OWNERSHIP GUIDELINES FOR OFFICERS
Our Board of Directors has established as part of its Corporate Governance Guidelines the following ownership guidelines for shares of Norfolk Southern stock for its officers:

Position	Minimum Value
Chairman, President and Chief Executive Officer	5 times annual salary
Executive Vice Presidents	3 times annual salary
Senior Vice Presidents, Vice Presidents	1 times annual salary

Norfolk Southern common stock, stock equivalents held in Norfolk Southern’s 401(k) plan, and restricted stock units held in our Long-Term Incentive Plan are counted toward these holdings, but unexercised stock options or unvested performance share units are not counted. Officers may acquire such holdings over a five-year period. All officers currently meet this guideline or are expected to meet the guideline within the five-year period.

All Executive Officers of Norfolk Southern are required to clear any transaction involving its common stock with Norfolk Southern’s Corporate Secretary prior to engaging in the transaction, and pledging or hedging transactions will not be approved.

Anti-Pledging/Anti-Hedging Policy. All of our Executive Officers are prohibited from entering into pledging or hedging transactions or positions regarding Norfolk Southern’s securities.

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POLICIES AND DECISIONS REGARDING THE ADJUSTMENT OR RECOVERY OF AWARDS
While we do not anticipate there would ever be circumstances where a restatement of earnings upon which incentive plan award decisions were based would occur, should such an unlikely event take place, the Committee has the discretion to take all actions necessary to protect the interests of shareholders up to and including actions to recover such incentive awards. The performance share awards include a clawback provision to permit the recovery of performance share awards following a material restatement of Norfolk Southern’s financial results. Similarly, the Executive Management Incentive Plan includes a clawback provision to permit recovery of annual incentives as a result of any material noncompliance with any financial reporting requirement under the securities laws. The long-term incentive award agreements further provide for forfeiture of awards, including after retirement, if the recipient engages in certain competing employment, or if it is determined that the recipient has committed fraud or theft in the course of the recipient’s employment with Norfolk Southern, or if the recipient discloses certain confidential information. Both the Long-Term Incentive Plan and the Executive Management Incentive Plan further allow for the reduction, forfeiture, or recoupment of any award as may be required by law.

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE
The following table shows the total compensation awarded to, earned by, or paid to each Named Executive Officer during 2018 for service in all capacities to Norfolk Southern and our subsidiaries for the fiscal year ended December 31, 2018. The table also sets forth information regarding fiscal 2017 and 2016 compensation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
James A. Squires Chairman, President and Chief Executive Officer	2018	1,100,000	0	6,162,974	1,087,536	2,833,875	2,957,616	129,984	14,271,985
	2017	1,000,000	0	4,225,099	2,275,119	2,603,250	1,710,708	122,961	11,937,137
	2016	900,000	0	3,900,209	2,099,966	724,950	678,156	121,793	8,425,074
Cynthia C. Earhart Executive Vice President Finance and Chief Financial Officer	2018	600,000	0	1,484,432	165,132	927,450	1,310,124	20,390	4,507,528
	2017	600,000	0	746,753	402,579	937,170	1,033,920	22,103	3,742,525
	2016	600,000	0	747,159	402,583	289,980	514,224	41,731	2,595,677
John M. Scheib Executive Vice President Law and Administration and Chief Legal Officer	2018	475,000	0	1,125,559	125,100	724,212	200,864	7,517	2,658,252
Alan H. Shaw Executive Vice President and Chief Marketing Officer	2018	600,000	0	1,304,995	145,116	927,450	929,508	19,114	3,926,183
	2017	600,000	0	926,630	498,791	937,170	689,472	17,461	3,669,524
	2016	500,000	0	747,159	402,583	241,650	309,276	24,967	2,225,635
Michael J. Wheeler Executive Vice President and Chief Operating Officer	2018	600,000	0	1,665,345	185,148	927,450	1,458,696	19,527	4,856,166
	2017	600,000	0	1,056,432	568,591	937,170	948,447	22,036	4,132,676
	2016	581,250	0	780,094	419,914	279,240	530,194	37,885	2,628,577

Salary (Column (c))
Represents salary earned during 2016, 2017 and 2018 received on a current or deferred basis.

Stock Awards (Column (e))
The amounts reported for Stock Awards are the full grant date fair values of the awards computed in accordance with FASB ASC Topic 718 “Compensation - Stock Compensation.” This column includes Performance Share Units and Restricted Stock Units.

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For Performance Share Units, the full grant date fair value is determined consistent with the estimated full accounting cost to be recognized over the three-year performance period, determined as of the end of the month following the grant date under FASB ASC Topic 718. For discussions of the relevant assumptions made in calculating these amounts, see note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. For the grant date fair value of only those awards granted to the Named Executive Officers in 2017, see the “Grants of Plan-Based Awards Table.”

The value of the Stock Awards reported in column (e), calculated in accordance with FASB ASC Topic 718 but assuming the highest level of performance would be achieved is as follows:

Year	J. A. Squires	C. C. Earhart	J. M. Scheib	A. H. Shaw	M. J. Wheeler
2018	$12,688,069	$2,968,415	$2,250,728	$2,609,572	$3,330,950
2017	$5,818,538	$1,028,580		$1,276,016	$1,454,721
2016	$5,709,991	$1,093,946		$1,093,946	$1,142,082

Option Awards (Column (f))
The amounts reported for Option Awards are the full grant date fair values of the awards computed in accordance with FASB ASC Topic 718. For discussions of the relevant assumptions made in calculating these amounts, see note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Non-Equity Incentive Plan Compensation (Column (g))
The amounts reported as Non-Equity Incentive Plan Compensation were paid under the Executive Management Incentive Plan, as more fully described in the Compensation Discussion and Analysis. Amounts reported in this column were earned in the indicated year, and may have been received on a current basis or deferred in accordance with our deferred compensation plans.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))
The amounts shown in this column solely represent the aggregate increase in the actuarial present value of the Named Executive Officers’ accumulated benefits under the Retirement Plan and the Supplemental Benefit Plan for 2018. In accordance with SEC rules, any increase or decrease in the present value of the benefits under our Retirement Plan is aggregated with any increase or decrease in the present value of the benefits under our Supplemental Benefit Plan.

Pension values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, average annual compensation, and the assumptions used to determine the present value, such as the discount rate and mortality assumptions. For 2018, the change in the actuarial present value of the benefits under our Retirement Plan was impacted by an increase in the discount rate assumption that mostly offset the other factors. Overall in 2018, there was a small increase in the aggregate present value of the Retirement Plan benefit for Mr. Squires and Mr. Wheeler, and a small decrease in the aggregate present value of the Retirement Plan benefit for Ms. Earhart, Mr. Scheib and Mr. Shaw. All of the Named Executive Officers had an increase in the aggregate present value of the benefits under our Supplemental Benefit Plan in 2018, resulting from increases in each individual’s years of service, average compensation calculation and age, which more than offset decreases in value due to the increase in the pension discount rate and revised mortality assumptions.

All Other Compensation (Column (i))
The amounts reported as All Other Compensation for 2018 include: (i) matching contributions to our Thrift and Investment Plan of $7,517 for Mr. Scheib, and $9,625 for each of the other Named Executive Officers, and (ii) premiums paid on individually owned executive life insurance policies under our Executive Life Insurance Plan as follows: Mr. Squires, $17,278; Ms. Earhart, $10,765; Mr. Shaw, $9,489; and Mr. Wheeler, $9,902. For Mr. Squires, the amount under “Other” further includes his proportional cost of NS-owned life insurance policies used to fund the Directors’ Charitable Award Program, and perquisites during 2018 of $100,991 consisting of use of corporate aircraft totaling $91,191, event tickets, and an executive physical. All perquisites are valued on the basis of aggregate incremental cost to us. All the Named Executive Officers also participated in the Executive Accident Plan, for which there was no aggregate incremental cost.

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With regard to personal use of corporate aircraft, aggregate incremental cost is calculated as the weighted-average cost of fuel, aircraft maintenance, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use, including those associated with “deadhead” flights related to such use. Use of corporate aircraft includes use by the Named Executive Officers as permitted by resolution of the Board of Directors. The aggregate incremental cost for personal use of corporate aircraft by our Named Executive Officers is allocated entirely to the highest-ranking Named Executive Officer on the flight. Because corporate aircraft are used primarily for business travel, this calculation excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase or lease costs of the airplane, and the cost of maintenance not related to such personal travel.

2018 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)	Committee Action Date[2]	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James A. Squires	1/25/2018	1/22/2018	111,325	1,658,250	3,712,500
	1/25/2018	1/22/2018				6,629	29,460	73,650				4,350,064
	1/25/2018	1/22/2018							12,120			1,812,910
	1/25/2018	1/22/2018								26,080	149.58	1,087,536
Cynthia C. Earhart	1/25/2018	1/22/2018	36,450	542,700	1,215,000
	1/25/2018	1/22/2018				1,508	6,700	16,750				989,322
	1/25/2018	1/22/2018							3,310			495,110
	1/25/2018	1/22/2018								3,960	149.58	165,132
John M. Scheib	1/25/2018	1/22/2018	28,463	423,775	948,750
	1/25/2018	1/22/2018				1,143	5,080	12,700				750,113
	1/25/2018	1/22/2018							2,510			375,446
	1/25/2018	1/22/2018								3,000	149.58	125,100
Alan H. Shaw	1/25/2018	1/22/2018	36,450	542,700	1,215,000
	1/25/2018	1/22/2018				1,325	5,890	14,725				869,717
	1/25/2018	1/22/2018							2,910			435,278
	1/25/2018	1/22/2018								3,480	149.58	145,116
Michael J. Wheeler	1/25/2018	1/22/2018	36,450	542,700	1,215,000
	1/25/2018	1/22/2018				1,692	7,520	18,800				1,110,403
	1/25/2018	1/22/2018							3,710			554,942
	1/25/2018	1/22/2018								4,440	149.58	185,148
[1]

The amounts shown represent the full-year threshold, target, and maximum opportunity payable for the annual incentive under the EMIP, as determined at the time that the Compensation Committee made the awards. The amount actually paid as an annual incentive under the EMIP is reported in the Non-Equity Incentive Plan Compensation (column (g)) of the Summary Compensation Table.

[2]

Consistent with past practice and the terms of LTIP, the Committee made all January 2018 equity awards to directors and executive officers effective on the day after a full trading day has elapsed following the release of our fiscal year financial results. Because the Committee meetings at which these awards were made occurred prior to the effective date of the awards, we have provided both dates in accordance with SEC rules. See our “Compensation Discussion and Analysis” section for further discussion of our equity award grant practices.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (EMIP) (Columns (c), (d) and (e))
These awards were made pursuant to our Executive Management Incentive Plan (“EMIP”) and had the potential to be earned upon the achievement of certain performance goals established by the Committee for the fiscal year ended December 31, 2018. For a discussion of the performance goals established by the Committee, see page 40 of our “Compensation Discussion and Analysis” section. The Committee targeted a payout of 67% in 2018 in setting the annual performance goals for EMIP incentive awards, and using an annual incentive opportunity equal to 225% of salary for the Chief Executive Officer, 135% of salary for an Executive Vice President, and 120% of salary for a Senior Vice President. If a Named Executive Officer occupies positions at different annual incentive opportunities during the year, the annual incentive is prorated based on the salary and corresponding annual incentive opportunity for each position. Consequently, the target amounts in column (d) assume that the Named Executive Officers earned 67% of the potential EMIP awards that they could have earned using these annual incentive opportunities. The threshold amounts in column (c) assume that the Named Executive Officers earned the minimum EMIP awards based on performance required to trigger any level of payment; if performance fell below performance goals required to earn the threshold amount, they would not have been entitled to any EMIP awards. The Named Executive Officers earned 114.5% of these EMIP awards based on our performance during 2018. These annual incentive amounts are also included under “Non-Equity Incentive Compensation” in the Summary Compensation Table.

Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs) (Columns (f), (g) and (h))
These amounts represent grants of performance share units made pursuant to our Long-Term Incentive Plan (“LTIP”). These performance share units will be earned over the performance cycle ending December 31, 2020. For a discussion of the other material terms of these awards, see the narrative discussion which follows this table. LTIP does not provide a performance target for earning performance share units under this feature of the plan; however, the Committee targeted a payout of 100% in setting the performance goals for performance share unit awards. Consequently, the target amounts in column (g) assume that the Named Executive Officers will earn 100% of the maximum potential number of performance share units that can be earned under the awards. The threshold amounts in column (f) assume that the Named Executive Officers will earn the minimum number of performance share units based on performance required to trigger any level of payment; if the Corporation’s performance fell below performance goals required to earn the threshold amount, they would not receive any performance share units.

All Other Stock Awards (RSUs) (Column (i))
These amounts represent grants of restricted stock units made under LTIP. For a discussion of the material terms of these restricted stock unit awards, see the narrative discussion which follows this table.

All Other Option Awards (Stock Options) (Columns (j) and (k))
The non-qualified stock options that were granted as of January 25, 2018, are exercisable as of January 25, 2022. The Committee granted these options at an exercise price equal to the higher of the closing market price or the average of the high and low prices of our common stock on the effective date of the grant. The closing price was lower than the average price on the date of grant, so the exercise price shown is the average price on the date of grant. The exercise price may be paid in cash or in shares of our common stock (previously owned by the participant for at least six months preceding the date of exercise) valued on the date of exercise. For a discussion of the other material terms of these option awards, see the narrative discussion which follows this table.

Grant Date Fair Value of Stock and Option Awards (Column (l))
The amounts reported in Column (l) represent the full grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. For awards that entitle the Named Executive Officers to dividends or dividend equivalents, those amounts are also computed in accordance with FASB ASC Topic 718.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

AWARDS
Our Long-Term Incentive Plan (“LTIP”), as last approved by shareholders in 2015, allows for the award of equity-based awards, including nonqualified stock options, restricted stock units, and performance share units to non-employee directors, officers, and other employees of the Corporation.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

Performance share units entitle a recipient to receive performance-based compensation at the end of a three-year performance cycle based on our performance during that three-year period. For awards made in 2018, the award cycle began on January 1, 2018, and ends December 31, 2020. Under the 2018 performance share unit awards, corporate performance is measured using three-year after-tax return on average invested capital (“ROAIC”). ROAIC for this purpose is calculated by dividing Norfolk Southern’s net operating profit after-tax (defined as net income excluding interest expense, and adjusted for the effect of capitalizing Norfolk Southern’s operating lease obligations) by the average invested capital (defined as the average of the current and prior year-end shareholders’ equity and total debt balances, which is then adjusted for the effect of capitalizing Norfolk Southern’s operating lease obligations). Target performance for the ROAIC measure translates into a 100% payout factor, while threshold performance for ROAIC results in a 30% payout factor and the maximum performance for ROAIC results in a 200% payout factor; however, if at least the threshold is achieved for the ROAIC measure, the number of units earned will be multiplied by a modifier between 0.75 and 1.25 based on the ranking of the three-year total return to the Corporation’s stockholders as compared with the total shareholder return on the publicly traded stocks of the other North American Class I railroads, with the shareholder return measurement reflecting the return over the entire three-year period and using a 20-day average to measure performance at the beginning and the end of the period. Additional discussion of the performance share units can be found beginning on page 42 of our “Compensation Discussion and Analysis” section. Performance share units that are earned are distributed in shares of our common stock.

The Compensation Committee met to approve the 2018 option grants on January 22, 2018. In order to permit thorough dissemination of our financial results for the fiscal year ended December 31, 2017, the Committee made these grants effective January 25, 2018. See our “Compensation Discussion and Analysis” section for further discussion of our equity award grant practices. These options become exercisable four years after the grant date, or if the Named Executive Officer retires or dies before that date, the later of one year after the grant date or the participant’s retirement or death. Dividend equivalent payments are paid in cash to active employees on unvested options for four years in an amount equal to, and commensurate with, regular quarterly dividends paid on our common stock. The exercise price may be paid in cash or in shares of our common stock valued at fair market value on the date of exercise. Except for capital adjustments such as stock splits, the exercise price of a stock option granted under LTIP may not be decreased after the option is granted, nor may any outstanding option be modified or replaced through cancellation if the effect would be to reduce the price of the option, unless the repricing, modification, or replacement is approved by our shareholders.

The restricted stock units awarded in 2018 are distributable ratably over a four-year period beginning on the first anniversary of the grant date, and are settled in shares of our common stock. Dividend equivalent payments are paid in cash on restricted stock units in an amount equal to, and commensurate with, regular quarterly dividends paid on our common stock. During the restriction period, the holder of restricted stock units has no voting or investment power over the underlying common stock.

Receipt of an award under LTIP in 2018 was made contingent upon the participant’s execution of a non-competition agreement, and all awards are subject to forfeiture in the event the participant “engages in competing employment” within two years following retirement.

For 2018, awards to our Named Executive Officers under the Executive Management Incentive Plan (“EMIP”) were payable based on our performance relative to the following pre-determined performance measures: operating income, operating ratio, and a composite of three service measures, consisting of adherence to operating plan, connection performance, and train performance. The performance metrics relative to these performance measures were established by the Committee in January 2018. A more detailed discussion of these performance measures can be found on page 40 of our “Compensation Discussion and Analysis” section.

The Committee set Mr. Squires’ 2018 incentive opportunity at 225% of his 2018 base salary and the Executive Vice Presidents at 135% of their 2018 base salaries. These amounts are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

For further discussion of our plans and how these LTIP and EMIP awards fit into our executive compensation program, see the “Compensation Discussion and Analysis” section.

EMPLOYMENT AND OTHER AGREEMENTS
None of the Corporation’s Named Executive Officers is employed pursuant to an employment agreement.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date[6]	Number of Shares or Units of Stock That Have Not Vested (#)[7]	Market Value of Shares or Units of Stock That Have Not Vested ($)[8]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)[7,9]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)[8]
James A. Squires	24,000		69.830	1/23/2023	40,610	6,072,819	108,462	16,219,446
	29,290		94.170	1/22/2024
		28,830[1]	104.230	1/26/2025
		132,880[2]	92.760	5/31/2025
		105,420[3]	70.320	1/27/2026
		60,300[4]	120.250	1/25/2027
		26,080[5]	149.580	1/24/2028
Cynthia C. Earhart	1,593		62.745	1/26/2021	10,590	1,583,629	21,865	3,269,617
	1,330		75.140	1/25/2022
	5,000		69.830	1/23/2023
	12,890		94.170	1/22/2024
		13,260[1]	104.230	1/26/2025
		20,210[3]	70.320	1/27/2026
		10,670[4]	120.250	1/25/2027
		3,960[5]	149.580	1/24/2028
John M. Scheib	1,640		94.170	1/22/2024	4,710	704,333	11,258	1,683,568
		1,610[1]	104.230	1/26/2025
		2,460[3]	70.320	1/27/2026
		2,190[4]	120.250	1/25/2027
		3,000[5]	149.580	1/24/2028
Alan H. Shaw	2,000		62.745	1/26/2021	8,530	1,275,576	22,757	3,403,055
	1,900		75.140	1/25/2022
	2,550		69.830	1/23/2023
	2,760		94.170	1/22/2024
		2,720[1]	104.230	1/26/2025
		20,210[3]	70.320	1/27/2026
		13,220[4]	120.250	1/25/2027
		3,480[5]	149.580	1/24/2028
Michael J. Wheeler		2,720[1]	104.230	1/26/2025	9,690	1,449,043	27,392	4,096,216
		21,080[3]	70.320	1/27/2026
		15,070[4]	120.250	1/25/2027
		4,440[5]	149.580	1/24/2028
[1]	These options vested on January 27, 2019.
[2]	These options vest on June 1, 2019, or, if Mr. Squires retires or dies before that date, the date of retirement or death.
[3]	These options vest on January 28, 2020, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.
[4]	These options vest on January 26, 2021, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.
[5]	These options vest on January 25, 2022, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.
[6]

For each option award, an expiration date listed for 2026 or after expires on the earlier of the date listed or, if the Named Executive Officer retires before that date, five years after the Named Executive Officer retires.

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[7]	The following table provides information with respect to the vesting of each Named Executive Officer’s restricted stock units as shown in the Number of Shares or Units of Stock That Have Not Vested column and unearned performance units as shown in the Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested column in the above table.
Name	Unvested Restricted Stock Units	Unearned Performance Share Units	Unit Vest Date
James A. Squires	3,980		1/23/2019
	3,600		1/27/2020
	12,800		1/28/2021
	8,110		1/26/2022
		55,434	12/31/2019
	12,120		25% in Jan. 2019, 2020, 2021, and 2022
		53,028	12/31/2020
Cynthia C. Earhart	1,750		1/23/2019
	1,650		1/27/2020
	2,450		1/28/2021
	1,430		1/26/2022
		9,805	12/31/2019
	3,310		25% in Jan. 2019, 2020, 2021, and 2022
		12,060	12/31/2020
John M. Scheib	370		1/23/2019
	340		1/27/2020
	920		1/28/2021
	570		1/26/2022
		2,114	12/31/2019
	2,510		25% in Jan. 2019, 2020, 2021, and 2022
		9,144	12/31/2020
Alan H. Shaw	730		1/23/2019
	660		1/27/2020
	2,450		1/28/2021
	1,780		1/26/2022
		12,155	12/31/2019
	2,910		25% in Jan. 2019, 2020, 2021, and 2022
		10,602	12/31/2020
Michael J. Wheeler	730		1/23/2019
	660		1/27/2020
	2,560		1/28/2021
	2,030		1/26/2022
		13,856	12/31/2019
	3,710		25% in Jan. 2019, 2020, 2021, and 2022
		13,536	12/31/2020

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[8]	These values are based on the $149.54 closing market price of our common stock as of December 31, 2018.
[9]

These amounts represent (i) grants of performance share units made in 2017 pursuant to the Long-Term Incentive Plan (“LTIP”) that may be earned out over the three-year period ending December 31, 2019, and (ii) grants of performance share units made in 2018 pursuant to LTIP that may be earned out over the three-year period ending December 31, 2020. Because the number of performance share units earned is determined based on a three-year performance period for each cycle, in accordance with the SEC requirements for this table, the number of performance share units disclosed is determined by reporting performance based on achieving threshold performance goals, except that if performance during the last completed fiscal years over which performance is measured has exceeded the threshold, then the disclosure is based on the next highest performance measure (target or maximum) that exceeds the last completed fiscal years over which performance is measured. In accordance with this rule, the number of performance share units shown by each Named Executive Officer for these grants is 98.34% for the annual grant of performance share units made in 2017, and 180% for the annual grant of performance share units made in 2018, which represents (a) the actual percentage for the ROAIC for each completed year in the performance periods, (b) the maximum percentage for ROAIC for the uncompleted year in the 2017-2019 performance period, (c) the maximum percentage for ROAIC for the uncompleted years in the 2018-2020 performance period, and (d) the maximum percentage for the TSR measure for the 2017-2019 performance period based on our TSR as compared with the TSRs of the other publicly-traded North American Class I railroads for the period from the January 1, 2017 start of the performance period to December 31, 2018.

OPTION EXERCISES AND STOCK VESTED IN 2018
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[2]
James A. Squires	37,000	3,819,168	77,485	11,550,229
Cynthia C. Earhart	4,977	466,851	19,792	2,950,286
John M. Scheib	0	0	3,575	533,187
Alan H. Shaw	0	0	19,242	2,868,014
Michael J. Wheeler	2,760	137,359	20,286	3,023,969
[1]	Represents the difference between the price of the underlying common stock on the day of exercise and the exercise price of the option(s).
[2]	Represents the aggregate number of (1) restricted stock units that vested and were distributed during fiscal 2018, multiplied by the average of the high and low of the market price of the underlying shares on the vesting date, and (2) performance share units that vested during fiscal 2018, which shares were distributed on January 28, 2019, multiplied by the average of the high and low of the market price of the underlying shares on the vesting date of December 31, 2018.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

RETIREMENT BENEFITS

2018 PENSION BENEFITS TABLE
The following table shows, as of December 31, 2018, each Named Executive Officer’s years of credited service, present value of accumulated benefit, and benefits received, if any, under each of (i) the tax-qualified Retirement Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (the “Retirement Plan”) and (ii) the nonqualified Supplemental Benefit Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (the “SERP”).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James A. Squires	Retirement Plan	27	1,216,116	0
	SERP	27	9,788,832	0
Cynthia C. Earhart	Retirement Plan	33	1,329,804	0
	SERP	33	4,896,420	0
John M. Scheib	Retirement Plan	13	370,664	0
	SERP	13	296,929	0
Alan H. Shaw	Retirement Plan	25	875,976	0
	SERP	25	2,072,880	0
Michael J. Wheeler	Retirement Plan	34	1,375,272	0
	SERP	34	3,995,796	0

NARRATIVE TO PENSION BENEFITS TABLE
The above table shows the number of years of credited service and the actuarial present value of each Named Executive Officer’s accumulated benefits under our defined benefit plans as of December 31, 2018, which is the pension plan measurement date we use for financial reporting purposes. We assume a retirement age of 60 for purposes of the table for each of the Named Executive Officers, since that is the earliest age at which a participant may retire under the plans without an age-based benefit reduction, and they had not reached that age as of December 31, 2018. For a discussion of the other material assumptions applied in quantifying the present values of the above accrued benefits, see note 11 to our financial statements included with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Under the Retirement Plan and the SERP, except as noted above or in the event of a change in control (see below), each Named Executive Officer can expect to receive an annual retirement benefit equal to average annual compensation for the five most highly compensated years out of the last ten years of creditable service multiplied by a percentage equal to 1.5% times total years of creditable service, but not in excess of 40 years of creditable service (which would be equivalent to a maximum of 60% of such average compensation), less an offset for the annual Railroad Retirement Act annuity. Average compensation includes salary, awards under the Executive Management Incentive Plan and unused vacation amounts paid upon severance from employment. Under the Retirement Plan and the SERP, annual retirement benefits will be payable to each Named Executive Officer upon retirement (although there may be a six-month delay in payment of benefits that accrued under the SERP after January 1, 2005, if required by Section 409A of the Internal Revenue Code) and, upon the Named Executive Officer’s death, to his or her spouse on a joint-and-survivor-annuity basis.

Mr. Squires, Ms. Earhart, and Mr. Wheeler are eligible for early retirement under the Retirement Plan and the SERP since each has reached age 55 and has 10 years of creditable service. If Mr. Squires, Ms. Earhart, or Mr. Wheeler chooses to retire prior to age 60, their benefits will be reduced by 1/360th for each month he or she is under age 60 at the time of retirement.

We have no policy with regard to granting extra years of credited service. However, as described below, our change-in-control agreements for Mr. Squires and Ms. Earhart provide for additional years of credited service in limited circumstances.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

DEFERRED COMPENSATION
Our Named Executive Officers may have deferred the receipt of portions of their compensation under two separate deferred compensation plans: the Executives’ Deferred Compensation Plan (“EDCP”), and the Officers’ Deferred Compensation Plan (“ODCP”). The table and narrative below describe the material elements of these plans.

2018 NONQUALIFIED DEFERRED COMPENSATION TABLE
Name	Plan	Executive Contributions in Last FY ($)1	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)[2]
James A. Squires	EDCP	520,650	0	(54,697)	0	3,274,505
Cynthia C. Earhart	EDCP	234,292	0	(91,598)	0	1,808,613
	ODCP	0	0	44,337	0	677,730
John M. Scheib	EDCP	0	0	(28,225)	0	291,645
Alan H. Shaw	EDCP	0	0	(725)	0	14,917
Michael J. Wheeler	EDCP	0	0	(24,280)	0	802,545
[1]	Amounts in this column are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column(s) of the Summary Compensation Table.
[2]	Of these amounts, the following has previously been reported as compensation to the Named Executive Officer in our Summary Compensation Tables ending with the fiscal year ended December 31, 2017: Mr. Squires, $2,127,866; and Ms. Earhart, $321,287.

NARRATIVE TO NONQUALIFIED DEFERRED COMPENSATION TABLE
The 2018 Nonqualified Deferred Compensation table presents amounts deferred under (i) the EDCP, and (ii) the ODCP. Amounts deferred are credited to a separate memorandum account maintained in the name of each participant. We do not make contributions to participants’ accounts.

Amounts deferred on or after January 1, 2001, have been deferred under the EDCP. Participants may defer up to 50% of base salary and 100% of annual incentive payments and are credited with variable earnings and/or losses based on the performance of hypothetical investment options selected by the participant. The hypothetical investment options include various mutual funds as crediting indices. With respect to each deferral, participants may choose to receive a distribution at the earliest of separation from service, disability, or a date that is at least five years but not more than 15 years after the deferral year has ended. The total amount credited to a participant will be distributed, in accordance with the participant’s elected distribution option, in one lump sum or a stream of annual cash payments.

Amounts deferred before January 1, 2001, were deferred under the ODCP and earn a fixed rate of interest, which is credited to the account at the beginning of each quarter. In general, the fixed interest rate is determined on the basis of the participant’s age at the time of the deferral. The total amount so credited for amounts deferred before January 1, 2001 (including interest earned thereon) is distributed in five installments beginning in the year following the year in which the participant retires.

Our commitment to accrue and pay interest and/or earnings on amounts deferred is facilitated by the purchase of corporate-owned life insurance with executive officers as insureds under the policies. If the Board of Directors determines at any time that changes in the law affect our ability to recover the cost of providing the benefits payable under the EDCP and the ODCP, the Board, in its discretion, may reduce the interest and/or earnings on deferrals. With respect to the ODCP, the adjusted rate of interest may not be less than one-half the rate otherwise provided for in the plan. For the EDCP, the adjusted rate may not be less than the lesser of (a) one-half the rate of earnings otherwise provided for in the EDCP or (b) 7%.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL OR OTHER TERMINATION OF EMPLOYMENT
We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our Named Executive Officers in the event of a termination of their employment with the Corporation.

POST EMPLOYMENT BENEFITS*
The benefits to be provided to our Named Executive Officers in the event of a termination due to retirement, involuntary separation, death, disability, or a change in control are quantified in the table below. As of December 31, 2018, Mr. Scheib and Mr. Shaw were not eligible to retire under our retirement plans, so figures listed for Mr. Scheib and Mr. Shaw under Retirement assume a voluntary separation as of that date. Except as provided in this paragraph, this analysis assumes that on December 31, 2018,

●	for a Retirement, the executive retired as of that date;
●	for an Involuntary Separation, the executive’s employment was terminated as of that date due to the executive’s position being abolished in connection with a downsizing or internal restructuring (and the executive elected to retire if he or she is retirement eligible);
●	for a Death, the executive dies on that date;
●	for a Disability, the executive became disabled on that date; and
●	for a Change in Control, (i) a change in control of the Corporation occurred, as defined in the applicable change-in-control agreements, and (ii) each of the above Named Executive Officer’s employment with us was terminated without cause.

	Retirement $	Involuntary Separation $	Death $	Disability $	Change in Control $
James A. Squires
Severance Pay		1,100,000			14,437,500
Performance Share Units	10,114,474	10,114,474	10,114,474	10,114,474	5,711,583
Unvested Stock Options	19,298,410	19,298,410	19,298,410	19,298,410
Accelerated Dividends					1,473,888
Restricted Stock Units	6,072,819	6,072,819	6,072,819	6,072,819
Deferred Compensation Equivalent					1,952,435
Pension Enhancement					21,463,396
Health Benefits	164,118	164,191	64,995	164,118	52,977
Life Insurance Proceeds			3,300,000
Vacation Pay	105,769	105,769			105,769
TOTAL	35,755,590	36,855,663	38,850,698	35,649,821	45,197,548
Cynthia C. Earhart
Severance Pay		761,538			5,445,000
Performance Share Units	2,033,931	2,033,931	2,033,931	2,033,931	1,109,310
Unvested Stock Options	2,514,213	2,514,213	2,514,213	2,514,213
Accelerated Dividends					237,440
Restricted Stock Units	1,583,629	1,583,629	1,583,629	1,583,629
Deferred Compensation Equivalent					1,156,031
Pension Enhancement					9,550,967
Health Benefits	91,310	91,330		91,310	17,859
Life Insurance Proceeds			1,800,000
Vacation Pay	57,692	57,692			57,692
TOTAL	6,280,775	7,042,333	7,931,773	6,223,083	17,574,299

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

	Retirement $	Involuntary Separation $	Death $	Disability $	Change in Control $
John M. Scheib
Severance Pay		24,999			2,506,884
Performance Share Units			1,036,574	1,036,574
Unvested Stock Options			331,855	331,855
Restricted Stock Units			704,333	704,333
Health Benefits		1,472	1,472
Life Insurance Proceeds			1,000,000
TOTAL		26,471	3,074,234	2,072,762	2,506,884
Alan H. Shaw
Severance Pay		533,846			3,009,000
Performance Share Units			2,124,066	2,124,066
Unvested Stock Options			2,111,354	2,111,354
Restricted Stock Units			1,275,576	1,275,576
Health Benefits		1,542	376,648	519,376
Life Insurance Proceeds			1,800,000
TOTAL		535,388	7,687,644	6,030,372	3,009,000
Michael J. Wheeler
Severance Pay		761,538			3,009,000
Performance Share Units	2,553,882	2,553,882	2,553,882	2,553,882
Unvested Stock Options	2,234,424	2,234,424	2,234,424	2,234,424
Restricted Stock Units	1,449,043	1,449,043	1,449,043	1,449,043
Health Benefits	239,875	239,948	142,896	239,875
Life Insurance Proceeds			1,800,000
Vacation Pay	57,692	57,692
TOTAL	6,534,916	7,296,527	8,180,245	6,477,224	3,009,000
*	This table does not include the pension benefits reflected in the Pension Benefits Table, or the deferred compensation amounts disclosed in the Nonqualified Deferred Compensation Table. In addition, this table does not quantify the benefits that would be payable under the Corporation’s Long-Term Disability Plan to any of our Named Executive Officers who terminated employment as a result of total disability.

SEVERANCE PAY
For an Involuntary Separation resulting in the Named Executive Officer’s position being abolished in connection with a downsizing or internal restructuring, these amounts represent two weeks of the executive’s annual base salary for each calendar year of service up to a maximum of 80 weeks, but not in excess of twice the annual amount of the executive’s salary payable in the 12-month period preceding the executive’s severance date. These amounts would be payable under our Severance Pay Plan that is generally applicable to all of our management employees. For a description of the severance payable if the Named Executive Officer was involuntarily separated for a reason other than downsizing or internal restructuring, see the section captioned “Termination for Any Other Reason.”

For a Change in Control, these amounts represent the sum of each Named Executive Officer’s base salary plus annual incentive pay times 2.99 for Mr. Scheib, Mr. Shaw, and Mr. Wheeler, and times three for Mr. Squires and Ms. Earhart. If the Named Executive Officer had elected to defer either a portion of salary or annual incentive under the Executives’ Deferred Compensation Plan, then a corresponding portion of this amount would have been deferred and subsequently paid in accordance with the Named Executive Officer’s original deferral election rather than distributed in a lump sum.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

PERFORMANCE SHARE UNITS
For Retirement, Death, or Disability, these amounts represent the estimated dollar value of the annual grants of performance share units to be earned during the performance cycles ending December 31, 2019, and December 31, 2020, assuming an earnout of 62.5% for the grants of performance share units made in 2017 and 110% for the grants of performance share units made in 2018, and in each case multiplied by $149.54, the closing stock price on December 31, 2018, the last trading day of the Corporation’s fiscal year. Because the number of performance share units earned is determined based on a three-year performance period for each cycle, these percentages represent (i) the actual percentage achieved for each completed year in the performance cycle for the ROAIC measure and the 50% target percentage achievement for each uncompleted year in the performance period, and (ii) for the 2017-2019 performance share unit cycle, a 40% achievement for the TSR measure over the entire three-year performance period, reflecting the earnout if Norfolk Southern’s TSR exceeds the median TSR of the S&P 500 over the three-year performance cycle. Estimated amounts for the performance cycles ending December 31, 2019, and December 31, 2020, are also included in the Outstanding Equity Awards at Fiscal Year-End Table. However, because the Named Executive Officers would forfeit these awards but for retirement or death benefit provisions under LTIP, we have included these awards here as well. If a participant retires, dies, or becomes disabled before the end of the performance period, the awards are calculated and earned at the end of the performance period as if the participant had not retired or died; however, these awards are subject to forfeiture in certain situations following retirement or disability including if the participant engages in competing employment or violates a confidentiality agreement.

For Involuntary Separation, each of the Named Executive Officers other than Mr. Scheib and Mr. Shaw was eligible to retire as of December 31, 2018; accordingly, had their employment been terminated by us or them on that date, each would have been entitled to the retirement benefits described above.

For a Change in Control, these amounts represent a cash payment to which Mr. Squires and Ms. Earhart would not otherwise be entitled absent a change in control. Values based on (i) the $149.54 closing stock price on December 31, 2018, the last trading day of the Corporation’s fiscal year, and (ii) the average earnout for performance share units for the two most recently completed cycles of 44.5%, which is the assumed earnout required under their change-in-control agreements. Performance share units are earned over a three-year cycle ending each December 31. Therefore, our Named Executive Officers were fully vested in their performance share unit awards for the performance cycle ended December 31, 2018, and these awards are excluded from the above amounts.

UNVESTED STOCK OPTIONS
For Retirement and Death, these amounts represent the value of the outstanding 2015, 2016, and 2017 unvested stock options for the Named Executive Officer for which vesting is accelerated to the date of his or her retirement or death. The amounts further represent the value of the outstanding unvested stock options for the Named Executive Officers for which vesting is not accelerated as a result of Retirement, Disability, or Death; however, because the Named Executive Officers would forfeit these awards but for the retirement, disability, or death provisions of LTIP and their LTIP award agreements, we have included the value of these unvested stock options as well. Amounts in these columns do not include the value of vested, unexercised stock options. See the “Outstanding Equity Awards at Fiscal Year-End Table” for a complete list of each Named Executive Officer’s vested, unexercised options.

For Involuntary Separation, each of the Named Executive Officers other than Mr. Scheib and Mr. Shaw was eligible to retire as of December 31, 2018; accordingly, had their employment been terminated by us or them on that date, each would have been entitled to the retirement benefit provisions under LTIP for their unvested stock options.

For a Change in Control, this table does not report the value of vested options held by each Named Executive Officer as of December 31, 2018. Under the change-in-control agreements for Mr. Squires and Ms. Earhart, in the event his or her employment with us is terminated in connection with a change in control, we are required to pay him or her the then current spread value of his or her vested options rather than require him or her to exercise them and sell the underlying shares. Based on the $149.54 closing stock price on December 31, 2018, the last trading day of the Corporation’s fiscal year, the values of those options were as follows: Mr. Squires, $7,968,987; and Ms. Earhart, $3,112,376. See the “Outstanding Equity Awards at Fiscal Year-End Table” for more information regarding these options. Unvested options do not provide for accelerated vesting at the time of a change in control and would be forfeited if their employment is terminated for any reason other than retirement, disability, or death. Accordingly, options which were unvested as of December 31, 2018, are excluded from these amounts.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

RESTRICTED STOCK UNITS
For Retirement, Death, and Disability, these amounts represent the dollar value of restricted stock units based on the $149.54 closing stock price on December 31, 2018, the last trading day of the Corporation’s fiscal year. These amounts are also included in the Outstanding Equity Awards at Fiscal Year-End Table. However, because the Named Executive Officers would forfeit these awards but for retirement, death, or disability benefit provisions of LTIP and their LTIP award agreements, we have included these amounts here as well. If a participant retires, dies, or becomes disabled before the end of the restriction period, the awards are delivered at the end of the restriction period as if the participant had not retired, died, or become disabled; however, these awards are subject to forfeiture in the event the participant “engages in competing employment” following retirement and before the end of the restriction period.

For Involuntary Separation, each of the Named Executive Officers other than Mr. Scheib and Mr. Shaw was eligible to retire as of December 31, 2018; accordingly, had their employment been terminated by us or them on that date, each would have been entitled to the retirement benefit provisions under LTIP for their restricted stock units.

For a Change in Control, the change-in-control agreements do not provide for the acceleration of any unvested restricted stock units held by Named Executive Officers at the time their employment with us is terminated or upon a change in control. Under the terms of the LTIP, they will forfeit any unvested restricted stock units if their employment is terminated for any reason other than retirement, disability, or death. The Committee has the authority under LTIP to waive any restrictions on restricted stock units.

DEFERRED COMPENSATION EQUIVALENT
For a Change in Control, these amounts represent the cash payment that would have been payable when Mr. Squires or Ms. Earhart reached age 65, as provided in their change-in-control agreements. This amount does not include the aggregate balance of the Named Executive Officer’s deferred compensation account as of December 31, 2018, in which the Named Executive Officer is currently vested. If the change in control was not a change in control as defined in the regulations to Section 409A of the Internal Revenue Code, then any portion of the deferred compensation that was subject to Section 409A would have been payable at the time and in the form provided under the terms of the plan under which the Named Executive Officer earned the benefit, without any acceleration or other alteration in the time and form of payment as a result of the change in control.

PENSION ENHANCEMENT
For a Change in Control, these amounts represent the amount by which Mr. Squires’ and Ms. Earhart’s pension benefit, as enhanced by the change-in-control agreement, exceeds the actuarial present value of his or her accumulated pension benefits as of December 31, 2018. Amount does not include the actuarial present value of the Named Executive Officer’s accumulated pension benefits as of December 31, 2018. See the “Pension Benefits Table” for a description of the pension benefits to which the Named Executive Officers are entitled upon their retirement.

HEALTH BENEFITS
For Retirement, Disability or a Change in Control, these amounts represent estimated medical benefits for the Named Executive Officers and their eligible dependents.

For Involuntary Separation, as each of Mr. Squires, Ms. Earhart, and Mr. Wheeler were eligible to retire as of December 31, 2018, each of them could have elected to retire and receive the same benefits as shown under the “Retirement” column plus thirty days of continued dental and vision coverage for the executive and his eligible dependents to be provided by the Corporation in accordance with the Corporation’s Severance Pay Plan. Accordingly, the amounts in this column represent the cost of their post-retirement medical coverage plus the cost of continued dental and vision coverage. For Mr. Scheib and Mr. Shaw, these amounts represent the cost of thirty days of medical, dental and vision coverage for the executive and his eligible dependents to be paid by the Corporation in accordance with the Corporation’s Severance Pay Plan that is generally applicable to all our management employees.

For Death, these amounts represent estimated medical benefits for the eligible dependents of the Named Executive Officer. For a Change in Control, these amounts represent medical and dental benefits for a fixed period of time specified in the change-in-control agreements.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

LIFE INSURANCE PROCEEDS
These amounts represent the life insurance proceeds payable upon the death of the executive officer while employed. In addition to the amounts listed in the table, if a Named Executive Officer died or was totally and permanently disabled for at least 12 months, in either case as a result of an accident that was covered under the insurance policy that provides benefits under the Executive Accident Plan, then the Named Executive Officer (in the case of disability) or his or her beneficiary (in the case of death) would receive a $400,000 lump-sum payment from the insurance company.

POST-RETIREMENT LIFE INSURANCE
Under our frozen Executive Life Insurance Plan, upon retirement, the remaining premiums on a participant’s life insurance policy must be paid in the minimum number of level annual premiums allowable. No premiums would have been required at the end of 2018 to fully fund any of our Named Executive Officer’s life insurance policies as a result of retirement. The life insurance policy amounts are as follows: Mr. Squires, $345,000; Ms. Earhart, $300,000; Mr. Shaw, $87,000; and Mr. Wheeler, $54,100. Mr. Scheib is not covered by the Corporation’s Executive Life Insurance Plan.

In addition, each Named Executive Officer would be eligible for retiree life insurance coverage under the Corporation’s group life insurance program in the following amounts: Messrs. Squires, Scheib, and Shaw, $5,000; and Ms. Earhart and Mr. Wheeler, $50,000.

VACATION PAY
Under the Corporation’s Nonagreement Vacation Program, an employee who separates from employment on December 31 will not be paid for the following year’s vacation except in the case of retirement.

CHANGE-IN-CONTROL AGREEMENTS

GENERALLY
We have entered into change-in-control agreements with a number of key executives, including our Named Executive Officers. A Named Executive Officer will only receive the benefits provided under these agreements if:

●	a change in control of Norfolk Southern occurs, and
●

within two years of the change in control, we terminate the Named Executive Officer’s employment for any reason other than for “cause,” death, total disability, or mandatory retirement, or the Named Executive Officer terminates his or her employment with us for “good reason.”

DEFINITION OF CHANGE IN CONTROL
Generally, under these agreements, a change in control is defined as:

●	a merger, sale of all or substantially all of our assets, or similar fundamental transaction which results in our shareholders holding less than 80% of the voting power of the combined company;
●	a shareholder-approved consolidation or dissolution pursuant to a recommendation of our Board of Directors;
●

a change in the composition of the Board of Directors that results in less than a majority of Board members having either (i) served on the Board for at least two years or (ii) been nominated or elected to be a director by at least two-thirds of directors who had at least two years of service at the time of the director’s nomination or election;

●	any person or organization acquires more than 20% of our voting stock; or
●	a determination by the Board that an event similar to those listed above has occurred or is imminent.

As noted below, the Named Executive Officers are entitled to accelerated payouts of amounts deferred under the Officers’ Deferred Compensation Plan and the Executives’ Deferred Compensation Plan (“EDCP”) upon a change in control. For amounts deferred after 2004 under the EDCP, only events described above that also constitute a change in control as defined in the regulations to Section 409A of the Internal Revenue Code will result in accelerated distribution of those amounts.

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Executive Compensation | 2019 Annual Meeting and Proxy Statement

BENEFITS PAYABLE UPON TERMINATION FOLLOWING A CHANGE IN CONTROL
Mr. Squires and Ms. Earhart are generally entitled to receive the following benefits under the change-in-control agreements:

●	three times annual base salary plus incentive pay;
●	accrued but unpaid compensation;
●	a cash payment for unearned performance share units awarded and as to which the performance cycle has not been completed;
●	all dividend equivalents to which they would have been entitled had their employment not been terminated;
●

early payout of compensation that was deferred under our nonqualified deferred compensation plans and a cash payment equal to the present value of the deferred compensation that would have been payable if the participant retired at age 65, as provided by the change-in-control agreements;

●	accrued pension benefits, as modified by years of service and average final compensation enhancements provided by the change-in-control agreements;
●	unused vacation for the year of termination, plus vacation for the following year;
●

continued payment of premiums on the Named Executive Officer’s life insurance policy under our Executive Life Insurance Plan as if the Named Executive Officer terminated due to retirement under the Executive Life Insurance Plan; and

●

continued medical and dental benefits, and $50,000 in group-term life insurance coverage, for a specified number of years but subject to termination if the Named Executive Officer receives substantially similar benefits from another employer after the termination of employment.

Since January 2013, Norfolk Southern entered into amendments to its change-in-control agreements with Mr. Squires and Ms. Earhart to eliminate tax gross-up payments provided under the agreements.

The Compensation Committee approved a form of change-in-control agreement in 2016 which limits new severance agreements with senior executives to 2.99 times the sum of the executives’ base salary plus bonus and which does not contain a tax gross-up provision. Norfolk Southern entered into the new change-in-control agreement in 2016 with Mr. Scheib, Mr. Shaw, and Mr. Wheeler.

If we had terminated the Named Executive Officer’s employment for reasons described below under “Events Triggering Change-in-Control Payments,” these benefits would generally have been payable in a lump sum within ten business days of termination. However, any Severance Pay, Performance Share Unit Equivalent, Accelerated Dividend Equivalent, Vacation Pay, and Prorata Incentive Pay would have been payable no earlier than six months after the Named Executive Officer’s termination date if the Named Executive Officer was a “Specified Employee” on his or her termination date and if the change in control was not a change in control as defined in the regulations to Section 409A of the Internal Revenue Code. A “Specified Employee” is one of the 50 most highly compensated employees, as defined within the change-in-control agreement. If payment of any amounts was delayed because the Named Executive Officer was a Specified Employee, the delayed payment would have been credited with interest during the period from the termination date until the benefit was distributed at 120% of the short term Applicable Federal Rate determined under section 1274(d) of the Internal Revenue Code that was in effect on the Named Executive Officer’s termination date.

EVENTS TRIGGERING CHANGE-IN-CONTROL PAYMENTS
If we terminate a Named Executive Officer’s employment with us for “cause,” we will not be required to pay the benefits provided under his or her change-in-control agreement. “Cause” is defined as any of the following if the result of the same is materially harmful to us:

●	an intentional act of fraud, embezzlement, or theft in connection with the executive’s duties or in the course of his or her employment with us;
●	intentional wrongful damage to our property;
●	intentional wrongful disclosure of secret processes or of our confidential information; or
●	intentional violation of The Thoroughbred Code of Ethics or, as applicable, our Code of Ethical Conduct for Senior Financial Officers.

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In addition, if a Named Executive Officer terminates employment with us within two years of a change in control for any of the following “good reasons,” we are required to pay the Named Executive Officer the benefits provided under his or her change-in-control agreement:

●	the Named Executive Officer is not elected or reelected to the office held immediately prior to the change in control, or if serving as a director he or she is removed as a director;
●	the Named Executive Officer’s salary or annual incentive opportunity is materially reduced below the amounts in effect prior to the change in control;
●	we terminate or materially reduce the value or scope of the Named Executive Officer’s perquisites, benefits, and service credit for benefits provided under any employee retirement income or welfare benefit policies, plans, programs, or arrangements in which he or she is participating immediately prior to the change in control and which have substantial value;
●	the Named Executive Officer determines in good faith that following the change in control, he or she has been rendered substantially unable to carry out or has suffered a substantial reduction in any of the substantial authorities, powers, functions, responsibilities, or duties attached to the position he or she held immediately prior to the change in control;
●	the successor to the change in control does not assume all of our duties and obligations under the change-in-control agreement;
●	we require that the Named Executive Officer relocate his or her principal location of work in excess of 50 miles from his or her employment location immediately prior to the change in control, or that the Named Executive Officer travel away from his or her office significantly more than was required immediately prior to the change in control; or
●	there is any material breach of the change-in-control agreement by us or our successor.

REQUIREMENT NOT TO COMPETE FOLLOWING A CHANGE IN CONTROL
In exchange for the benefits provided under the change-in-control agreements, the Named Executive Officers agreed that if they accept benefits payable or provided under the agreements, they may not engage in competing employment for a period of one year from the date they are terminated following the change in control. “Competing employment” for this purpose is the provision of services of any type, kind, or nature and in any capacity to any organization or person that is, that controls, that is controlled by, or one of whose significant customers or clients is (i) a Class I railroad operating in the United States, Canada, or Mexico, (ii) an interstate trucking company operating in the United States, Canada, or Mexico or (iii) a provider or arranger of intermodal services of any kind or nature, any portion of which services is provided or arranged in the United States.

RETIREMENT
As of December 31, 2018, all Named Executive Officers other than Messrs. Scheib and Shaw were of retirement age under our retirement plans. See “Termination for Any Other Reason” below for a discussion of the benefits to which Mr. Scheib or Mr. Shaw would have been entitled had either terminated as of December 31, 2018. Mr. Squires, Ms. Earhart, and Mr. Wheeler were each eligible to retire and choose to receive either (i) a temporary retirement benefit not to exceed $500 per month until reaching age 60, and thereafter the full amount of the accrued pension benefits disclosed in the Pension Benefits Table, or (ii) a reduced amount of the pension benefits disclosed in the Pension Benefits Table. In addition to these pension benefits, each Named Executive Officer would have been entitled to receive the deferred compensation amounts disclosed in the Nonqualified Deferred Compensation Table.

DEATH OR DISABILITY

DEATH
If any of the Named Executive Officers had died on December 31, 2018, that Named Executive Officer’s spouse would have been eligible for the pension benefits disclosed in the Pension Benefit Table (reduced on account of the Named Executive Officer’s death) and the Named Executive Officer’s designated beneficiaries would have been eligible for the deferred compensation benefits disclosed in the Nonqualified Deferred Compensation Table.

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DISABILITY
If the Named Executive Officers had become disabled on December 31, 2018, each of them other than Messrs. Scheib and Shaw could elect to retire and receive the benefits set forth above under “Retirement.” For Messrs. Scheib and Shaw and any other Named Executive Officer electing not to retire, each would be entitled to disability benefits under the Corporation’s Long-Term Disability Plan equal to one-half of the Named Executive Officer’s base salary reduced by disability, retirement or sickness benefits paid from the Railroad Retirement Board and further reduced by other qualifying benefits as provided in the Long-Term Disability Plan.

TERMINATION FOR ANY OTHER REASON
As noted above, each of the Named Executive Officers other than Messrs. Scheib and Shaw was eligible to retire as of December 31, 2018; accordingly, had their employment been terminated by us or by them as of that date, each would have been entitled to the benefits set forth above under “Retirement.” If Mr. Scheib or Mr. Shaw had terminated employment as of December 31, 2018, he would have been eligible for the full amount of his accrued pension benefit disclosed in the Pension Benefits Table beginning at age 60.

In addition to these pension benefits, each Named Executive Officer would have been entitled to receive the deferred compensation benefits disclosed in the Nonqualified Deferred Compensation Table.

We also have a Severance Pay Plan that is generally applicable to all of our management employees. Under the Severance Pay Plan, if a Named Executive Officer’s employment had been terminated as of December 31, 2018, due to the executive’s position being abolished in connection with downsizing or internal restructuring, the Named Executive Officer would have been entitled to the following benefits:

●	two weeks of the executive’s annual base salary for each year of service up to a maximum of 80 weeks (but not in excess of twice the annual amount of the executive’s salary payable in the 12-month period preceding the executive’s severance date);
●	continued health care benefits for the executive and the executive’s eligible dependents until the earlier of (a) 30 days from the severance date, or (b) until those health care benefits would otherwise terminate under the continuation of coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (COBRA); and
●	outplacement assistance for up to 90 days.

If the Named Executive Officer’s employment had been terminated by us for a reason other than as described above, then the Named Executive Officer would have been entitled to one week of the executive’s annual base salary for each year of service up to a maximum of 26 weeks, with the amount capped at two times the executive’s salary paid in the 12-month period preceding the executive’s severance date. The Named Executive Officer would not have been entitled to Severance Pay Plan benefits if terminated for reasons including, without limitation, the following: indictment, conviction of, or entering a plea of nolo contendere to any felony; commission of theft, fraud, or embezzlement, resulting in gain or personal enrichment; failure or refusal to substantially perform his or her duties for Norfolk Southern; conduct deemed so detrimental to the interests of Norfolk Southern that, in the judgment of the Plan Administrator, it should result in the termination not being deemed a severance; being unable to substantially perform his or her duties because of a physical or mental condition, including a condition that entitles him or her to benefits under any sick pay or disability income policy or program; refusing to transfer to another nonagreement position in the same department; or refusing to transfer to another nonagreement position in a different department assigned to a pay band with the same or higher bonus opportunity.

DIRECTORS’ CHARITABLE AWARD PROGRAM BENEFIT
In addition to the benefits described above, Mr. Squires is entitled to nominate one or more tax-exempt institutions to receive up to $500,000 from Norfolk Southern following his death. We continue to pay the life insurance premiums we use to partly fund this program. See “Non-Employee Director Compensation Table-Directors’ Charitable Award Program” above for more information regarding this program.

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REQUIREMENT NOT TO COMPETE
In addition to restrictions imposed under our change-in-control agreements, awards under LTIP were, beginning in 2006, made subject to forfeiture in the event the Named Executive Officer “engages in competing employment” for a period of time following termination. For these purposes, “engages in competing employment” means working for or providing services to any of our competitors in North American markets in which we compete. See section captioned “Requirement Not to Compete Following a Change in Control” for a description of additional non-compete restrictions on our Named Executive Officers.

FUTURE SEVERANCE BENEFITS POLICY
In 2002, our Board of Directors agreed to abide by a shareholder-approved proposal that future severance agreements with senior executives that exceed 2.99 times the sum of the executive’s base salary plus bonus require shareholder approval.

COMPENSATION POLICY RISK ASSESSMENT
The Committee has assessed the risks arising from Norfolk Southern’s compensation policies and practices for all employees to determine whether such policies or practices are reasonably likely to have a material adverse effect on the Corporation. As part of this assessment, in 2019, the Committee engaged Pay Governance to conduct a compensation risk analysis and report its findings to the Committee. Based on the observations and findings of Pay Governance’s assessment, as well as its own considerations, the Committee determined that Norfolk Southern’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Corporation.

PAY RATIO DISCLOSURE
The ratio of the annual compensation of James A. Squires, our Chief Executive Officer, President and Chairman (our “CEO”) to the median annual compensation of our other employees in 2018 is 145 to 1. We used the same median employee that we had identified in 2018 for purposes of this disclosure. There has been no significant change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure for 2019. A complete description of the methodology we used in 2018 to identify the estimated median employee can be found in our 2018 Proxy Statement.

The determination of the median employee is an estimate, and other companies may use different methodologies and assumptions in determining the median employee. The pay ratio for other companies may not be comparable to the ratio we present due to different methodologies and assumptions, different employee populations, and different compensation structures.

As in 2018, we used the following methodology to determine the median employee’s annual compensation, and to determine annual compensation for our CEO:

●	We calculated each element of the median employee’s compensation for 2018 in accordance with the SEC rules for reporting compensation in the Summary Compensation Table of the proxy. Under this calculation, the median of the annual total compensation of all employees of the Corporation, other than our CEO, was $98,477. We included in this calculation the value of the employer-provided health and welfare benefits provided under the Railroad Employees National Health and Welfare Plan, a collectively bargained multiemployer plan.
●	The terms and conditions of the median employee’s employment, including the rate of the employee’s pay and benefits, were established under a collective bargaining agreement negotiated between Norfolk Southern Corporation and a labor union. Approximately 80% of our employees are covered by collective bargaining agreements with various labor unions.
●	For the annual total compensation of Mr. Squires, we used the amount reported in the “total” column (column (j)) of our Summary Compensation Table included in our Proxy Statement, but increased that total by $18,820 to include the value of Mr. Squires’ employer-provided health and welfare benefits so as to maintain consistency between the annual total compensation of our CEO and the median employee. This resulted in annual compensation of $14,290,805 for Mr. Squires for purposes of determining the pay ratio. Information about the objectives of our executive compensation program and the process that the Compensation Committee of our Board of Directors used to establish Mr. Squires’ compensation for 2018, including the Committee’s engagement of an independent compensation consultant to assist in determining the appropriate level of pay, can be found in our “Compensation Discussion and Analysis” section which begins on page 30.

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Shareholder Proposals | 2019 Annual Meeting and Proxy Statement

SHAREHOLDER PROPOSALS

ITEM	SHAREHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE
4

John Chevedden, whose address is 2215 Nelson Avenue, Redondo Beach, California, has notified the Corporation of his intention to present the proposal printed below for shareholder consideration at the Annual Meeting. Mr. Chevedden has furnished evidence of his ownership of 50 shares of the Corporation’s common stock, which he has owned for at least one year prior to the date he submitted his proposal.

We have printed verbatim the text of Mr. Chevedden’s proposal and his supporting statement. His proposal will be voted on at the Annual Meeting only if it is properly presented by or on behalf of Mr. Chevedden.

The Board of Directors opposes the proposal for the reasons set forth in the “Board of Directors’ Statement in Opposition,” which appears directly after Mr. Chevedden’s supporting statement.

Text of Mr. Chevedden’s proposal and supporting statement:

Proposal [4] - Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. The votes would have been higher than 74% to 88% if all shareholders had ready access to independent voting advice.

Currently a 1%-minority can frustrate the will of our 66%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from making an overdue change. This can be particularly important during periods of management underperformance and/or an economic downturn.

Improving the governance of our company is important at a time that other events also need to be prevented from reoccurring such as:

Equal Employment Opportunity Commission lawsuit over alleged age discrimination against older workers September 2018

Accelerated share repurchase agreements of $1.2 Billion shares August 2018

Complaints regarding coal dust from Lambert’s Point coal terminal March 2018

Workplace Safety Concern - Train collision and derailment; four crew members injured, Kentucky March 2018

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Shareholder Proposals | 2019 Annual Meeting and Proxy Statement

Workplace Safety Concern - Train crew injured after train collided with truck containing Hydrochloric Acid, Pennsylvania March 2018

There is a concern about share repurchases like the above. Stock buybacks can be a sign of short-termism for executives - sometimes boosting share price without boosting the underlying value, profitability, or ingenuity of the company. A dollar spent repurchasing a share is a dollar that cannot be spent on new equipment, an acquisition, entry into a new market or anything else.

Please yes:
Simple Majority Vote - Proposal [4]

Board of Directors’ Statement in Opposition

Your Board has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of our shareholders. We recommend that you vote against this proposal for the reasons discussed below.

This Proposal is unique and unclear

While the Proponent has submitted less comprehensive, but seemingly similar proposals in previous years, this Proposal is unique. Past years’ proposals submitted by the Proponent to other companies have requested that boards of directors take steps to replace supermajority requirements contained in their company’s organizational documents. This Proposal goes further by also requesting that your board replace all supermajority requirements that are “implicit due to default to state law.” Given that our organizational documents do not expressly contain any supermajority voting requirements, it is difficult to determine with any reasonable certainty exactly what actions or measures the Proposal requires.

In addition, the Proposal relies on an external standard - “state law” - without describing the substance of that standard, possibly including changes that would appear to be contrary to the interests of all shareholders or in some cases one or more classes of shareholders, and suggests that, if approved, it would purportedly prevent “other events [that] also need to be prevented from reoccurring . . .” although none of the enumerated events would be affected by a change in voting requirement.

The limited matters that require approval by a supermajority of our shareholders are meant to preserve and maximize long-term value for our shareholders.

Your Board believes the limited actions that require supermajority approval by our shareholders help to preserve and maximize long-term value for all shareholders, particularly minority shareholders, against the potentially self-interested actions of one or more large shareholders, and ensure that certain significant, fundamental corporate changes only occur with broad shareholder consensus. Without these provisions, it would be possible for a group of shareholders, not bound by a fiduciary duty to act in the best interests of Norfolk Southern and our shareholders, to amend our restated articles of incorporation and bylaws in ways that may not be in the best interest of Norfolk Southern.

If the simple majority vote standard were adopted as proposed and only 50.1% of the shares outstanding are present at the annual meeting, shareholders constituting as little as 25.1% of outstanding voting power could approve significant, fundamental corporate changes. We strongly believe that a more meaningful voting requirement is appropriate for such significant, fundamental corporate changes to ensure that these changes are approved only after they have received broad consensus and support from our shareholders.

Your Board has demonstrated a strong commitment to corporate governance best practices.

Your Board carefully considers the appropriateness of evolving corporate governance practices and has adopted policies that ensure shareholders have significant rights and protections. Among our best practice governance policies are the following:

●	Annual election of each member of the Board of Directors and a director majority voting policy;
●	A director resignation policy that requires any director who does not receive a majority of the votes cast for their election to tender his or her resignation;

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Shareholder Proposals | 2019 Annual Meeting and Proxy Statement

●	A clear mechanism that enables shareholders to communicate directly with the Board and an active shareholder outreach and engagement program;
●	A proxy access bylaw provision;
●	Ongoing review and refreshment of Board membership;
●	Robust lead independent director duties;
●	A special meeting bylaw provision; and
●	An annual say-on-pay vote.

More information about our governance practices is provided on pages 10-21. We firmly believe that our existing corporate governance practices strike the right balance and ensure shareholders have appropriate means to express their views to the Board and fellow shareholders.

For the reasons stated above, the Board of Directors unanimously recommends that you vote AGAINST this proposal.

SHAREHOLDER PROPOSAL DEADLINES
Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC regulations and with our Bylaws. Any such proposal for the 2020 Annual Meeting of Shareholders must comply with applicable regulations and be received by the Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510, as follows:

To be eligible for inclusion in our proxy statement and form of proxy, shareholder proposals must be received no later than November 30, 2019. To be eligible to be presented from the floor for vote at the meeting, shareholder proposals must be received during the period that begins October 31, 2019 and ends November 30, 2019.

SHAREHOLDER RECOMMENDATIONS AND NOMINATIONS
The Governance and Nominating Committee will consider director candidates recommended by shareholders. Any such recommendation should include:

●	biographical information on the candidate, including all positions held as an employee, officer, partner, director, or ten percent owner of all organizations, whether for profit or not-for-profit, and other relevant experience;
●	a description of any relationship between the candidate and the recommending shareholder;
●	a statement requesting that the Board consider nominating the individual for election as a director;
●	written consent of the proposed candidate to being named as a nominee; and
●	proof of the recommending shareholder’s stock ownership.

Recommendations by shareholders must be in writing and addressed to the Chair of the Governance and Nominating Committee, c/o Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510. To ensure that the Governance and Nominating Committee will have adequate time to consider all candidates, shareholder recommendations must be received no later than November 30, 2019, in order to be considered for nomination for election at the 2020 Annual Meeting of Shareholders.

A shareholder may directly nominate an individual for election as director instead of (or in addition to) recommending a candidate for the Governance and Nominating Committee’s consideration. Unless allowed under our “Proxy Access for Director Nominations” bylaw provision, which was adopted by our Board in 2016, or required by SEC regulations, shareholder nominees will not appear in our proxy statement or on the proxy card for the annual meeting. Our proxy access bylaw provision permits a group of shareholders holding 3% of our outstanding shares for at least 3 years, and who otherwise comply with the Corporation’s Bylaws, to nominate up to 20% of the Board of Directors (with a minimum of 2 nominees), with up to 20 shareholders permitted to aggregate their holdings to reach the 3% threshold.

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Shareholders wishing to nominate an individual for election as a director at an annual meeting must comply with our “Nominations of Directors” Bylaw provision. A copy of our Bylaws is available on our website, www.norfolksouthern.com, on the “Invest in NS” page under “Governance Documents.” For such nominations to be eligible for inclusion on the ballot at the 2020 Annual Meeting of Shareholders, the nominations must comply with the “Nomination of Directors” Bylaw provision and must be received during the period that begins October 31, 2019, and ends November 30, 2019.

As described in the Corporate Governance Guidelines, the Governance and Nominating Committee considers potential candidates to be nominated for election as directors, whether recommended by a shareholder, director, member of management, or consultant retained to identify, evaluate and recommend potential candidates for election to the Board. The Governance and Nominating Committee reviews the current biography of the potential candidate and additional information provided by the individual or group that recommended the candidate for consideration. The Governance and Nominating Committee fully considers the qualifications of all candidates including how the nominee will contribute to the diversity of the Board, and recommends the nomination of individuals who, in the Governance and Nominating Committee’s judgment, will best serve the long-term interests of all shareholders. In the judgment of the Governance and Nominating Committee and the Board, all director nominees recommended by the Governance and Nominating Committee should, at a minimum:

●	be of high ethical character and have personal and professional reputations consistent with our image and reputation;
●	have experience as senior executives of public companies or leaders of large organizations, including charitable and governmental organizations, or have other experience at a strategy or policy setting level that would be beneficial to us;
●	be able to represent all of our shareholders in an objective and impartial manner; and
●	have time available to devote to board activities.

It is the intent of the Governance and Nominating Committee and the Board that at least one director on the Board will qualify as an “audit committee financial expert,” as that term is defined in regulations of the SEC.

OTHER MATTERS
The Board of Directors does not know of any other matters to be presented at the 2019 Annual Meeting, other than as noted elsewhere in this Proxy Statement. If other matters are properly brought for a vote before the 2019 Annual Meeting or at any postponement or adjournment thereof, your proxy gives authority to the persons named as proxies on the proxy card or voting instruction form to vote on these matters in accordance with their best judgment. The Chairman may refuse to allow the presentation of a proposal or a nomination for the Board at the Annual Meeting if it is not properly submitted.

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Stock Ownership Information | 2019 Annual Meeting and Proxy Statement

STOCK OWNERSHIP INFORMATION

Applicable SEC rules require that we furnish you the following information relating to the oversight and management of Norfolk Southern and to certain matters concerning our Board of Directors and officers who are designated by our Board of Directors as executive officers for purposes of the Securities Exchange Act of 1934 (“Executive Officers”).

BENEFICIAL OWNERSHIP OF STOCK
Based solely on our records and our review of the most recent Schedule 13G filings with the SEC, the following tables show information concerning the persons or groups known to Norfolk Southern to be beneficial owners of more than five percent of our common stock, our only class of voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	The Vanguard Group[1]	21,026,933[1]	7.72%[1]
Stock	100 Vanguard Blvd., Malvern, PA 19355
Common	BlackRock, Inc.[2]	20,052,895[2]	7.4%[2]
Stock	55 East 52nd Street, New York, NY 10055
[1]

The Vanguard Group reported in its Schedule 13G filing that it beneficially owned 7.72% of our common stock as of December 31, 2018, and that as of that date it had sole voting power with respect to 369,040 of these shares, shared voting power with respect to 84,316 of these shares, sole investment power with respect to 20,631,632 of these shares, and shared investment power with respect to 395,301 of these shares.

[2]

BlackRock, Inc. reported in its Schedule 13G filing that it beneficially owned 7.4% of our common stock as of December 31, 2018, and that as of that date, it had sole voting power with respect to 17,057,869 of these shares, shared voting power with respect to none of these shares, and sole investment power with respect to all of these shares.

The following table shows, as of March 1, 2019, the beneficial ownership of our common stock for:

(1)	each director and each nominee;
(2)

our principal executive officer, our principal financial officer, and each of the other three most highly compensated Executive Officers based on total compensation for 2018 (collectively, the “Named Executive Officers”); and

(3)	all directors and Executive Officers as a group.

Unless otherwise indicated by footnote to the table, all such shares are held with sole voting and investment power, and no director or Executive Officer beneficially owns any Norfolk Southern equity securities other than our common stock. Each individual director and each Executive Officer, as well as all the directors and Executive Officers together as a group, beneficially own less than 1% of the shares of our common stock outstanding as of March 1, 2019.

Name	Shares of Common Stock[1]	Name	Shares of Common Stock[1]
Thomas D. Bell, Jr.	22,768[2]	Martin H. Nesbitt	10,949[2]
Daniel A. Carp	40,843[2]	Jennifer F. Scanlon	1,019[2]
Mitchell E. Daniels, Jr.	2,454[2]	James A. Squires	216,752[3]
Marcela E. Donadio	2,481[2]	John R. Thompson	11,098[2]
Thomas C. Kelleher	0[2]	Cynthia C. Earhart	94,622[4]
Steven F. Leer	75,885[2]	John M. Scheib	8,437[5]
Michael D. Lockhart	3,732[2]	Alan H. Shaw	26,582[6]
Amy E. Miles	10,949[2]	Michael J. Wheeler	15,951[7]
17 directors and Executive Officers as a group (including the persons named above)			545,154[8]
[1]

Each director and each Executive Officer has sole voting and investment power with respect to his or her shares, except with respect to 27 shares over which Ms. Donadio has shared voting and investment power through other accounts. The amounts include 10,248 shares held in two irrevocable trusts for the benefit of Mr. Squires’ children over which Mr. Squires has disclaimed beneficial ownership, and 322 shares held by a person whose ownership may be attributable to Ms. Earhart but over which Ms. Earhart has disclaimed beneficial ownership.

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[2]

For directors elected to the Board before January 2015, includes a one-time grant of 3,000 restricted shares to each non-employee director when that director was first elected to the Board. These grants were made pursuant to the Directors’ Restricted Stock Plan; the director may vote these shares, but has no investment power over them until they are distributed. The amounts reported also include restricted stock units which are vested and would be distributable within 60 days of a director leaving the Board: Mr. Bell, 19,768; Mr. Carp, 36,923; Mr. Daniels, 2,454; Ms. Donadio, 2,454; Mr. Kelleher, 0; Mr. Leer, 72,885; Mr. Lockhart, 24,905; Ms. Miles, 7,949; Mr. Nesbitt, 7,949; Ms. Scanlon, 1,019; and Mr. Thompson, 7,949. These restricted stock units will be settled in stock. While the directors have neither voting power nor investment power over the shares underlying these restricted stock units, the directors are entitled to receive the shares immediately upon leaving the Board. See “Non-Employee Director Compensation Table - Long-Term Incentive Plan” for more information regarding these restricted stock units. The amounts reported also include shares credited to certain directors’ accounts in a Dividend Reinvestment Plan. The amounts reported do not include 970 restricted stock units awarded pursuant to the Long-Term Incentive Plan to directors who were serving on the Board on January 28, 2019, which will ultimately be settled in shares of common stock upon the satisfaction of applicable vesting requirements but which do not vest within 60 days of March 1, 2019. In addition, the amounts reported do not include restricted stock units awarded under the Long-Term Incentive Plan for Mr. Lockhart, which units will ultimately be settled in shares of common stock; because Mr. Lockhart has elected to have those awards distributed in ten annual installments beginning in the January after he ceases to be a director, the stock would not be issuable within 60 days of March 1, 2019, and thus is not considered common stock that is beneficially owned for SEC disclosure purposes.

[3]

Includes 156 shares credited to Mr. Squires’ account in our Thrift and Investment Plan; 82,120 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Squires has the right to acquire beneficial ownership within 60 days of March 1, 2019; 34,886 shares owned by Mr. Squires’ spouse and attributable to Mr. Squires; and 10,248 shares held in irrevocable trusts for the benefit of Mr. Squires’ children and for which Mr. Squires has disclaimed beneficial ownership.

[4]

Includes 34,073 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Ms. Earhart has the right to acquire beneficial ownership within 60 days of March 1, 2019; and 322 shares owned by a person whose ownership may be attributable to Ms. Earhart and for which Ms. Earhart has disclaimed beneficial ownership.

[5]

Includes 64 shares credited to Mr. Scheib’s account in our Thrift and Investment Plan; and 3,250 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Scheib has the right to acquire beneficial ownership within 60 days of March 1, 2019.

[6]

Includes 1,680 shares credited to Mr. Shaw’s account in our Thrift and Investment Plan; and 11,930 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Shaw has the right to acquire beneficial ownership within 60 days of March 1, 2019.

[7]

Includes 29 shares credited to Mr. Wheeler’s account in our Thrift and Investment Plan; and 959 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Wheeler has the right to acquire beneficial ownership within 60 days of March 1, 2019.

[8]

Includes 1,930 shares credited to Executive Officers’ individual accounts under our Thrift and Investment Plan. Also includes: 132,962 shares subject to stock options granted to Executive Officers pursuant to our Long-Term Incentive Plan with respect to which the participant has the right to acquire beneficial ownership within 60 days of March 1, 2019; and the shares attributable to Mr. Squires and Ms. Earhart described above. For officers, this amount does not include restricted stock units which will ultimately be settled in shares of common stock upon the satisfaction of applicable vesting requirements but which do not vest within 60 days of March 1, 2019.

ADDITIONAL OWNERSHIP
Our directors hold additional instruments that are not reported in the beneficial ownership table above but that represent additional financial interests in the Corporation that are subject to the same market risk as ownership of our common stock. The following table shows, as of March 1, 2019:

●	the shares of common stock (and restricted stock units to be settled in shares of common stock) beneficially owned;
●	the restricted stock units which will be settled in shares of common stock but which are not considered common stock that is beneficially owned for SEC disclosure purposes; and
●	the number of NS stock units credited to those non-employee directors who have made elections under the Directors’ Deferred Fee Plan to defer all or a portion of compensation and have elected to invest such amounts in phantom units of our common stock.

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Stock Ownership Information | 2019 Annual Meeting and Proxy Statement

A more detailed discussion of director compensation can be found in “Non-Employee Director Compensation.” A stock unit represents the economic equivalent of a share of our common stock and serves to align the directors’ individual financial interests with the interests of our shareholders because the value of the directors’ holdings fluctuates with the price of our common stock. These stock units ultimately are settled in cash.

Name	Number of Shares Beneficially Owned[1]	Number of RSUs not counted toward Beneficial Ownership[2]	Number of NS Stock Units[3]	Total
Thomas D. Bell, Jr.	22,768	970	0	23,738
Daniel A. Carp	40,843	970	6,790	48,603
Mitchell E. Daniels, Jr.	2,454	970	0	3,424
Marcela E. Donadio	2,481	970	0	3,451
Thomas C. Kelleher	0	970	0	970
Steven F. Leer	75,885	970	39,039	115,894
Michael D. Lockhart	3,732	25,875	13,950	43,557
Amy E. Miles	10,949	970	0	11,919
Martin H. Nesbitt	10,949	970	0	11,919
Jennifer F. Scanlon	1,019	970	0	1,989
John R. Thompson	11,098	970	0	12,068
[1]	Figures in this column are based on the beneficial ownership that appears on page 70.
[2]

Restricted Stock Units (RSUs) are bookkeeping units, the value of each of which corresponds to one share of our common stock. RSUs are granted to non-employee directors on an annual basis, and dividends paid on our common stock are added to the director’s RSU balance. Upon termination of the individual’s service as a director, the RSUs will be settled in shares of our common stock in a lump sum or ten annual installments, in accordance with the director’s election. For each of the directors, the amount in this column includes the 970 RSUs awarded to directors serving on the Board on January 28, 2019, which will ultimately be settled in shares of common stock upon the satisfaction of applicable vesting requirements but which do not vest within 60 days of March 1, 2019. For Mr. Lockhart, the amount in this column also includes RSUs which will ultimately be settled in shares of common stock but which would not be issuable within 60 days of March 1, 2019, as he has elected to have the awards distributed in annual installments beginning in the January after he ceases to be a director.

[3]

Represents NS stock units credited to the accounts of non-employee directors who have elected under the Directors’ Deferred Fee Plan to defer all or a portion of compensation and have elected to invest such amounts in “phantom” units whose value is measured by the market value of shares of our common stock, but which ultimately will be settled in cash, not in shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Securities Exchange Act of 1934 requires our directors and Executive Officers and any persons beneficially owning more than 10 percent of a class of our stock to file reports of beneficial ownership and changes in beneficial ownership (Forms 3, 4, and 5) with the SEC. Based solely on our review of copies of Forms 3, 4, and 5 available to us, or written representations that no Forms 5 were required, we believe that all required Forms concerning 2018 beneficial ownership were filed on time by all directors and Executive Officers.

Norfolk Southern Corporation	Page 72	www.norfolksouthern.com

Voting and Proxies | 2019 Annual Meeting and Proxy Statement

VOTING AND PROXIES

This Proxy Statement and the proxy card relate to the Board of Directors’ solicitation of your proxy for use at our Annual Meeting of Shareholders to be held on May 9, 2019. The following questions and answers provide guidance on how to vote your shares.

WE WANT TO HEAR FROM YOU - VOTE TODAY.

Who can vote?
Shareholders who are record owners of our common stock as of the close of business on March 1, 2019, are entitled to notice of and to vote at the 2019 Annual Meeting.

As of the close of business on the Friday, March 1, 2019, record date, 287,110,339 shares of our common stock were issued and outstanding. Of those shares, 266,789,562 shares were owned by shareholders entitled to one vote per share. The remaining 20,320,777 shares were held by our wholly owned subsidiaries, which are not entitled to vote those shares under Virginia law.

What will I be voting on?
Shareholders will be voting (i) to elect directors of Norfolk Southern (Item 1); (ii) to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Item 2); (iii) on an advisory basis, on executive compensation as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures in this Proxy Statement (Item 3); and (iv) if properly presented at the meeting, a shareholder proposal regarding simple majority vote (Item 4). Item 3 is being provided as required by Section 14A of the Securities Exchange Act of 1934.

Our Board of Directors is recommending that shareholders vote FOR Items 1, 2, and 3, and AGAINST Item 4.

How will these matters be decided at the Annual Meeting?

Voting Item		Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Recommendation
1.	Election of directors	Majority of votes cast	Not counted as votes cast and therefore no effect.	FOR EACH NOMINEE
2.	Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Abstentions are not counted as votes cast and therefore no effect. Brokers have discretionary authority to vote without direction from the beneficial owner. If cast, the votes count.	FOR
3.	Approval of advisory resolution on executive compensation	Majority of votes cast	Not counted as votes cast and therefore no effect.	FOR
4.	Shareholder proposal regarding simple majority vote	Majority of votes cast	Not counted as votes cast and therefore no effect.	AGAINST

If you sign and return the proxy card without specifying your vote on a particular voting item, your shares will be voted in accordance with the Board Recommendation unless you revoke your proxy before the shares are voted.

We have a majority voting standard for election of directors. Each director nominee who receives a majority of the votes cast will be elected. Any current director who does not meet this standard must, pursuant to our Bylaws, promptly tender resignation to the Board of Directors for consideration by our Governance and Nominating Committee.

How many shares are needed at the Annual Meeting to constitute a quorum?
The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the 2019 Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Who is soliciting my proxy?
The Board of Directors is soliciting your proxy to vote your shares at the 2019 Annual Meeting. If you give the Board of Directors your proxy, your shares will be voted in accordance with the selections you indicate on the proxy card.

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Voting and Proxies | 2019 Annual Meeting and Proxy Statement

Who is paying for this solicitation?
Norfolk Southern pays the cost of preparing proxy materials and soliciting proxies, including the reimbursement, upon request, of trustees, brokerage firms, banks, and other nominee record holders for the reasonable expenses they incur to forward proxy materials to beneficial owners. Our officers and other employees may solicit proxies by telephone, facsimile, electronic mail, or personal interview; they receive no additional compensation for doing so. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated cost of $17,500, plus reasonable out-of-pocket expenses.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered a “shareholder of record” with respect to those shares. If your shares are held in a brokerage account or bank, broker, or other nominee, you are considered the “beneficial owner” of such shares.

How do I vote if I am a shareholder of record?
If you are the record owner of any shares of our common stock (the shares are registered in your name) and received your materials by mail, you may vote your shares by completing, signing, and dating the proxy card and mailing it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

You also may vote by telephone or the Internet in the manner described on the proxy card or the Notice of Internet Availability. You may also vote in person by ballot by attending the Annual Meeting. To be admitted to the Annual Meeting, you must bring an admission ticket and a valid, government-issued photo identification. Please see “How do I gain admission to the Annual Meeting?” for more information.

How do I vote if I am a beneficial owner of the shares?
If you are the beneficial owner of any shares (the shares are held in street name by a broker, bank, or other nominee), which is therefore the record holder of your shares), you may submit your voting instructions to the record holder using the voting instruction card if you requested these materials by mail or in the manner described on the Notice of Internet Availability. The record holder will then vote your shares in accordance with your voting instructions. You can only vote in person at the Annual Meeting if you bring an admission ticket and a valid, government-issued photo identification and a legal proxy from the record holder (the broker, bank, or other nominee that holds your shares) assigning its voting authority to you. Please promptly contact the record holder that holds your shares for instructions on how to obtain a legal proxy if you intend to vote in person at the Annual Meeting.

Shares held in street name by a broker may be voted on certain matters even if the beneficial owner does not provide the broker with voting instructions; brokers have the authority under New York Stock Exchange Listing Standards to vote shares for which their customers - the beneficial owners - do not provide voting instructions on certain “routine” matters. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Item 2) is considered a routine matter for which brokers may vote shares they hold in street name, even in the absence of voting instructions from the beneficial owner. The election of directors (Item 1), approval of advisory resolution on executive compensation (Item 3), and the shareholder proposal regarding simple majority vote (Item 4) are not considered routine matters, and a broker cannot vote shares it holds in street name on these items if it has not received voting instructions from the beneficial owner of the shares with respect to these items.

How do I vote if I own common stock through an employee plan?
If shares are credited to your account in the Norfolk Southern Corporation Thoroughbred Retirement Investment Plan or the Thrift and Investment Plan, you will receive a voting instruction form from the trustee of that plan. Your instructions submitted by mail, over the telephone, or by Internet serve as voting instructions for the trustee of the plans, Vanguard Fiduciary Trust Company. If your instructions are not received by the trustee by 11:59 P.M. Eastern Daylight Time on May 6, 2019, the trustee will vote your shares for each item on the proxy card in the same proportion as the shares that are voted for that item pursuant to the voting instructions received by the trustee from the other participants in the respective plan. While employee plan participants may instruct the trustee how to vote their plan shares, employee plan participants cannot vote their plan shares in person at the Annual Meeting.

What if I change my mind after I vote?
Any shareholder of record may revoke a previously submitted proxy at any time before the shares are voted by: (a) giving written notice of revocation to our Corporate Secretary; (b) submitting new voting instructions over the telephone or the Internet; (c) delivering a new, validly completed, later-dated proxy card; or (d) attending the 2019 Annual Meeting and

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Voting and Proxies | 2019 Annual Meeting and Proxy Statement

voting in person. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee, or, if you have obtained a legal proxy from your broker, bank, or other nominee giving you the right to vote your shares, by attending the 2019 Annual Meeting and voting in person. Employee plan participants may change their voting instructions by submitting new voting instructions to Vanguard Fiduciary Trust Company prior to 11:59 P.M. Eastern Daylight Time on May 6, 2019.

How do I gain admission to the Annual Meeting?
Only shareholders or their legal proxies may attend the Annual Meeting. All shareholders will need an admission ticket and a valid, government-issued photo identification to gain admission. To obtain a ticket, shareholders must access Shareholder Meeting Registration at www.proxyvote.com and follow the instructions provided. If you are unable to print your ticket, please call Broadridge Financial Solutions, Inc., at 800-690-6903 for assistance.

For security purposes, suitcases, backpacks and packages, briefcases, large pocketbooks or bags, and weapons are not permitted to be brought into the Annual Meeting. Also, the use of cell phones, smartphones, other personal communication devices, tablets, cameras, recording equipment and other electronic devices is prohibited in the Annual Meeting.

What if my disability may make it difficult for me to attend?
We are happy to provide reasonable assistance to help you access the meeting space where the Annual Meeting is being held. Please call or write our Corporate Secretary at least two weeks before the meeting to discuss how we can assist you.

What is householding?
As permitted by the Securities Exchange Act of 1934, we may deliver a single copy of the Annual Report and proxy statement, or the Notice of Internet Availability, to multiple record shareholders sharing an address. This is known as householding. Upon request, we will promptly deliver a separate copy of the Annual Report or proxy statement to a shareholder at a shared address to which a single copy of the document was delivered. If you would like a separate copy of this proxy statement or the 2018 Annual Report now or in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact: Denise W. Hutson, Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510 (telephone 757-823-5567).

Are votes confidential? Who counts the votes?
We have policies in place to safeguard the confidentiality of proxies and ballots. American Election Services, LLC, Rockville, Maryland, which we have retained to tabulate all proxies and ballots cast at the 2019 Annual Meeting, is bound contractually to maintain the confidentiality of the voting process. In addition, each Inspector of Election will have taken the oath required by Virginia law to execute duties faithfully and impartially.

None of our employees or members of our Board of Directors have access to completed proxies or ballots and, therefore, do not know how individual shareholders vote on any matter. However, when a shareholder writes a question or comment on a proxy or ballot, or when there is a need to determine the validity of a proxy or ballot, our management and/or their representatives may be involved in providing the answer to the question or in determining such validity.

Who can I call with questions?
You may contact:

Denise W. Hutson, Corporate Secretary
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510
Telephone 757-823-5567

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Voting and Proxies | 2019 Annual Meeting and Proxy Statement

Reconciliation of Non-GAAP Financial Measures
Information included within this Proxy Statement includes non-GAAP financial measures, as defined by SEC Regulation G. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

The following table adjusts the 2017 GAAP results to exclude the effects of remeasurement of net deferred tax liabilities related to the reduction of the federal tax rate from 35 percent to 21 percent (2017 tax adjustments).

The Corporation uses these non-GAAP financial measures internally and believes this information provides supplemental information to investors to facilitate making period-to-period comparisons by excluding the effects of 2017 tax adjustments. While the Corporation believes that these non-GAAP financial measures are useful in evaluating the Corporation’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

Year-Ended Dec. 31, 2017 ($ in millions except per share amounts)
Railway operating expenses	$7,029
Effect of 2017 tax adjustments	$151
Adjusted railway operating expenses	$7,180
Income from railway operations	$3,522
Effect of 2017 tax adjustments	$(151)
Adjusted income from railway operations	$3,371
Operating ratio (%)	66.6%
Effect of 2017 tax adjustments (%)	1.5%
Adjusted operating ratio (%)	68.1%
Net income	$5,404
Effect of 2017 tax adjustments	$(3,482)
Adjusted net income	$1,922
Diluted earnings per share	$18.61
Effect of 2017 tax adjustments	$(12.00)
Adjusted diluted earnings per share	$6.61

Note: We adopted Financial Accounting Standards Board Accounting Standards Update 2017-07 “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” on January 1, 2018. The retrospective application resulted in an offsetting increase in “Compensation and benefits” expense within “Railway operating expenses” and an increase in “Other income -net” on the Consolidated Statements of Income of $64 million for 2017. This reclassification resulted in a 70 basis point increase in the previously reported full year 2017 railway operating ratio.

Norfolk Southern Corporation	Page 78	www.norfolksouthern.com

YOUR VOTE IS IMPORTANT

**PLEASE VOTE YOUR PROXY CARD
OR VOTING INSTRUCTION FORM**

2019
3678
3678

NORFOLK SOUTHERN CORPORATION
ATTN: JOSEPH C. WOLFE
THREE COMMERCIAL PLACE
NORFOLK, VA 23510

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Wednesday, May 8, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic proxy card. Then follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Wednesday, May 8, 2019. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Complete, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING REGISTRATION
To attend the meeting in person, go to the “Register for Meeting” link at www.proxyvote.com.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E54173-P16157-Z73718	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NORFOLK SOUTHERN CORPORATION
The Board of Directors recommends you vote FOR items 1-3:
1.	Elections of Directors
	Nominees:		For	Against	Abstain
	1a.	Thomas D. Bell, Jr.	☐	☐	☐

	1b.	Daniel A. Carp	☐	☐	☐

	1c.	Mitchell E. Daniels, Jr.	☐	☐	☐

	1d.	Marcela E. Donadio	☐	☐	☐

	1e.	Thomas C. Kelleher	☐	☐	☐

	1f.	Steven F. Leer	☐	☐	☐

	1g.	Michael D. Lockhart	☐	☐	☐

	1h.	Amy E. Miles	☐	☐	☐

	1i.	Jennifer F. Scanlon	☐	☐	☐

	1j.	James A. Squires	☐	☐	☐

	1k.	John R. Thompson	☐	☐	☐

The Board of Directors recommends you vote FOR items 1-3:		For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP, independent registered public accounting firm, as Norfolk Southern's independent auditors for the year ending December 31, 2019.	☐	☐	☐

3.	Approval of advisory resolution on executive compensation, as disclosed in the proxy statement for the 2019 Annual Meeting of Shareholders.	☐	☐	☐

The Board of Directors recommends you vote AGAINST item 4:		For	Against	Abstain
4.	If properly presented at the meeting, a shareholder proposal regarding simple majority vote.	☐	☐	☐

NOTE: In addition, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For address changes and/or comments, please mark this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E54174-P16157-Z73718
PROXY
NORFOLK SOUTHERN CORPORATION
THREE COMMERCIAL PLACE, NORFOLK, VIRGINIA 23510
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2019
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and authorizes John M. Scheib, Denise W. Hutson, and Virginia K. Fogg, and each or any of them, proxy for the undersigned, with full power of substitution, to represent and vote all shares of Norfolk Southern Corporation common stock held by the undersigned with the same force and effect as the undersigned at the Annual Meeting of Shareholders of Norfolk Southern Corporation to be held at The Westin Peachtree Plaza, 210 Peachtree Street, NW, Atlanta, Georgia 30303 on Thursday, May 9, 2019, at 8:30 a.m., Eastern Daylight Time, and at any adjournments, postponements or rescheduling thereof, upon the matters more fully set forth in the proxy statement dated March 29, 2019, and to transact such other business as properly may come before the meeting.

The undersigned acknowledges receipt of the Notice and Proxy Statement dated in each case March 29, 2019. All other proxies heretofore given by the undersigned to vote shares of Norfolk Southern Corporation common stock are expressly revoked hereby.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS, AND APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION, AND "AGAINST" THE SHAREHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)